Exhibit 4.2

DESCRIPTION OF THE REGISTRANT’S REGISTERED SECURITIES

Class A common stock, par value $0.001 per share (the “Class A Stock”), and class B common stock, par value $0.001 per share (the “Class B Stock”), constitute the common stock of Strategy Inc (the “Company”). 10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value per share (“STRF Stock”), Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value per share (“STRC Stock”), 10.00% Series A Perpetual Stream Preferred Stock, $0.001 par value per share (“STRE Stock”), 8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share (the “STRK Stock”) and 10.00% Series A Perpetual Stride Preferred Stock, $0.001 par value per share (the “STRD Stock”) constitutes the outstanding preferred stock of the Company. The following is a description of the STRF Stock, STRC Stock, STRK Stock, STRD Stock, and Class A Stock, which are the only securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The following description summarizes certain information regarding the STRF Stock, STRC Stock, STRK Stock, STRD Stock and Class A Stock set forth in the Company’s Second Restated Certificate of Incorporation, as amended (the “Certificate”), the applicable certificate of designations (as amended, restated, supplemented, or ratified, as applicable, from time to time) of preferred stock, and the Company’s Second Amended and Restated By-laws (the “By-laws”), as well as relevant provisions of the Delaware General Corporation Law (the “DGCL”). The description is qualified in its entirety by reference to the Certificate, the applicable certificate of designations, and the By-laws (each as amended, restated, supplemented, or ratified, as applicable, from time to time), which are incorporated by reference to Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16, and 3.17 to the Annual Report on Form 10-K of which this Exhibit 4.2 is a part, and the applicable provisions of the DGCL.

Authorized Capital Stock

As of December 31, 2025, the Company’s authorized capital stock consists of 10,330,000,000 shares of Class A Stock, 165,000,000 shares of Class B Stock, and 1,005,000,000 shares of preferred stock, par value $0.001 per share, of which 33,200,000 have been designated as shares of STRF Stock, 70,435,353 have been designated as shares of STRC Stock, 7,750,000 have been designated as shares of STRE Stock, 269,800,000 have been designated as shares of STRK Stock, and 61,175,700 have been designated as shares of STRD Stock.

Provisions that May Have Anti-takeover Effects

Delaware Anti-takeover Law. The Company is a Delaware corporation subject to Section 203 of the DGCL (“Section 203”). Under Section 203, certain “business combinations” between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (1) the corporation has elected in its certificate of incorporation not to be governed by Section 203 (the Company has not made such an election), (2) the business combination or transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before such stockholder became an interested stockholder, (3) upon consummation of the transaction that made such stockholder an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer), or (4) the business combination is approved by the board of directors of the corporation and authorized at a meeting by two-thirds of the voting stock, which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, and is approved or not opposed by a majority of the directors then in office who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions which increase an interested stockholder’s percentage ownership of stock. The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock, together with the affiliates or associates of that stockholder.

Exclusive Forum Provision. Under the By-laws, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery of the State of Delaware does not have jurisdiction, then any other state court located in the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee, or stockholder of the Company to the Company or its stockholders, (3) any action asserting a claim arising pursuant to a provision of the DGCL, Certificate, or By-laws (in each case, as they may be amended from time to time), or (4) any action asserting a claim governed by the internal affairs doctrine.

Class A Common Stock

Voting Rights. Holders of Class A Stock are entitled to one (1) vote per share. Holders of Class A Stock and Class B Stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may be required by Delaware law or as otherwise expressly specified in the Certificate. The Class A Stock does not have cumulative voting. Directors are elected to the Company’s board of directors by a plurality of the votes cast in such election. Any matters other than the election of directors to be voted upon by the stockholders at a meeting are decided by the affirmative vote of a majority of the votes cast by the holders of the Company’s capital stock entitled to vote, except when a different vote is required by law, the Certificate, or the By-laws. The Company may increase or decrease the number of authorized shares of Class A Stock by action of the Company’s board of directors and the affirmative vote of a majority of the voting power of the Company’s capital stock entitled to vote.

Dividends. Holders of Class A Stock are entitled to receive dividends when and if declared by the Company’s board of directors, out of legally available funds. The Company may not make any dividend or distribution with respect to any class of the Company’s common stock unless at the same time it makes a ratable dividend or distribution with respect to each outstanding share of the Company’s common stock, regardless of class. In the case of a stock dividend or other distribution payable in shares of a class of common stock, only shares of Class A Stock may be distributed with respect to Class A Stock and only shares of Class B Stock may be distributed with respect to Class B Stock, and the number of shares of common stock payable per share must be equal for each class. The Company’s ability to declare, pay, or set aside dividends on the Company’s common stock is subject to any preferential rights, powers, and preferences of any then-outstanding preferred stock.

Subdivision, Consolidation, Reclassification, or Other Changes. None of the shares of any class of the Company’s common stock may be subdivided, consolidated, reclassified, or otherwise changed unless concurrently shares of the other class of common stock are subdivided, consolidated, reclassified, or otherwise changed in the same proportion and manner.

Conversion Rights. Class A Stock has no conversion rights.

Merger. Upon the Company’s merger or consolidation, holders of each class of common stock will be entitled to receive equal per share payments or distributions, except that in any transaction in which shares of capital stock are distributed, such shares may differ only to the extent that the Class A Stock and Class B Stock differ as provided in the Certificate.

Liquidation. Upon the Company’s dissolution or liquidation, holders of each class of common stock will be entitled to receive ratably all of the Company’s assets available for distribution to stockholders, subject to any preferential rights, powers, and preferences of any then-outstanding preferred stock.

Other Provisions. Holders of Class A Stock are not entitled to preemptive rights. The rights of holders of Class A Stock are subject to the rights, powers, and preferences of holders of shares of any then-outstanding preferred stock.

Preferred Stock

The Company’s board of directors is authorized, without further action by the Company’s stockholders, to issue up to 1,005,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences, and the relative participating, optional, or other special rights, qualifications, limitations, or restrictions of the shares of each series of preferred stock, including the 33,200,000 shares of STRF Stock, 70,435,353 shares of STRC Stock, 7,750,000 shares of STRE Stock, 269,800,000 shares of STRK Stock, and 61,175,700 shares of STRD Stock that have been authorized by the Company’s board of directors. The issuance of preferred stock could impede the completion of a merger, tender offer, or other takeover attempt.

Set forth below are descriptions of additional terms of the STRF Stock, STRC Stock, STRK Stock and STRD Stock. Capitalized words used in any such description but not defined therein shall have the meanings set forth above. Any conflicting capitalized terms between the above and any of the below descriptions shall have the meaning set forth in the applicable description below. Any capitalized term defined in description of one series of preferred stock below shall apply solely for purposes of the description of that series and shall not be deemed to apply to any description of any other series. Further, any conflicting capitalized terms between any two or more descriptions below shall have the meanings set forth in the applicable description.
* * * * *

10.00% Series A Perpetual Strife Preferred Stock
General
References to “we,” “us” and “our” herein refer to Strategy Inc only and not to any of its subsidiaries.
Without the consent of any holder, we may, by resolution of our board of directors (as defined below under the caption “-Definitions”), increase the total number of authorized shares of STRF Stock, except that in no event will such increase be by an amount that exceeds the total number of authorized and undesignated shares of our preferred stock. In addition, without the consent of any holder of STRF Stock, we may issue additional STRF Stock with the same terms as the STRF Stock we are offering (except for certain differences, such as the date as of which regular dividends begin to accumulate on, the first regular dividend payment date for, and transfer restrictions applicable to, such additional STRF Stock). Furthermore, without the consent of any holder, we may resell any STRF Stock that we or any of our “subsidiaries” (as defined below under the caption “-Definitions”) has purchased or otherwise acquired. However, such additional or resold STRF Stock must be identified by a separate CUSIP number or by no CUSIP number if they are not fungible, for purposes of federal securities laws or, if applicable, the “depositary procedures” (as defined below under the caption “-Definitions”), with other STRF Stock that is then outstanding. In addition, without the consent of any holder, we may create and issue, or increase the authorized or issued number of, any other class or series of stock, provided that such class or series of stock is not “dividend senior stock” or “liquidation senior stock” (as those terms are defined below under the caption “-Definitions”).
Transfer Agent, Registrar and Paying Agent
U.S. Bank Trust Company, National Association is the initial transfer agent, registrar and paying agent for the STRF Stock. However, without prior notice to the preferred stockholders, we may change the transfer agent, registrar and paying agent and we or any of our subsidiaries may choose to act in that capacity as well (except that the transfer agent, registrar and paying agent with respect to any global certificate must at all times be a person that is eligible to act in that capacity under the depositary procedures).
Registered Holders
Absent manifest error, a person in whose name any share of STRF Stock is registered on the registrar’s books will be considered to be the holder of that share for all purposes, and only registered holders (which, in the case of STRF Stock held through DTC, is DTC’s nominee, Cede & Co.) will have rights under our Certificate and the certificate of designations of the STRF Stock (such certificate, as amended, restated and supplemented from time to time, the “STRF Stock Certificate of Designations”) as holders of the STRF Stock. In this section, we refer to the registered holders of the STRF Stock as “holders” of the STRF Stock or “preferred stockholders.”
The STRF Stock was initially issued in global form, represented by one or more “global certificates” registered in the name of Cede & Co., as nominee of DTC, and DTC will act as the initial depositary for the STRF Stock. In limited circumstances, global certificates will be exchanged for “physical certificates” registered in the name of the applicable preferred stockholders. See “-Book Entry, Settlement and Clearance” for a definition of these terms and a description of certain DTC procedures that will be applicable to STRF Stock represented by global certificates.
Transfers and Exchanges
A preferred stockholder may transfer or exchange its STRF Stock at the office of the registrar in accordance with the STRF Stock Certificate of Designations. We, the transfer agent and the registrar may require the preferred stockholder to, among other things, deliver appropriate endorsements or transfer instruments as we or they may reasonably require. In addition, subject to the terms of the STRF Stock Certificate of Designations, we, the transfer agent and the registrar may refuse to register the transfer or exchange of any share of STRF Stock that is subject to redemption or required repurchase.

Payments on the STRF Stock
We will pay (or cause our paying agent to pay) all declared cash regular dividends or other cash amounts due on any STRF Stock represented by a global certificate by wire transfer of immediately available funds. We will pay (or cause our paying agent to pay) all declared cash regular dividends or other cash amounts due on any STRF Stock represented by a physical certificate as follows:
•if the aggregate “stated amount” (as defined below under the caption “-Definitions”) of the STRF Stock represented by such physical certificate is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such STRF Stock entitled to such cash regular dividend or amount has delivered to the paying agent, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and
•in all other cases, by check mailed to the address of such holder set forth in the register for the STRF Stock.

To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “-Definitions”) on the following date: (i) with respect to the payment of any declared cash regular dividend due on a regular dividend payment date for the STRF Stock, the immediately preceding regular record date; and (ii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.
If the due date for a payment on any STRF Stock is not a “business day” (as defined below under the caption “-Definitions”), then such payment may be made on the immediately following business day with the same force and effect as if such payment were made on that due date, and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”
Ranking
The STRF Stock ranks as follows:
•senior to any equity security, including our Class A Stock, Class B Stock, STRC Stock, STRE Stock STRK Stock and STRD Stock, with respect to the payment of dividends and with respect to the distribution of assets upon our liquidation, dissolution or winding up other than any equity security referred to in the second bullet point below;
•equally with (i) “dividend parity stock” (as defined below under the caption “-Definitions”) with respect to the payment of dividends; and (ii) “liquidation parity stock” (as defined below under the caption “-Definitions”) with respect to the distribution of assets upon our liquidation, dissolution or winding up;
•junior to our existing and future indebtedness (including all of our issued and outstanding convertible notes); and
•structurally junior to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) capital stock of our subsidiaries.
Our Class A Stock, Class B Stock, STRC Stock, STRE Stock, STRK Stock and STRD Stock constitute dividend junior stock and liquidation junior stock. The terms of the STRF Stock do not restrict us from issuing dividend parity stock or liquidation parity stock; however, we cannot issue dividend senior stock or liquidation senior stock without the consent of holders of at least a majority of the combined outstanding voting power of the STRF Stock and any voting parity stockholders.
Regular Dividends
Generally
The STRF Stock accumulates cumulative dividends (which we refer to as “regular dividends”) at a rate per annum equal to 10.00% (such rate per annum, the “regular dividend rate”) on the “stated amount” (as defined below under the caption “-Definitions”) thereof (and, to the extent described in the third immediately following paragraph, on unpaid regular dividends), regardless of whether or not declared or funds are legally available for their payment.

Subject to the other provisions described below, such regular dividends will be payable when, as and if declared by our “board of directors” (as defined below under the caption “-Definitions”), out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on each “regular dividend payment date” (as defined below under the caption “-Definitions”) to the preferred stockholders of record as of the close of business on the “regular record date” (as defined below under the caption “-Definitions”) immediately preceding the applicable regular dividend payment date.
Regular dividends on the STRF Stock will accumulate from, and including, the last date to which regular dividends have been paid (or, if no regular dividends have been paid, from, and including, March 25, 2025 (the first date the STRF Stock was issued)) to, but excluding, the next regular dividend payment date.
Declared regular dividends on the STRF Stock will be payable solely in cash in the manner, and subject to the provisions, described below under the caption “-Method of Payment.”
If any accumulated regular dividend (or any portion thereof) on the STRF Stock is not paid on the applicable regular dividend payment date (or, if such regular dividend payment date is not a business day, the next business day), then additional regular dividends, which we refer to as “compounded dividends,” will accumulate on the amount of such unpaid regular dividend, compounded quarterly at the “compounded dividend rate,” from, and including, such regular dividend payment date to, but excluding, the date the same, including all compounded dividends thereon, is paid in full. The compounded dividend rate applicable to any unpaid regular dividend that was due on a “regular dividend payment date” (as defined below under the caption “-Definitions”) (or, if such regular dividend payment date is not a business day, the next business day) will initially be a rate per annum equal to the “regular dividend rate” (as defined below under the caption “-Definitions”) plus 100 basis points; provided, however, that until such regular dividend, together with compounded dividends thereon, is paid in full, such compounded dividend rate will increase by 100 basis points per annum for each subsequent regular dividend period, up to a maximum rate of 18% per annum. Each reference herein to “accumulated” or “unpaid” regular dividends will include any compounded dividends that accumulate thereon pursuant to the provision described in this paragraph. Each payment of declared regular dividends on the STRF Stock will be applied to the earliest regular dividend period for which regular dividends have not yet been paid.
Accumulated regular dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If we fail to declare a regular dividend on or prior to a given regular record date, such failure shall constitute the issuance of a notice of deferral. Upon issuance of such notice, we shall use our commercially reasonable efforts over the following 60-day period to sell Class A Stock and/or other securities to raise proceeds in an amount sufficient to cover any deferred dividends that would have been due with respect to the applicable regular dividend payment date, plus compounded dividends thereon, on the next “deferred regular dividend payment date” (as defined below under the caption “-Definitions”). Payment of any declared regular dividend on such deferred regular dividend payment date will be made, if at all, to the preferred stockholders of record as of the close of business on the “deferred regular record date” (as defined below under the caption “-Definitions”) immediately preceding such deferred regular dividend payment date. If we fail to pay in full such regular dividend, plus compounded dividends thereon, in cash by the applicable deferred regular dividend payment date, such failure shall constitute a failure to declare and pay regular dividends for purposes of determining whether a “regular dividend non-payment event” (as defined below under the caption “-Definitions”) has occurred with respect to the right to appoint directors as described below under the caption “Voting Rights-Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events.” However, if we pay such regular dividend, plus compounded dividends thereon, on such deferred regular dividend payment date in the manner described above, then the related delay in payment shall be deemed not to constitute a failure to declare or pay regular dividends for purposes of the definition of a “regular dividend non-payment event.”

Except as described in the next paragraph, the STRF Stock Certificate of Designations does not require us to declare regular dividends on the STRF Stock, even if funds are legally available for their payment. Accordingly, we may choose not to declare regular dividends on the STRF Stock.
If we sell any shares of our Class A Stock and/or STRK Stock cash through a registered public offering (including an at-the-market offering or follow-on offering) during the 90 calendar days preceding a regular record date, then we will declare and pay the regular dividend due on the regular dividend payment date immediately after such regular record date (including, for the avoidance of doubt, compounded dividends, if any) to the extent the net proceeds to us of such sale(s) during such 90 calendar days are sufficient to pay such regular dividend. For the avoidance of doubt, payments of regular dividends will be applied in accordance with the last sentence of the fourth paragraph under this “-Regular Dividends-Generally” section. For these purposes, and for the avoidance of doubt, but without limitation, none of the following will constitute a sale of shares of our Class A Stock:
•the issuance or sale of any securities that are convertible into, or exchangeable or exercisable for, Class A Stock;
•the issuance of any shares of our Class A Stock upon the conversion, exchange or exercise of any securities referred to in the preceding bullet point; and
•the issuance or sale of any securities pursuant to a registration statement on Form S-8 (or any successor form).

For the avoidance of doubt, to the extent we fail to pay any portion of such regular dividend in cash due to the limitations described in the preceding paragraph, such portion of such regular dividend will constitute unpaid regular dividends and will accumulate compounded dividends as described under the fourth paragraph under this “-Regular Dividends-Generally” section.
Method of Payment
Each declared regular dividend on the STRF Stock will be paid in cash.
Treatment of Dividends Upon Repurchase Upon Fundamental Change or Redemption
If the “fundamental change repurchase date” (as defined below under the caption “-Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase STRF Stock”), or redemption date of any share of STRF Stock to be repurchased or redeemed is after a regular record date for a declared regular dividend on the STRF Stock and on or before the next regular dividend payment date, then the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such repurchase or redemption, as applicable, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share.
Except as described in the preceding paragraph, regular dividends on any share of STRF Stock will cease to accumulate from and after the fundamental change repurchase date or redemption date, as applicable, for such share.

Limitations on Our Ability to Pay Dividends
We may not have sufficient cash to pay regular dividends on the STRF Stock in cash. In addition, applicable law (including the DGCL), regulatory authorities and the agreements governing our indebtedness may restrict our ability to pay dividends on the STRF Stock. Similarly, statutory, contractual or other restrictions may limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us to enable us to pay regular dividends to the extent paid in cash on the STRF Stock.
Priority of Dividends; Limitation on Junior Payments; No Participation Rights
Except as described below under “-Limitation on Dividends on Parity Stock” and “-Limitation on Certain Payments,” the STRF Stock Certificate of Designations does not prohibit or restrict us or our board of directors from declaring or paying any dividend or distribution (whether in cash, securities or other property, or any combination of the foregoing) on any class or series of our stock, and, unless such dividend or distribution is declared on the STRF Stock, the STRF Stock will not be entitled to participate in such dividend or distribution.
For purposes of the descriptions below under the captions “-Limitation on Dividends on Parity Stock” and “-Limitation on Certain Payments,” a regular dividend on the STRF Stock will be deemed to have been paid if such regular dividend is declared and consideration in kind and amount that is sufficient, in accordance with the STRF Stock Certificate of Designations, to pay such regular dividend is set aside for the benefit of the preferred stockholders entitled thereto.
Limitation on Dividends on Parity Stock
If:
•less than all accumulated and unpaid regular dividends on the outstanding STRF Stock have been declared and paid as of any regular dividend payment date; or
•our board of directors declares a regular dividend on the STRF Stock that is less than the total amount of unpaid regular dividends on the outstanding STRF Stock that would accumulate to, but excluding, the regular dividend payment date following such declaration, then, until and unless all accumulated and unpaid regular dividends on the outstanding STRF Stock have been paid, no dividends may be declared or paid on any class or series of dividend parity stock unless regular dividends are simultaneously declared on the STRF Stock on a pro rata basis, such that (i) the ratio of (x) the dollar amount of regular dividends so declared per share of STRF Stock to (y) the dollar amount of the total accumulated and unpaid regular dividends per share of STRF Stock immediately before the payment of such regular dividend is no less than (ii) the ratio of (x) the dollar amount of dividends so declared or paid per share of such class or series of dividend parity stock to (y) the dollar amount of the total accumulated and unpaid dividends per share of such class or series of dividend parity stock immediately before the payment of such dividend (which dollar amount in this clause (y) will, if dividends on such class or series of dividend parity stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof).
Limitation on Certain Payments
As long as any STRF Stock is outstanding, then no dividends or distributions (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on any of our “junior stock” (as defined below under the caption “-Definitions”), and neither we nor any of our subsidiaries will purchase, redeem or otherwise acquire for value (whether in cash, securities or other property, or any combination of the foregoing) any of our junior stock or dividend parity stock, in each case unless all accumulated regular dividends, if any, on the STRF Stock then outstanding for all prior completed regular dividend periods, if any, have been paid in full. However, the restrictions described in the preceding sentence will not apply to the following:
•dividends and distributions on junior stock that are payable solely in shares of junior stock, together with cash in lieu of any fractional share;
•the purchase of any junior stock or dividend parity stock solely with the proceeds of a substantially simultaneous sale of other junior stock;
•purchases, redemptions or other acquisitions of junior stock in connection with the administration of any benefit or other incentive plan of ours (including any employment contract) in the ordinary course of business, including (x) the forfeiture of unvested shares of restricted stock, or any withholdings (including withholdings effected by a repurchase or similar transaction), or other surrender, of shares that would otherwise be deliverable upon exercise, delivery or vesting of equity awards under any such plan or contract, in each case whether for payment of applicable taxes or the exercise price, or otherwise; (y) cash paid in connection therewith in lieu of issuing any fractional share; and (z) purchases of junior stock pursuant to a publicly announced repurchase plan to offset the dilution resulting from issuances pursuant to any such plan or contract; provided, however, that repurchases pursuant to this clause (z) will be permitted pursuant to the exception described in this bullet point only to the extent that the number of shares of junior stock so repurchased does not exceed the related “number of incremental diluted shares” (as defined below under the caption “-Definitions”);
•purchases, or other payments in lieu of the issuance, of any fractional share of junior stock in connection with the conversion, exercise or exchange of such junior stock or of any securities convertible into, or exercisable or exchangeable for, junior stock;
•purchases, or other payments in lieu of the issuance, of any fractional share of dividend parity stock in connection with the conversion, exercise or exchange of such dividend parity stock or of any securities convertible into, or exercisable or exchangeable for, dividend parity stock;
•(x) dividends and distributions of junior stock, or rights to acquire junior stock, pursuant to a stockholder rights plan; and (y) the redemption or repurchase of such rights pursuant to such stockholder rights plan;
•purchases of junior stock or dividend parity stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect on the immediately preceding regular dividend payment date and such purchases, if effected immediately before such regular dividend payment date, would not have been prohibited by the provision described in the first sentence under this “-Limitation on Certain Payments” section;
•the settlement of any convertible note hedge transactions, capped call transactions or similar transactions entered into in connection with the issuance, by us or any of our subsidiaries, of any debt securities that are convertible into, or exchangeable for, our common stock (or into or for any combination of cash and our common stock based on the value of our common stock), provided such transactions are on customary terms and were entered into either (x) before March 25, 2025 or (y) in compliance with the provision described in the first sentence under this “-Limitation on Certain Payments” section;
•the acquisition, by us or any of our subsidiaries, of record ownership of any junior stock or dividend parity stock solely on behalf of persons (other than us or any of our subsidiaries) that are the beneficial owners thereof, including as trustee or custodian (or as a result of our acquisition of another person that was, immediately before such acquisition, the record or beneficial owner of such junior stock or dividend parity stock, as applicable, provided such record or beneficial ownership was not obtained in anticipation of such acquisition);
•the exchange, conversion or reclassification of dividend parity stock solely for or into junior stock or other dividend parity stock, together with the payment, in connection therewith, of cash in lieu of any fractional share; and
•the exchange, conversion or reclassification of junior stock solely for or into other junior stock, together with the payment, in connection therewith, of cash in lieu of any fractional share.

For the avoidance of doubt, the provisions described in this “-Limitation on Certain Payments” section will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any capital stock.
Any dividend senior stock that we may issue in the future in accordance with the provision described in clause (3) under the caption “-Voting Rights-Voting and Consent Rights with Respect to Specified Matters” below could contain provisions similar to the one described in this “-Limitation on Certain Payments” section, which could prohibit us from paying accumulated dividends on the STRF Stock or purchasing, redeeming or acquiring the STRF Stock until and unless we first pay accumulated dividends in full on such dividend senior stock.
Rights Upon Our Liquidation, Dissolution or Winding Up
If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, then, subject to the rights of any of our creditors, each share of STRF Stock will entitle the holder thereof to receive payment for the following amount out of our assets or funds legally available for distribution to our stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any liquidation junior stock:
•the “liquidation preference” (as defined below under the caption “-Definitions”) per share of STRF Stock as of the business day immediately before the date of such payment; and

•all unpaid regular dividends (plus compounded dividends thereon), if any, that will have accumulated on such share to, but excluding, the date of such payment.
Upon payment of such amount in full on the outstanding STRF Stock, holders of the STRF Stock will have no rights to our remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of STRF Stock and the corresponding amounts payable in respect of all outstanding shares of liquidation parity stock, if any, then, subject to the rights of any of our creditors or holders of any outstanding liquidation senior stock, such assets or funds will be distributed ratably on the outstanding shares of STRF Stock and liquidation parity stock in proportion to the full respective distributions to which such shares would otherwise be entitled.
For purposes of the provisions described above in this “-Rights Upon Our Liquidation, Dissolution or Winding Up” section, our consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of our assets (other than a sale, lease or other transfer in connection with our liquidation, dissolution or winding up) to, another person will not, in itself, constitute our liquidation, dissolution or winding up, even if, in connection therewith, the STRF Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.
The STRF Stock Certificate of Designations does not contain any provision requiring funds to be set aside to protect the liquidation preference of the STRF Stock, even though it is substantially in excess of the par value thereof. As such, we may have no assets or funds available for payment on the STRF Stock upon our liquidation, dissolution or winding up.

Voting Rights
The STRF Stock has no voting rights except as described below or as provided in our Certificate or required by the DGCL.
Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events
Generally
If a “regular dividend non-payment event” (as defined below under the caption “-Definitions”) occurs, then, subject to the other provisions described below, the authorized number of our directors will automatically increase by one (or we will vacate the offices of one director) and the preferred stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, will have the right to elect one director to fill such directorship at our next annual meeting of stockholders (or, if earlier, at a special meeting of our stockholders called for such purpose) and at each following annual meeting of our stockholders until such regular dividend non-payment event has been cured, at which time such right will terminate with respect to the STRF Stock until and unless a subsequent regular dividend non-payment event occurs. However, as a condition to the election of any such director, whom we refer to as a “preferred stock director,” such election must not cause us to violate any rule of any securities exchange or other trading facility on which any of our securities are then listed or qualified for trading requiring that a majority of our directors be independent. We refer to this condition as the “director qualification requirement.” In addition, notwithstanding anything to the contrary, our board of directors will at no time include more than two preferred stock directors, regardless of how many classes of voting parity stock (which term, solely for purposes of this sentence, includes the STRF Stock) have rights that are then exercisable to elect any number of preferred stock directors. Upon the termination of such right with respect to the STRF Stock and all other outstanding voting parity stock, if any, the term of office of any person then serving as a preferred stock director will immediately and automatically terminate (and, if the authorized number of our directors was increased by one or two, as applicable, in connection with such regular dividend non-payment event(s), then the authorized number of our directors will automatically decrease by one or two, as applicable).

A preferred stock director will hold office until our next annual meeting of stockholders or, if earlier, upon his or her death, resignation or removal or the termination of the term of such office as described above. However, if:
•a class or series of voting parity stock with similar voting rights regarding the election of directors upon a failure to pay dividends is outstanding;
•such voting rights become exercisable at a time when a preferred stock director holds office with respect to the STRF Stock; and
•a special meeting of our stockholders is called for the purpose of electing a director pursuant to such voting rights, then (x) holders of the STRF Stock will be entitled to vote, as a single class with the holders of such class or series of voting parity stock, at such special meeting in respect of such election of such new director(s); and (y) the office of any such preferred stock director of the STRF Stock will terminate upon the election, at such special meeting, of the new director(s).
For the avoidance of doubt, the compensation, if any, payable to any preferred stock director will be at our sole and absolute discretion.
Removal and Vacancies of a Preferred Stock Director
At any time, a preferred stock director may be removed either (i) with cause in accordance with applicable law; or (ii) with or without cause by the affirmative vote of the preferred stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing a majority of the combined voting power of the STRF Stock and such voting parity stock.
During the continuance of a regular dividend non-payment event, a vacancy in the office of a preferred stock director (other than a vacancy before the initial election of the preferred stock director in connection with such regular dividend non-payment event) may be filled, subject to the director qualification requirement, by the affirmative vote of the preferred stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing a majority of the combined voting power of the STRF Stock and such voting parity stock.
The Right to Call a Special Meeting to Elect a Preferred Stock Director
During the continuance of a regular dividend non-payment event, the preferred stockholders, and holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing at least 25% of the combined voting power of the STRF Stock and such voting parity stock will have the right to call a special meeting of stockholders for the election of a preferred stock director (including an election to fill any vacancy in the office of a preferred stock director). Such right may be exercised by written notice, executed by such preferred stockholders and holders, as applicable, delivered to us at our principal executive offices (except that, in the case of any global certificate representing the STRF Stock or such voting parity stock, such notice must instead comply with the applicable depositary procedures). However, if our next annual or special meeting of stockholders is scheduled to occur within 90 days after such right is exercised, and we are otherwise permitted to conduct such election at such next annual or special meeting, then such election will instead be included in the agenda for, and conducted at, such next annual or special meeting.
Voting and Consent Rights with Respect to Specified Matters
Subject to the other provisions described below, while any STRF Stock is outstanding, each of the following events will require, and cannot be effected without, the affirmative vote or consent of preferred stockholders, and holders of each class or series of voting parity stock, if any, with similar voting or consent rights with respect to such event, representing at least a majority of the combined outstanding voting power of the STRF Stock and such voting parity stock, if any:
(1) any amendment, modification or repeal of any provision of our Certificate or the STRF Stock Certificate of Designations that materially adversely affects the special rights, preferences or voting powers of the STRF Stock (other than an amendment, modification or repeal permitted by the provisions described below under the caption “-Certain Amendments Permitted Without Consent”);
(2) our consolidation or combination with, or merger with or into, another person, or any binding or statutory share exchange or reclassification involving the STRF Stock, in each case unless:
(a) the STRF Stock either (i) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (ii) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;
(b) the STRF Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable (as determined by our board of directors in good faith) to the holders thereof than the rights, preferences and voting powers, taken as a whole, of the STRF Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and
(c) the issuer of the STRF Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not us, will succeed to us under the STRF Stock Certificate of Designations and the STRF Stock; and
(3) the creation or issuance, or increase in the authorized or issued number, of any dividend senior stock or liquidation senior stock.
However, a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (a), (b) and (c) of paragraph (2) above will not require any vote or consent pursuant to paragraph (1) above. In addition, each of the following will be deemed not to materially adversely affect the rights, preferences or voting powers of the STRF Stock (or cause any of the rights, preferences or voting powers of any such preference securities to be materially less favorable as described above) and will not require any vote or consent pursuant to any of the preceding clauses (1), (2) or (3):
•any increase in the number of the authorized but unissued shares of our undesignated preferred stock;
•any increase in the number of authorized or issued shares of STRF Stock; and
•the creation and issuance, or increase in the authorized or issued number, of any class or series of stock (including, for the avoidance of doubt, dividend parity stock or liquidation parity stock), provided that such class or series of stock is not dividend senior stock or liquidation senior stock.
If any event described in paragraphs (1), (2) or (3) above would materially adversely affect the rights, preferences or voting powers of one or more, but not all, classes or series of voting parity stock (which term, solely for these purposes, includes the STRF Stock), then those classes or series whose rights, preferences or voting powers would not be materially adversely affected will be deemed not to have voting or consent rights with respect to such event. Furthermore, an amendment, modification or repeal described in paragraph (1) above that materially adversely affects the special rights, preferences or voting powers of the STRF Stock cannot be effected without the affirmative vote or consent of preferred stockholders, voting separately as a class, of at least a majority of the STRF Stock then outstanding.
Certain Amendments Permitted Without Consent

Notwithstanding anything to the contrary described in paragraph (1) above under the caption “-Voting and Consent Rights with Respect to Specified Matters,” we may amend, modify or repeal any of the terms of the STRF Stock without the vote or consent of any preferred stockholder to:
•cure any ambiguity or correct any omission, defect or inconsistency in the STRF Stock Certificate of Designations or the certificates representing the STRF Stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the DGCL in connection therewith;
•conform the provisions of the STRF Stock Certificate of Designations or the certificates representing the STRF Stock to the “Description of STRF Stock” section of the preliminary prospectus supplement dated March 18, 2025, as supplemented by the related pricing term sheet dated March 20, 2025;
•provide for or confirm the issuance of additional STRF Stock pursuant to the STRF Stock Certificate of Designations;
•provide for any transfer restrictions that apply to any shares of STRF Stock (other than the shares of STRF Stock issued in the initial offering of STRF Stock or in any subsequent offerings and any shares of STRF Stock issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act; or
•make any other change to our Certificate, the STRF Stock Certificate of Designations or the certificates representing the STRF Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any preferred stockholder (other than preferred stockholders that have consented to such change), as such, in any material respect (as determined by our board of directors in good faith).

Procedures for Voting and Consents
If any vote or consent of the preferred stockholders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then our board of directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions described in this section. Such rules and procedures may include fixing a record date to determine the preferred stockholders (and, if applicable, holders of voting parity stock) that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by preferred stockholders (and, if applicable, holders of voting parity stock), of preferred stock directors for election. Without limiting the foregoing, the persons calling any special meeting of stockholders pursuant to the provisions described above under “-Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events-The Right to Call a Special Meeting to Elect a Preferred Stock Director” will, at their election, be entitled to specify one or more preferred stock director nominees in the notice referred to in such section, if such special meeting is scheduled to include the election of any preferred stock director (including an election to fill any vacancy in the office of any preferred stock director).
Each share of STRF Stock will be entitled to one vote on each matter on which the holders of the STRF Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock. The respective voting powers of the STRF Stock and all classes or series of voting parity stock entitled to vote on any matter together as a single class will be determined (including for purposes of determining whether a plurality, majority or other applicable portion of votes has been obtained) in proportion to their respective liquidation amounts. Solely for these purposes, the liquidation amount of the STRF Stock or any such class or series of voting parity stock will be the maximum amount payable in respect of the STRF Stock or such series, as applicable, assuming we are liquidated on the record date for the applicable vote or consent (or, if there is no record date, on the date of such vote or consent).
At any meeting in which the STRF Stock (and, if applicable, any class or series of voting parity stock) is entitled to elect any preferred stock director (including to fill any vacancy in the office of any preferred stock director), the presence, in person or by proxy, of holders of STRF Stock (and, if applicable, holders of each such class or series) representing a majority of the outstanding voting power of the STRF Stock (and, if applicable, each such class or series) will constitute a quorum. The affirmative vote of a majority of the outstanding voting power of the STRF Stock (and, if applicable, each such class or series) cast at such a meeting at which a quorum is present will be sufficient to elect a preferred stock director.
A consent or affirmative vote of the preferred stockholders pursuant to the provisions described above under the caption “-Voting and Consent Rights with Respect to Specified Matters” may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.
Redemption at Our Option
The STRF Stock is not redeemable at our option except pursuant to an optional redemption or a tax redemption, as described below.
Optional Redemption
Subject to the terms of the STRF Stock Certificate of Designations, we have the right, at our election, to redeem all, but not less than all, of the outstanding STRF Stock, at any time for cash if the total number of shares of STRF Stock then outstanding is less than 25% of the total number of shares of STRF Stock that have been issued in all offerings we have made of STRF Stock as of such date, taken together. We refer to a redemption pursuant to the provision described above as an “optional redemption.”
Tax Redemption
Subject to the terms of the STRF Stock Certificate of Designations, we have the right, at our election, to redeem all, and not less than all, of the STRF Stock, at any time, for cash if a “tax event” (as defined below under the caption “-Definitions”) occurs. We refer to a redemption pursuant to this provision described in this paragraph as a “tax redemption.”
Redemption Date
The redemption date will be a business day of our choosing that is no more than 60, nor less than 15, calendar days after the date we send the related redemption notice, as described below.
Redemption Price
The redemption price for a share of STRF Stock called for either optional redemption or tax redemption will be an amount equal to (i) the liquidation preference of such share as of the business day before the date we send the related redemption notice, as described below, plus (ii) accumulated and unpaid regular dividends (plus compounded dividends thereon) on such share to, but excluding, the redemption date. However, if the redemption date is after a “specified regular record date” (as defined below under the caption “-Definitions”) for a declared regular dividend on the STRF Stock and on or before the next “specified dividend payment date” (as defined below under the caption “-Definitions”), then (a) the holder of such share at the close of business on such specified regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such specified regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be the excess, if any, of (x) the accumulated and unpaid regular dividends on such share to, but excluding, such redemption date over (y) the amount of such declared regular dividend on such share.
Redemption Notice
We will send to the preferred stockholders notice of the redemption containing certain information set forth in the STRF Stock Certificate of Designations, including the redemption price and the redemption date.

Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase STRF Stock
Generally
If a fundamental change occurs, then, each preferred stockholder will have the right (the “fundamental change repurchase right”) to require us to repurchase some or all of its shares of STRF Stock for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below. We refer to a repurchase of any STRF Stock pursuant to the provisions described in this section as a “repurchase upon fundamental change.” Notwithstanding anything to the contrary, in no event will any preferred stockholder be entitled to require us to repurchase a number of shares of STRF Stock that is not a whole number.
The repurchase price (the “fundamental change repurchase price”) for a share of STRF Stock tendered for repurchase will be an amount equal to (i) the stated amount of such share, plus (ii) accumulated and unpaid regular dividends on such share to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a specified regular record date for a declared regular dividend on the STRF Stock and on or before the next specified regular dividend payment date, then (a) the holder of such share at the close of business on such specified regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such specified regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be the excess, if any, of (x) the accumulated and unpaid regular dividends on such share to, but excluding, such fundamental change repurchase date over (y) the amount of such declared regular dividend on such share.
Notice of Fundamental Change
On or before the 20th calendar day after the effective date of a fundamental change, we will send to each preferred stockholder notice of such fundamental change containing certain information set forth in the STRF Stock Certificate of Designations, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures preferred stockholders must follow to tender their STRF Stock for repurchase.
Procedures to Exercise the Fundamental Change Repurchase Right
To exercise its fundamental change repurchase right with respect to any STRF Stock, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).
The fundamental change repurchase notice must contain certain information set forth in the STRF Stock Certificate of Designations, including the certificate number of any physical certificate representing any STRF Stock to be repurchased, or must otherwise comply with the depositary procedures in the case of a global certificate.
A preferred stockholder that has delivered a fundamental change repurchase notice with respect to any STRF Stock may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the STRF Stock Certificate of Designations, including the certificate number of any physical certificate representing any STRF Stock with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global certificate.
STRF Stock to be repurchased must be delivered to the paying agent (in the case of STRF Stock represented by any physical certificate) or the depositary procedures must be complied with (in the case of STRF Stock represented by any global certificate) for the holder of such STRF Stock to be entitled to receive the fundamental change repurchase price.
Compliance with Securities Laws

We will comply, in all material respects, with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that our obligations to offer to repurchase and to repurchase STRF Stock pursuant to the provisions described above conflict with any law or regulation that is applicable to us, our compliance with such law or regulation will not be considered to be a breach of those obligations.
Funds Legally Available for Payment of the Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions
Notwithstanding anything to the contrary, (i) we will not be obligated to pay the fundamental change repurchase price of any shares of STRF Stock to the extent, and only to the extent, we do not have sufficient funds legally available to pay the same; and (ii) if we do not have sufficient funds legally available to pay the fundamental change repurchase price of all shares of STRF Stock that are otherwise to be repurchased pursuant to a repurchase upon fundamental change, then (a) we will pay the maximum amount of such fundamental change repurchase price that can be paid out of funds legally available for payment, which payment will be made pro rata to each preferred stockholder based on the total number of shares of STRF Stock of such preferred stockholder that were otherwise to be repurchased pursuant to such repurchase upon fundamental change; and (b) we will cause all such shares as to which the fundamental change repurchase price was not paid to be returned to the holder(s) thereof, and such shares will be deemed to remain outstanding. We will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a fundamental change unless we have sufficient funds legally available to fully pay the maximum aggregate fundamental change repurchase price that would be payable in respect of such fundamental change on all shares of STRF Stock then outstanding.
Repurchase by Third Party
Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase STRF Stock pursuant to a repurchase upon fundamental change if (i) one or more third parties conduct the repurchase offer and repurchase tendered STRF Stock in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any STRF Stock repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or other similar taxes) than such owner would have received had we repurchased such STRF Stock.
No Preemptive Rights
Without limiting the rights of preferred stockholders described above, the STRF Stock does not have any preemptive rights to subscribe for or purchase any of our securities.
Calculations
Responsibility; Schedule of Calculations
Except as otherwise provided in the STRF Stock Certificate of Designations, we will be responsible for making all calculations called for under the STRF Stock Certificate of Designations or the STRF Stock, including determinations of the last reported sale prices, liquidation preference, fundamental change repurchase price, redemption price and accumulated regular dividends and compounded dividends on the STRF Stock. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all preferred stockholders. We will provide a schedule of these calculations to any preferred stockholder or any beneficial owner of any STRF Stock upon written request.
Calculations Aggregated for Each Preferred Stockholder
The composition of the consideration due upon the payment of the fundamental change repurchase price or redemption price for, and the payment on a regular dividend payment date of regular dividends on, the STRF Stock of any preferred stockholder will (in the case of a global certificate, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total number of shares of STRF Stock of such preferred stockholder to be repurchased (in the case of payment of the fundamental change repurchase price) or redeemed (in the case of payment of the redemption price) or held by such preferred stockholder as of the close of business on the related regular record date (in the case of payment of such regular dividends), as applicable. Any cash amounts due to such preferred stockholder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent.
Notices
We will send all notices or communications to preferred stockholders pursuant to the STRF Stock Certificate of Designations in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the preferred stockholders’ respective addresses shown on the register for the STRF Stock. However, in the case of STRF Stock represented by one or more global certificates, we are permitted to send notices or communications to preferred stockholders pursuant to the depositary procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such preferred stockholders in writing.
Definitions
“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on March 25, 2025.
“Board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.
“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into such equity.
“Class A Stock” means our class A common stock, $0.001 par value per share.
“Class B Stock” means our class B common stock, $0.001 par value per share.
“Close of business” means 5:00 p.m., New York City time.
“Compounded dividends” has the meaning set forth above under the caption “-Regular Dividends-Generally.”
“Compounded dividend rate” has the meaning set forth above under the caption “-Regular Dividends-Generally.”
“Deferred regular dividend payment date” shall mean the date that is one trading day after the 60th calendar day after a regular dividend payment date with respect to which the full amount of regular dividends has not been paid (or, if such trading day is not a business day, the next business day).
“Deferred regular record date” means the 15th calendar day preceding the relevant deferred regular dividend payment date (whether or not a business day).
“Depositary” means The Depository Trust Company or its successor, or any successor depositary for the applicable shares of STRF Stock.

“Depositary procedures” means, with respect to any transfer, exchange or other transaction involving a global certificate representing any STRF Stock, or any beneficial interest in such certificate, the rules and procedures of the depositary applicable to such transfer, exchange or transaction.
“Director qualification requirement” has the meaning set forth under the caption “-Voting Rights-Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events-Generally.”
“Dividend junior stock” means any class or series of our stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the STRF Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend junior stock includes our Class A Stock, our Class B Stock, our STRC Stock, our STRE Stock, our STRK Stock and our STRD Stock. For the avoidance of doubt, dividend junior stock will not include any securities of our subsidiaries.

“Dividend parity stock” means any class or series of our stock (other than the STRF Stock) whose terms expressly provide that such class or series will rank equally with the STRF Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, dividend parity stock will not include any securities of our subsidiaries.
“Dividend senior stock” means any class or series of our stock whose terms expressly provide that such class or series will rank senior to the STRF Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, dividend senior stock will not include any securities of our subsidiaries.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Fundamental change” means any of the following events:
(i) either (a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) us; (x) our “wholly owned subsidiaries” (as defined below); (y) any employee benefit plans of ours or our wholly owned subsidiaries; or (z) any “permitted party” (as defined below)), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our common equity representing more than 50% of the voting power of all of our common equity; or (b) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) us; (x) our “wholly owned subsidiaries” (as defined below); or (y) any employee benefit plans of ours or our wholly owned subsidiaries), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our Class A Stock representing more than 50% of the voting power of all of our Class A Stock, provided that, solely for purposes of this clause (b), none of the following will constitute beneficial ownership of our Class A Stock: (x) beneficial ownership of our Class B Stock; and (y) beneficial ownership by any permitted party of any of our Class A Stock issued upon conversion of our Class B Stock; or (ii) the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our Class A Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii).
For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above

(subject to such proviso); and (y) whether a person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.
“Junior stock” means any dividend junior stock or liquidation junior stock.
“Last reported sale price” per share of STRF Stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of STRF Stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the STRF Stock is then listed. If the STRF Stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of STRF Stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the STRF Stock is not so quoted on such trading day, then the last reported sale price will be the mid-point of the last bid price and the last ask price per share of STRF Stock on such trading day from a nationally recognized independent investment banking firm we select (or, if no such last bid price or last ask price is available, the fair value of one share of STRF Stock on such trading day determined by a nationally recognized independent investment banking firm we select).
“Liquidation junior stock” means any class or series of our stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the STRF Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. Liquidation junior stock includes our Class A Stock, our Class B Stock, our STRC Stock, our STRE Stock, our STRK Stock and our STRD Stock. For the avoidance of doubt, liquidation junior stock will not include any securities of our subsidiaries.
“Liquidation parity stock” means any class or series of our stock (other than the STRF Stock) whose terms expressly provide that such class or series will rank equally with the STRF Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. For the avoidance of doubt, liquidation parity stock will not include any securities of our subsidiaries.
“Liquidation preference” initially means $100 per share of STRF Stock; provided, however, that, effective immediately after the close of business on each business day after March 25, 2025 (and, if applicable, during the course of a business day on which any sale transaction to be settled by the issuance of STRF Stock is executed, from the exact time of the first such sale transaction during such business day until the close of business of such business day), the liquidation preference per share of STRF Stock is adjusted to be the greatest of (i) the stated amount per share of STRF Stock; (ii) in the case of any business day with respect to which we have, on such business day or any business day during the ten (10) trading day period preceding such business day, executed any sale transaction to be settled by the issuance of STRF Stock, an amount equal to the last reported sale price per share of STRF Stock on the trading day immediately before such business day; and (iii) the arithmetic average of the last reported sale prices per share of STRF Stock for each trading day of the ten (10) consecutive trading days immediately preceding such business day, provided, however, that, if applicable, the reference in this clause (iii) to ten (10) will be replaced by such lesser number of trading days as have elapsed during the period from, and including, March 25, 2025 to, but excluding, such business day. Notwithstanding anything to the contrary in the preceding sentence, at all times before the first date on which we execute any sale transaction to be settled by the issuance of STRF Stock (other than the STRF Stock initially issued on March 25, 2025), the liquidation preference per share of STRF Stock will be $100. Whenever we refer to the liquidation preference of the STRF Stock herein as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the liquidation preference immediately after the close of business on such date. For purposes of this definition, references to our execution of any sale transaction to be settled by the issuance of STRF Stock includes any resale of any shares of STRF Stock that we or any of our subsidiaries have purchased or otherwise acquired.
“Liquidation senior stock” means any class or series of our stock whose terms expressly provide that such series will rank senior to the STRF Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. For the avoidance of doubt, liquidation senior stock will not include any securities of our subsidiaries.

“Market disruption event” means, with respect to the STRF Stock, on any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the STRF Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the STRF Stock or in any options contracts or futures contracts relating to the STRF Stock.
“Number of incremental diluted shares” means the increase in the number of diluted shares of the applicable class or series of junior stock (determined in accordance with generally accepted accounting principles in the United States, as the same is in effect on March 25, 2025, and assuming net income is positive) that would result from the grant, vesting or exercise of equity-based compensation to directors, employees, contractors and agents (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to such class or series of junior stock).
“Permitted party” means any “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that consists of, or includes, Michael J. Saylor, the heirs of Michael J. Saylor, or any Affiliates of Michael J. Saylor or the heirs of Michael J. Saylor.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”
“Preferred stock director” means any person elected to serve as our director in connection with a regular dividend non-payment event pursuant to the provisions described above under the caption “-Voting Rights-Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events.”
“Preferred stockholder,” or “holder” of any STRF Stock, means any person in whose name any share of STRF Stock is registered on the registrar’s books.
A “regular dividend non-payment event” will be deemed to occur upon the occurrence of either of the following events (in each case, subject to the provisions described above under the caption “-Regular Dividends-Generally”): (i) if less than the full amount of accumulated and unpaid regular dividends on the shares of STRF Stock outstanding as of the applicable regular dividend record date have been declared and paid by the following regular dividend payment date in respect of each of four or more consecutive regular dividend payment dates; or (ii) if less than the full amount of accumulated and unpaid regular dividends on the shares of STRF Stock outstanding as of the applicable regular dividend record date have been declared and paid by the following regular dividend payment date in respect of each of eight or more consecutive regular dividend payment dates. A regular dividend non-payment event that has occurred will be deemed to continue until such time when all accumulated and unpaid regular dividends on the outstanding STRF Stock have been paid in full, at which time such regular dividend non-payment event will be deemed to be cured and cease to be continuing. For purposes of this definition, a regular dividend on the STRF Stock will be deemed to have been paid if such dividend is declared and cash that is sufficient to pay such dividend is set aside for the benefit of the preferred stockholders entitled thereto. For the avoidance of doubt, the regular dividend non-payment events set forth in clauses (i) and (ii) above are separate regular dividend non-payment events, each providing for a separate right to appoint a preferred stock director pursuant to the provisions described above under the caption “-Voting Rights-Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events.”
“Regular dividend payment date” means each March 31, June 30, September 30 and December 31 of each year.
“Regular dividend period” means each period from, and including, a regular dividend payment date to, but excluding, the next regular dividend payment date.
“Regular dividend rate” means 10.00% per annum.

“Regular dividends” has the meaning set forth above under the caption “-Regular Dividends-Generally.”

“Regular record date” has the following meaning: (i) March 15, in the case of a regular dividend payment date occurring on March 31; (ii) June 15, in the case of a regular dividend payment date occurring on June 30; (iii) September 15, in the case of a regular dividend payment date occurring on September 30; and (iv) December 15, in the case of a regular dividend payment date occurring on December 31.
“Specified dividend payment date” means a regular dividend payment date or a deferred regular dividend payment date.
“Specified regular record date” means a regular record date or a deferred regular record date.
“Stated amount” means $100 per share of STRF Stock.
“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
A “tax event” will be deemed to occur if we have received an opinion of counsel experienced in such matters to the effect that, as a result of:
•any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;
•an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;
•any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or
•a threatened challenge asserted in writing in connection with a tax audit of us or any of our subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the STRF Stock, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after March 20, 2025, there is more than an insubstantial risk that any of the outstanding STRF Stock is treated as “fast-pay stock” within the meaning of Treasury Regulation Section 1.7701(l)-3(b)(2) (or becomes subject to substantially similar successor provision).

“Trading day” means, with respect to the STRF Stock, any day on which (i) trading in the STRF Stock generally occurs on the principal U.S. national or regional securities exchange on which the STRF Stock is then listed or, if the STRF Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the STRF Stock is then traded; and (ii) there is no market disruption event. If the STRF Stock is not so listed or traded, then “trading day” with respect to the STRF Stock means a business day.
“Voting parity stock” means, with respect to any matter as to which preferred stockholders are entitled to vote pursuant to the provisions described above under the caption “-Voting Rights-Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events” or “-Voting and Consent Rights with Respect to Specified Matters,” each class or series of outstanding dividend parity stock or liquidation parity stock, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter. For the avoidance of doubt, voting parity stock will not include any securities of our subsidiaries.
“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.
Book Entry, Settlement and Clearance
Global Certificates
The STRF Stock was initially issued in the form of one or more certificates (the “global certificates”) registered in the name of Cede & Co., as nominee of DTC, and will be deposited with the transfer agent as custodian for DTC.
Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global certificate. We expect that, under procedures established by DTC:
•upon deposit of a global certificate with DTC’s custodian, DTC will credit the shares of STRF Stock represented by such global certificate to the accounts of the DTC participants designated by the underwriters for the applicable offering; and
•ownership of beneficial interests in a global certificate will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global certificate).
Book-Entry Procedures for Global Certificates
All interests in a global certificate will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to the STRF Stock. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the transfer agent or any of the underwriters of any offering of the STRF Stock will be responsible for those operations or procedures.
DTC has advised us that it is:
•a limited purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of the New York State Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of STRF Stock who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC or its nominee is the registered owner of a global certificate, DTC or that nominee will be considered the sole owner or holder of the STRF Stock represented by that global certificate for all purposes under the STRF Stock Certificate of Designations. Except as provided below, owners of beneficial interests in a global certificate:
•will not be entitled to have STRF Stock represented by the global certificate registered in their names;
•will not receive or be entitled to receive physical, certificated STRF Stock registered in their respective names (“physical certificates”); and
•will not be considered the owners or holders of the STRF Stock under the STRF Stock Certificate of Designations for any purpose.
As a result, each investor who owns a beneficial interest in a global certificate must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a preferred stockholder under the STRF Stock Certificate of Designations.
Payments on any global certificates will be made to DTC’s nominee as the registered holder of the global certificate. None of us, the transfer agent or the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global certificate, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global certificate will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Physical Certificates
A global certificate will be exchanged, pursuant to customary procedures, for one or more physical certificates only if:
•DTC notifies us or the transfer agent that it is unwilling or unable to continue as depositary for such global certificate or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation; or
•we, in our sole discretion, permit the exchange of any beneficial interest in such global certificate for one or more physical certificates at the request of the owner of such beneficial interest.

Variable Rate Series A Perpetual Stretch Preferred Stock
General
References to “we,” “us” and “our” herein refer to Strategy Inc only and not to any of its subsidiaries.
Without the consent of any holder, we may, by resolution of our board of directors (as defined below under the caption “-Definitions”), increase the total number of authorized shares of STRC Stock, except that in no event will such increase be by an amount that exceeds the total number of authorized and undesignated shares of our preferred stock. In addition, without the consent of any holder of STRC Stock, we may issue additional STRC Stock with the same terms as the STRC Stock we are offering (except for certain differences, such as the date as of which regular dividends begin to accumulate on, the first regular dividend record date and the first regular dividend payment date for, and transfer restrictions applicable to, such additional STRC Stock). Furthermore, without the consent of any holder, we may resell any STRC Stock that we or any of our “subsidiaries” (as defined below under the caption “-Definitions”) has purchased or otherwise acquired. However, such additional or resold STRC Stock must be identified by a separate CUSIP number or by no CUSIP number if they are not fungible, for purposes of federal securities laws or, if applicable, the “depositary procedures” (as defined below under the caption “-Definitions”), with other STRC Stock that is then outstanding. In addition, without the consent of any holder, we may create and issue, or increase the authorized or issued number of, any other class or series of stock (including, for the avoidance of doubt, “dividend senior stock,” “dividend parity stock,” “liquidation senior stock” or “liquidation parity stock” (as those terms are defined below under the caption “-Definitions”)), including our STRF Stock.
Transfer Agent, Registrar and Paying Agent
U.S. Bank Trust Company, National Association is the initial transfer agent, registrar and paying agent for the STRC Stock. However, without prior notice to the holders of STRC Stock, we may change the transfer agent, registrar and paying agent and we or any of our subsidiaries may choose to act in that capacity as well (except that the transfer agent, registrar and paying agent with respect to any global certificate must at all times be a person that is eligible to act in that capacity under the depositary procedures).
Registered Holders
Absent manifest error, a person in whose name any share of STRC Stock is registered on the registrar’s books will be considered to be the holder of that share for all purposes, and only registered holders (which, in the case of STRC Stock held through DTC, is DTC’s nominee, Cede & Co.) will have rights under our Certificate and certificate of designations of the STRC Stock (such certificate, as amended, restated and supplemented from time to time, the “STRC Stock Certificate of Designations”) as holders of the STRC Stock. In this section, we refer to the registered holders of the STRC Stock as “holders” of the STRC Stock or “preferred stockholders.”
The STRC Stock was initially issued in global form, represented by one or more “global certificates” registered in the name of Cede & Co., as nominee of DTC, and DTC will act as the initial depositary for the STRC Stock. In limited circumstances, global certificates will be exchanged for “physical certificates” registered in the name of the applicable holder of STRC Stock. See “-Book Entry, Settlement and Clearance” for a definition of these terms and a description of certain DTC procedures that will be applicable to STRC Stock represented by global certificates.
Transfers and Exchanges
A holder of STRC Stock may transfer or exchange its STRC Stock at the office of the registrar in accordance with the STRC Stock Certificate of Designations. We, the transfer agent and the registrar may require the preferred stockholder to, among other things, deliver appropriate endorsements or transfer instruments as we or they may reasonably require. In addition, subject to the terms of the STRC Stock Certificate of Designations, we, the transfer agent and the registrar may refuse to register the transfer or exchange of any share of STRC Stock that is subject to redemption or required repurchase.
Payments on the STRC Stock
We will pay (or cause our paying agent to pay) all declared cash regular dividends or other cash amounts due on any STRC Stock represented by a global certificate by wire transfer of immediately available funds. We will pay (or cause our paying agent to pay) all declared cash regular dividends or other cash amounts due on any STRC Stock represented by a physical certificate as follows:
•if the aggregate “stated amount” (as defined below under the caption “-Definitions”) of the STRC Stock represented by such physical certificate is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such STRC Stock entitled to such cash regular dividend or amount has delivered to the paying agent, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and
•in all other cases, by check mailed to the address of such holder set forth in the register for the STRC Stock.

To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “-Definitions”) on the following date: (i) with respect to the payment of any declared cash regular dividend due on a regular dividend payment date for the STRC Stock, the immediately preceding regular record date; and (ii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.
If the due date for a payment on any STRC Stock is not a “business day” (as defined below under the caption “-Definitions”), then such payment may be made on the immediately following business day with the same force and effect as if such payment were made on that due date, and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”
Ranking
The STRC Stock ranks as follows:
•senior to (i) “dividend junior stock” (as defined below under the caption “-Definitions,” and which includes our Class A Stock, Class B Stock, STRE Stock, STRK Stock and STRD Stock) with respect to the payment of dividends; and (ii) “liquidation junior stock” (as defined below under the caption “-Definitions,” and which includes our Class A Stock, Class B Stock, STRE Stock, STRK Stock and STRD Stock) with respect to the distribution of assets upon our liquidation, dissolution or winding up;
•equally with (i) dividend parity stock with respect to the payment of dividends; and (ii) liquidation parity stock with respect to the distribution of assets upon our liquidation, dissolution or winding up;
•junior to (i) dividend senior stock (which includes our STRF Stock) with respect to the payment of dividends; (ii) liquidation senior stock (which includes our STRF Stock) with respect to the distribution of assets upon our liquidation, dissolution or winding up; and (iii) our existing and future indebtedness (including all of our issued and outstanding convertible notes); and
•structurally junior to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) capital stock of our subsidiaries.

The terms of the STRC Stock do not restrict us from issuing dividend senior stock, dividend parity stock, liquidation senior stock or liquidation parity stock.

Regular Dividends
Generally
The STRC Stock accumulates cumulative dividends, which we refer to as “regular dividends,” at the rate per annum referred to below on the stated amount thereof (and, to the extent described in the second immediately following paragraph, on unpaid regular dividends thereon), regardless of whether or not declared or funds are legally available for their payment. Subject to the other provisions described below, such regular dividends will be payable when, as and if declared by our “board of directors” (as defined below under the caption “-Definitions”), out of funds legally available for their payment, monthly in arrears on each “regular dividend payment date” (as defined below under the caption “-Definitions”) to the preferred stockholders of record as of the close of business on the “regular record date” (as defined below under the caption “-Definitions”) immediately preceding the applicable regular dividend payment date.
The rate per annum at which regular dividends accumulate on the STRC Stock for any “regular dividend period” (as defined below under the caption “-Definitions”) is the “monthly regular dividend rate per annum” (as defined below under the caption “-Definitions”) for such regular dividend period. Subject to limited exceptions for the first regular dividend payment on any STRC Stock following the issuance of such shares of STRC Stock, regular dividends on the STRC Stock will accumulate from, and including, the calendar day after the last date to which regular dividends have been paid (or, if no regular dividends have been paid, from, and including, the calendar day after July 29, 2025) to, and including, the next regular dividend payment date.
If any accumulated regular dividend (or any portion thereof) on the STRC Stock is not paid on the applicable regular dividend payment date (or, if such regular dividend payment date is not a business day, the next business day), then additional regular dividends, which we refer to as “compounded dividends,” will accumulate on the amount of such unpaid regular dividend, compounded monthly on each subsequent regular dividend payment date at the monthly regular dividend rate per annum applicable to the relevant regular dividend period, from, and including, the calendar day after such regular dividend payment date to, and including, the date the same, including all compounded dividends thereon, is paid in full. Each reference herein to “accumulated” or “unpaid” regular dividends will include any compounded dividends that accumulate thereon pursuant to the provision described in this paragraph. Each payment of declared regular dividends on the STRC Stock will be applied to the earliest regular dividend period for which regular dividends have not yet been paid.
Accumulated regular dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. For purposes of illustration, the amount of regular dividends that would accumulate on a stated amount of $100 in respect of any full regular dividend period that begins on, and includes, the first calendar day of a calendar month and ends on, and includes, the last calendar day of such calendar month will be product of $100 and one-twelfth of the monthly regular dividend rate per annum that applies to such regular dividend period.
The STRC Stock Certificate of Designations does not require us to declare regular dividends on the STRC Stock, even if funds are legally available for their payment. Accordingly, we may choose not to declare regular dividends on the STRC Stock.
As described below in the last paragraph under the caption “-Priority of Dividends; Limitation on Junior Payments; No Participation Rights-Limitation on Certain Payments,” if we fail to pay accumulated dividends in full on our outstanding STRF Stock, or any other class or series of dividend senior stock then outstanding that contains similar limitations, then we will be prohibited from paying accumulated dividends on the STRC Stock until and unless we first pay accumulated dividends in full on the STRF Stock or such dividend senior stock, as applicable.
Method of Payment

Each declared regular dividend on the STRC Stock will be paid in cash.
Treatment of Dividends Upon Repurchase Upon Fundamental Change or Redemption
If the “fundamental change repurchase date” (as defined below under the caption “-Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase STRC Stock”), or redemption date of any share of STRC Stock to be repurchased or redeemed is after a regular record date for a declared regular dividend on the STRC Stock and on or before the next regular dividend payment date, then the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such repurchase or redemption, as applicable, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share.
Except as described in the preceding paragraph, regular dividends on any share of STRC Stock will cease to accumulate after the fundamental change repurchase date or redemption date, as applicable, for such share.
Limitations on Our Ability to Pay Dividends
We may not have sufficient cash to pay regular dividends on the STRC Stock in cash. In addition, applicable law (including the DGCL), regulatory authorities, and the agreements governing our indebtedness and our dividend senior stock, including our STRF Stock, may restrict our ability to pay dividends on the STRC Stock. Similarly, statutory, contractual or other restrictions may limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us to enable us to pay regular dividends to the extent paid in cash on the STRC Stock.
Priority of Dividends; Limitation on Junior Payments; No Participation Rights
Except as described below under “-Limitation on Dividends on Parity Stock” and “-Limitation on Certain Payments,” the STRC Stock Certificate of Designations does not prohibit or restrict us or our board of directors from declaring or paying any dividend or distribution (whether in cash, securities or other property, or any combination of the foregoing) on any class or series of our stock, and, unless such dividend or distribution is declared on the STRC Stock, the STRC Stock will not be entitled to participate in such dividend or distribution.
For purposes of the descriptions below under the captions “-Limitation on Dividends on Parity Stock” and “-Limitation on Certain Payments,” a regular dividend on the STRC Stock will be deemed to have been paid if such regular dividend is declared and consideration in kind and amount that is sufficient, in accordance with the STRC Stock Certificate of Designations, to pay such regular dividend is set aside for the benefit of the holders of STRC Stock entitled thereto.
Limitation on Dividends on Parity Stock
If less than all accumulated and unpaid regular dividends on the outstanding STRC Stock have been declared and paid as of any regular dividend payment date, then, until and unless all accumulated and unpaid regular dividends on the outstanding STRC Stock have been paid, no dividends may be declared or paid on any class or series of dividend parity stock unless regular dividends are simultaneously declared on the STRC Stock on a pro rata basis, such that (i) the ratio of (x) the dollar amount of regular dividends so declared per share of STRC Stock to (y) the dollar amount of the total accumulated and unpaid regular dividends per share of STRC Stock immediately before the payment of such regular dividend is no less than (ii) the ratio of (x) the dollar amount of dividends so declared or paid per share of such class or series of dividend parity stock to (y) the dollar amount of the total accumulated and unpaid dividends per share of such class or series of dividend parity stock immediately before the payment of such dividend (which dollar amount in this clause (y) will, if dividends on such class or series of dividend parity stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof).
Limitation on Certain Payments

As long as any STRC Stock is outstanding, then no dividends or distributions (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on any of our “junior stock” (as defined below under the caption “-Definitions”), and neither we nor any of our subsidiaries will purchase, redeem or otherwise acquire for value (whether in cash, securities or other property, or any combination of the foregoing) any of our junior stock or dividend parity stock, in each case unless all accumulated regular dividends, if any, on the STRC Stock then outstanding for all prior completed regular dividend periods, if any, have been paid in full. However, the restrictions described in the preceding sentence will not apply to the following:
•dividends and distributions on junior stock that are payable solely in shares of junior stock, together with cash in lieu of any fractional share;
•the purchase of any junior stock or dividend parity stock solely with the proceeds of a substantially simultaneous sale of other junior stock;
•purchases, redemptions or other acquisitions of junior stock in connection with the administration of any benefit or other incentive plan of ours (including any employment contract) in the ordinary course of business, including (x) the forfeiture of unvested shares of restricted stock, or any withholdings (including withholdings effected by a repurchase or similar transaction), or other surrender, of shares that would otherwise be deliverable upon exercise, delivery or vesting of equity awards under any such plan or contract, in each case whether for payment of applicable taxes or the exercise price, or otherwise; (y) cash paid in connection therewith in lieu of issuing any fractional share; and (z) purchases of junior stock pursuant to a publicly announced repurchase plan to offset the dilution resulting from issuances pursuant to any such plan or contract; provided, however, that repurchases pursuant to this clause (z) will be permitted pursuant to the exception described in this bullet point only to the extent that the number of shares of junior stock so repurchased does not exceed the related “number of incremental diluted shares” (as defined below under the caption “-Definitions”);
•purchases, or other payments in lieu of the issuance, of any fractional share of junior stock in connection with the conversion, exercise or exchange of such junior stock or of any securities convertible into, or exercisable or exchangeable for, junior stock;
•purchases, or other payments in lieu of the issuance, of any fractional share of dividend parity stock in connection with the conversion, exercise or exchange of such dividend parity stock or of any securities convertible into, or exercisable or exchangeable for, dividend parity stock;
•(x) dividends and distributions of junior stock, or rights to acquire junior stock, pursuant to a stockholder rights plan; and (y) the redemption or repurchase of such rights pursuant to such stockholder rights plan;
•purchases of junior stock or dividend parity stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect on the immediately preceding regular dividend payment date and such purchases, if effected immediately before such regular dividend payment date, would not have been prohibited by the provision described in the first sentence under this “-Limitation on Certain Payments” section;
•the settlement of any convertible note hedge transactions, capped call transactions or similar transactions entered into in connection with the issuance, by us or any of our subsidiaries, of any debt securities that are convertible into, or exchangeable for, our common stock (or into or for any combination of cash and our common stock based on the value of our common stock), provided such transactions are on customary terms and were entered into either (x) before July 29, 2025 or (y) in compliance with the provision described in the first sentence under this “-Limitation on Certain Payments” section;
•the acquisition, by us or any of our subsidiaries, of record ownership of any junior stock or dividend parity stock solely on behalf of persons (other than us or any of our subsidiaries) that are the beneficial owners thereof, including as trustee or custodian (or as a result of our acquisition of another person that was, immediately before such acquisition, the record or beneficial owner of such junior stock or dividend parity stock, as applicable, provided such record or beneficial ownership was not obtained in anticipation of such acquisition);
•the exchange, conversion or reclassification of dividend parity stock solely for or into junior stock or other dividend parity stock, together with the payment, in connection therewith, of cash in lieu of any fractional share; and
•the exchange, conversion or reclassification of junior stock solely for or into other junior stock, together with the payment, in connection therewith, of cash in lieu of any fractional share.

For the avoidance of doubt, the provisions described in this “-Limitation on Certain Payments” section will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any capital stock.
Our STRF Stock contains, and any dividend senior stock that we may issue in the future could contain, provisions similar to the one described in this “-Limitation on Certain Payments” section. In the case of our STRF Stock, we are prohibited, and, in the case of any dividend senior stock that we may issue in the future, we may be prohibited, from paying accumulated dividends on the STRC Stock or purchasing, redeeming or acquiring the STRC Stock until and unless we first pay accumulated dividends in full on our STRF Stock and such dividend senior stock.
Tax Considerations
A holder or beneficial owner of the STRC Stock may, in some circumstances, be deemed to have received a distribution that is subject to U.S. federal income tax with respect to any increase in the liquidation preference or any discount at issuance or any call premium above issue price. Applicable withholding taxes (including backup withholding) may be withheld from dividends. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a preferred stockholder, then those withholding taxes may be withheld from or set off against payments of cash in respect of the STRC Stock or sales proceeds received by, or other funds or assets of, that preferred stockholder. We or any other withholding agent may also require alternative arrangements to collect any withholding tax to ensure that we or such withholding agent is not out-of-pocket for any potential withholding tax liability.
Rights Upon Our Liquidation, Dissolution or Winding Up
If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, then, subject to the rights of any of our creditors, each share of STRC Stock will entitle the holder thereof to receive payment for the following amount out of our assets or funds legally available for distribution to our stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any liquidation junior stock:
•the “liquidation preference” (as defined below under the caption “-Definitions”) per share of STRC Stock as of the business day immediately before the date of such payment; and
•all accumulated and unpaid regular dividends (plus compounded dividends thereon), if any, on such share to, and including, the date of such payment.
Upon payment of such amount in full on the outstanding STRC Stock, holders of the STRC Stock will have no rights to our remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of STRC Stock and the corresponding amounts payable in respect of all outstanding shares of liquidation parity stock, if any, then, subject to the rights of any of our creditors or holders of any outstanding liquidation senior stock, such assets or funds will be distributed ratably on the outstanding shares of STRC Stock and liquidation parity stock in proportion to the full respective distributions to which such shares would otherwise be entitled.
For purposes of the provisions described above in this “-Rights Upon Our Liquidation, Dissolution or Winding Up” section, our consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of our assets (other than a sale, lease or other transfer in connection with our liquidation, dissolution or winding up) to, another person will not, in itself, constitute our liquidation, dissolution or winding up, even if, in connection therewith, the STRC Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.
The STRC Stock Certificate of Designations does not contain any provision requiring funds to be set aside to protect the liquidation preference of the STRC Stock, even though it is substantially in excess of the par value thereof. As such, we may have no assets or funds available for payment on the STRC Stock upon our liquidation, dissolution or winding up.
Voting Rights
The STRC Stock has no voting rights except as described below or as provided in our Certificate or required by the DGCL.
Voting and Consent Rights with Respect to Specified Matters
Subject to the other provisions described below, while any STRC Stock is outstanding, each of the following events will require, and cannot be effected without, the affirmative vote or consent of preferred stockholders, and holders of each class or series of voting parity stock, if any, with similar voting or consent rights with respect to such event, representing at least a majority of the combined outstanding voting power of the STRC Stock and such voting parity stock, if any:
(1) any amendment, modification or repeal of any provision of our Certificate or the STRC Stock Certificate of Designations that materially adversely affects the special rights, preferences or voting powers of the STRC Stock (other than an amendment, modification or repeal permitted by the provisions described below under the caption “-Certain Amendments Permitted Without Consent”); and
(2) our consolidation or combination with, or merger with or into, another person, or any binding or statutory share exchange or reclassification involving the STRC Stock, in each case unless:
(a) the STRC Stock either (i) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (ii) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;
(b) the STRC Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable (as determined by our board of directors in good faith) to the holders thereof than the rights, preferences and voting powers, taken as a whole, of the STRC Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and
(c) the issuer of the STRC Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not us, will succeed to us under the STRC Stock Certificate of Designations and the STRC Stock.
However, a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (a), (b) and (c) of paragraph (2) above will not require any vote or consent pursuant to paragraph (1) above. In addition, each of the following will be deemed not to materially adversely affect the rights, preferences or voting powers of the STRC Stock (or cause any of the rights, preferences or voting powers of any such preference securities to be materially less favorable as described above) and will not require any vote or consent pursuant to any of the preceding clauses (1) or (2):
•any increase in the number of the authorized but unissued shares of our undesignated preferred stock;

•any increase in the number of authorized or issued shares of STRC Stock; and
•the creation and issuance, or increase in the authorized or issued number, of any class or series of stock (including, for the avoidance of doubt, dividend junior stock, liquidation junior stock, dividend parity stock, liquidation parity stock, dividend senior stock or liquidation senior stock).
If any event described in paragraphs (1) or (2) above would materially adversely affect the rights, preferences or voting powers of one or more, but not all, classes or series of voting parity stock (which term, solely for these purposes, includes the STRC Stock), then those classes or series whose rights, preferences or voting powers would not be materially adversely affected will be deemed not to have voting or consent rights with respect to such event. Furthermore, an amendment, modification or repeal described in paragraph (1) above that materially adversely affects the special rights, preferences or voting powers of the STRC Stock cannot be effected without the affirmative vote or consent of preferred stockholders, voting separately as a class, of at least a majority of the STRC Stock then outstanding.
Certain Amendments Permitted Without Consent
Notwithstanding anything to the contrary described in paragraph (1) above under the caption “-Voting and Consent Rights with Respect to Specified Matters,” we may amend, modify or repeal any of the terms of the STRC Stock without the vote or consent of any preferred stockholder to:
•cure any ambiguity or correct any omission, defect or inconsistency in the STRC Stock Certificate of Designations or the certificates representing the STRC Stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the DGCL in connection therewith;
•conform the provisions of the STRC Stock Certificate of Designations or the certificates representing the STRC Stock to the “Description of STRC Stock” section of the preliminary prospectus supplement dated July 21, 2025, as supplemented by the related pricing term sheet dated July 24, 2025;
•provide for or confirm the issuance of additional STRC Stock pursuant to the STRC Stock Certificate of Designations;
•provide for any transfer restrictions that apply to any shares of STRC Stock (other than the shares of STRC Stock issued in the initial offering of STRC Stock or in any subsequent offerings and any shares of STRC Stock issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act; or
•make any other change to our Certificate, the STRC Stock Certificate of Designations or the certificates representing the STRC Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any preferred stockholder (other than preferred stockholders that have consented to such change), as such, in any material respect (as determined by our board of directors in good faith).

For the avoidance of doubt, a temporary or permanent increase in the redemption price per share of STRC Stock to be redeemed, or a temporary or permanent elimination of our right to redeem any STRC Stock, pursuant to an optional redemption, a clean-up redemption or a tax redemption will be deemed not to adversely affect the rights of any preferred stockholder as such.
Procedures for Voting and Consents
If any vote or consent of the preferred stockholders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then our board of directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions described in this section. Such rules and procedures may include fixing a record date to determine the preferred stockholders (and, if applicable, holders of voting parity stock) that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents.

Each share of STRC Stock will be entitled to one vote on each matter on which the holders of the STRC Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock. The respective voting powers of the STRC Stock and all classes or series of voting parity stock entitled to vote on any matter together as a single class will be determined (including for purposes of determining whether a plurality, majority or other applicable portion of votes has been obtained) in proportion to their respective liquidation amounts. Solely for these purposes, the liquidation amount of the STRC Stock or any such class or series of voting parity stock will be the maximum amount payable in respect of the STRC Stock or such class or series, as applicable, assuming we are liquidated on the record date for the applicable vote or consent (or, if there is no record date, on the date of such vote or consent).
A consent or affirmative vote of the preferred stockholders pursuant to the provisions described above under the caption “-Voting and Consent Rights with Respect to Specified Matters” may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.
Redemption at Our Option
The STRC Stock is not redeemable at our option except pursuant to an optional redemption, a clean-up redemption or a tax redemption, as described below.
Optional Redemption
Subject to the terms of the STRC Stock Certificate of Designations, we have the right, at our election, to redeem all, or any whole number of shares, of the issued and outstanding STRC Stock, at any time, and from time to time, on any redemption date. We refer to a redemption pursuant to the provision described above as an “optional redemption.” However, we may not redeem less than all of the outstanding STRC Stock unless at least $250.0 million aggregate stated amount of STRC Stock is outstanding and not called for redemption as of the time we provide the related redemption notice.
If less than all STRC Stock then outstanding are called for optional redemption, then the STRC Stock to be redeemed will be selected by us as follows: (i) in the case of STRC Stock represented by any global certificate(s), in accordance with the depositary procedures; and (ii) in the case of STRC Stock represented by any physical certificate(s), pro rata, by lot or by such other method we consider fair and appropriate.

Clean-Up Redemption
Subject to the terms of the STRC Stock Certificate of Designations, we have the right, at our election, to redeem all, but not less than all, of the outstanding STRC Stock, at any time for cash if the total number of shares of STRC Stock then outstanding is less than 25% of the total number of shares of STRC Stock that have been issued in all offerings we have made of STRC Stock as of such date taken together. We refer to a redemption pursuant to the provision described above as a “clean-up redemption.”
Tax Redemption
Subject to the terms of the STRC Stock Certificate of Designations, we have the right, at our election, to redeem all, and not less than all, of the STRC Stock, at any time, for cash if a “tax event” (as defined below under the caption “-Definitions”) occurs. We refer to a redemption pursuant to this provision described in this paragraph as a “tax redemption.”
Redemption Date
The redemption date will be a business day of our choosing that is no more than 60 calendar days, nor less than three business days, after the date we provide the related redemption notice, as described below.

Redemption Price
The redemption price for a share of STRC Stock called for either optional redemption, clean-up redemption or tax redemption will be an amount equal to (i) either (1) in the case of an optional redemption, $101.00 (or such higher amount as may be chosen in our sole discretion, it being understood that such higher amount (or the formula to determine such higher amount) will be announced by prior public notice and/or set forth in the applicable relevant notice of redemption); or (2) in the case of a clean-up redemption or tax redemption, the liquidation preference of such share as of the business day before the date we provide the related redemption notice, as described below, plus, in each case, (ii) accumulated and unpaid regular dividends (plus, if applicable, compounded dividends thereon) on such share to, and including, the redemption date. However, if the redemption date is after a regular record date for a declared regular dividend on the STRC Stock and on or before the next regular dividend payment date, then (a) the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be the excess, if any, of (x) the accumulated and unpaid regular dividends on such share to, and including, such redemption date over (y) the amount of such declared regular dividend on such share.
Redemption Notice
We will provide to the preferred stockholders notice of the redemption containing certain information set forth in the STRC Stock Certificate of Designations, including the redemption price and the redemption date.
Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase STRC Stock
Generally
If a fundamental change occurs, then, each preferred stockholder will have the right (the “fundamental change repurchase right”) to require us to repurchase some or all of its shares of STRC Stock for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we provide the related fundamental change notice, as described below. We refer to a repurchase of any STRC Stock pursuant to the provisions described in this section as a “repurchase upon fundamental change.” Notwithstanding anything to the contrary, in no event will any preferred stockholder be entitled to require us to repurchase a number of shares of STRC Stock that is not a whole number.

The repurchase price (the “fundamental change repurchase price”) for a share of STRC Stock tendered for repurchase will be an amount equal to (i) the stated amount of such share, plus (ii) accumulated and unpaid regular dividends on such share to, and including, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a regular record date for a declared regular dividend on the STRC Stock and on or before the next regular dividend payment date, then (a) the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be the excess, if any, of (x) the accumulated and unpaid regular dividends on such share to, and including, such fundamental change repurchase date over (y) the amount of such declared regular dividend on such share.
Notice of Fundamental Change
On or before the 20th calendar day after the effective date of a fundamental change, we will provide to each preferred stockholder notice of such fundamental change containing certain information set forth in the STRC Stock Certificate of Designations, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures preferred stockholders must follow to tender their STRC Stock for repurchase.
Procedures to Exercise the Fundamental Change Repurchase Right

To exercise its fundamental change repurchase right with respect to any STRC Stock, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).
The fundamental change repurchase notice must contain certain information set forth in the STRC Stock Certificate of Designations, including the certificate number of any physical certificate representing any STRC Stock to be repurchased, or must otherwise comply with the depositary procedures in the case of a global certificate.
A holder of STRC Stock that has delivered a fundamental change repurchase notice with respect to any STRC Stock may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the STRC Stock Certificate of Designations, including the certificate number of any physical certificate representing any STRC Stock with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global certificate.
STRC Stock to be repurchased must be delivered to the paying agent (in the case of STRC Stock represented by any physical certificate) or the depositary procedures must be complied with (in the case of STRC Stock represented by any global certificate) for the holder of such STRC Stock to be entitled to receive the fundamental change repurchase price.
Compliance with Securities Laws
We will comply, in all material respects, with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that our obligations to offer to repurchase and to repurchase STRC Stock pursuant to the provisions described above conflict with any law or regulation that is applicable to us, our compliance with such law or regulation will not be considered to be a breach of those obligations.

Funds Legally Available for Payment of the Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions
Notwithstanding anything to the contrary, (i) we will not be obligated to pay the fundamental change repurchase price of any shares of STRC Stock to the extent, and only to the extent, we do not have sufficient funds legally available to pay the same; and (ii) if we do not have sufficient funds legally available to pay the fundamental change repurchase price of all shares of STRC Stock that are otherwise to be repurchased pursuant to a repurchase upon fundamental change, then (a) we will pay the maximum amount of such fundamental change repurchase price that can be paid out of funds legally available for payment, which payment will be made pro rata to each preferred stockholder based on the total number of shares of STRC Stock of such preferred stockholder that were otherwise to be repurchased pursuant to such repurchase upon fundamental change; and (b) we will cause all such shares as to which the fundamental change repurchase price was not paid to be returned to the holder(s) thereof, and such shares will be deemed to remain outstanding. We will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a fundamental change unless we have sufficient funds legally available to fully pay the maximum aggregate fundamental change repurchase price that would be payable in respect of such fundamental change on all shares of STRC Stock then outstanding.
Repurchase by Third Party
Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase STRC Stock pursuant to a repurchase upon fundamental change if (i) one or more third parties conduct the repurchase offer and repurchase tendered STRC Stock in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any STRC Stock repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or other similar taxes) than such owner would have received had we repurchased such STRC Stock.
No Preemptive Rights
Without limiting the rights of preferred stockholders described above, the STRC Stock does not have any preemptive rights to subscribe for or purchase any of our securities.
Calculations
Responsibility; Schedule of Calculations
Except as otherwise provided in the STRC Stock Certificate of Designations, we will be responsible for making all calculations called for under the STRC Stock Certificate of Designations or the STRC Stock, including determinations of the monthly regular dividend rate per annum, monthly SOFR per annum, last reported sale prices, liquidation preference, fundamental change repurchase price, redemption price and accumulated regular dividends and compounded dividends on the STRC Stock. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all preferred stockholders. We will provide a schedule of these calculations to any preferred stockholder or any beneficial owner of any STRC Stock upon written request.
Calculations Aggregated for Each Preferred Stockholder
The composition of the consideration due upon the payment of the fundamental change repurchase price or redemption price for, and the payment on a regular dividend payment date of regular dividends on, the STRC Stock of any preferred stockholder will (in the case of a global certificate, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total number of shares of STRC Stock of such preferred stockholder to be repurchased (in the case of payment of the fundamental change repurchase price) or redeemed (in the case of payment of the redemption price) or held by such preferred stockholder as of the close of business on the related regular record date (in the case of payment of such regular dividends), as applicable. Any cash amounts due to such preferred stockholder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent.

Notices
We will provide all notices or communications to preferred stockholders pursuant to the STRC Stock Certificate of Designations in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the preferred stockholders’ respective addresses shown on the register for the STRC Stock. However, in the case of STRC Stock represented by one or more global certificates, we are permitted to provide notices or communications to preferred stockholders pursuant to the depositary procedures, and notices and communications that we provide in this manner will be deemed to have been properly sent to such preferred stockholders in writing. In addition, notices of an adjusted monthly regular dividend rate per annum may be sent in the manner set forth in the definition of such term.
Definitions
“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on July 29, 2025.
“Board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.
“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into such equity.
“Class A Stock” means our class A common stock, $0.001 par value per share.
“Class B Stock” means our class B common stock, $0.001 par value per share.
“Close of business” means 5:00 p.m., New York City time.
“Compounded dividends” has the meaning set forth above under the caption “-Regular Dividends-Generally.”
“Depositary” means The Depository Trust Company or its successor, or any successor depositary for the applicable shares of STRC Stock.
“Depositary procedures” means, with respect to any transfer, exchange or other transaction involving a global certificate representing any STRC Stock, or any beneficial interest in such certificate, the rules and procedures of the depositary applicable to such transfer, exchange or transaction.
“Dividend junior stock” means any class or series of our stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the STRC Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend junior stock includes our Class A Stock, Class B Stock, STRE Stock, STRK Stock and STRD Stock. For the avoidance of doubt, dividend junior stock will not include any securities of our subsidiaries.
“Dividend parity stock” means any class or series of our stock (other than the STRC Stock) whose terms expressly provide that such class or series will rank equally with the STRC Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, dividend parity stock will not include any securities of our subsidiaries.
“Dividend senior stock” means any class or series of our stock whose terms expressly provide that such class or series will rank senior to the STRC Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend senior stock includes our STRF Stock. For the avoidance of doubt, dividend senior stock will not include any securities of our subsidiaries.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Fundamental change” means any of the following events:
(i) either (a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) us; (x) our “wholly owned subsidiaries” (as defined below); (y) any employee benefit plans of ours or our wholly owned subsidiaries; or (z) any “permitted party” (as defined below)), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our common equity representing more than 50% of the voting power of all of our common equity; or (b) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) us; (x) our “wholly owned subsidiaries” (as defined below); or (y) any employee benefit plans of ours or our wholly owned subsidiaries), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our Class A Stock representing more than 50% of the voting power of all of our Class A Stock, provided that, solely for purposes of this clause (b), none of the following will constitute beneficial ownership of our Class A Stock: (x) beneficial ownership of our Class B Stock; and (y) beneficial ownership by any permitted party of any of our Class A Stock issued upon conversion of our Class B Stock; or
(ii) the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our Class A Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii).
For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso); and (y) whether a person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.
“Junior stock” means any dividend junior stock or liquidation junior stock.
“Last reported sale price” per share of STRC Stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of STRC Stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the STRC Stock is then listed. If the STRC Stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of STRC Stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the STRC Stock is not so quoted on such trading day, then the last reported sale price will be the mid-point of the last bid price and the last ask price per share of STRC Stock on such trading day from a nationally recognized independent investment banking firm we select (or, if no such last bid price or last ask price is available, the fair value of one share of STRC Stock on such trading day determined by a nationally recognized independent investment banking firm we select).
“Liquidation junior stock” means any class or series of our stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the STRC Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. Liquidation junior stock includes our Class A Stock, Class B Stock, STRE Stock, STRK Stock and STRD Stock. For the avoidance of doubt, liquidation junior stock will not include any securities of our subsidiaries.
“Liquidation parity stock” means any class or series of our stock (other than the STRC Stock) whose terms expressly provide that such class or series will rank equally with the STRC Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. For the avoidance of doubt, liquidation parity stock will not include any securities of our subsidiaries.
“Liquidation preference” initially means $100 per share of STRC Stock; provided, however, that, effective immediately after the close of business on each business day after July 29, 2025 (and, if applicable, during the course of a business day on which any sale transaction to be settled by the issuance of STRC Stock is executed, from the exact time of the first such sale transaction during such business day until the close of business of such business day), the liquidation preference per share of STRC Stock will be adjusted to be the greatest of (i) the stated amount per share of STRC Stock; (ii) in the case of any business day with respect to which we have, on such business day or any business day during the ten (10) trading day period preceding such business day, executed any sale transaction to be settled by the issuance of STRC Stock, an amount equal to the last reported sale price per share of STRC Stock on the trading day immediately before such business day; and (iii) the arithmetic average of the last reported sale prices per share of STRC Stock for each trading day of the ten (10) consecutive trading days immediately preceding such business day, provided, however, that, if applicable, the reference in this clause (iii) to ten (10) will be replaced by such lesser number of trading days as have elapsed during the period from, and including, July 29, 2025 to, but excluding, such business day. Notwithstanding anything to the contrary in the preceding sentence, at all times before the first date on which we execute any sale transaction to be settled by the issuance of STRC Stock (other than the STRC Stock initially issued on July 29, 2025), the liquidation preference per share of STRC Stock will be $100. Whenever we refer to the liquidation preference of the STRC Stock herein as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the liquidation preference immediately after the close of business on such date. For purposes of this definition, references to our execution of any sale transaction to be settled by the issuance of STRC Stock includes any resale of any shares of STRC Stock that we or any of our subsidiaries have purchased or otherwise acquired.
“Liquidation senior stock” means any class or series of our stock whose terms expressly provide that such class or series will rank senior to the STRC Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. Liquidation senior stock includes our STRF Stock. For the avoidance of doubt, liquidation senior stock will not include any securities of our subsidiaries.
“Market disruption event” means, with respect to the STRC Stock, on any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the STRC Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the STRC Stock or in any options contracts or futures contracts relating to the STRC Stock.
“Monthly regular dividend rate per annum” has the following meaning: (i) with respect to the regular dividend period beginning on July 29, 2025, a rate per annum equal to 9.00%; and (ii) with respect to each following regular dividend period (each such regular dividend period being referred to as the “reference regular dividend period” for purposes of this definition), the monthly regular dividend rate per annum is the monthly regular dividend rate per annum applicable to the immediately preceding regular dividend period, unless we elect, in our sole and absolute discretion, by providing notice of the same to preferred stockholders before the first business day of such reference regular dividend period, a different monthly regular dividend rate per annum to apply to such reference regular dividend period, provided such different monthly regular dividend rate per annum cannot be (1) negative; (2) less than a rate per annum equal to the excess, if any, of (A) the monthly regular dividend rate per annum applicable to the regular dividend period immediately preceding such reference regular dividend period, over (B) the sum of (I) 25 basis points; and (II) the excess, if any, of (x) the monthly SOFR per annum on the first business day of the regular dividend period immediately preceding such reference regular dividend period, over (y) the minimum of the monthly SOFR per annum rates that occur on the business days during the period from, and including, the first business day of the regular dividend period immediately preceding such reference regular dividend period to, and including, the last business day of the regular dividend period immediately preceding such reference regular dividend period; or (3) less than the monthly SOFR per annum as of the business day immediately before the date on which we provide such notice. Notwithstanding anything to the contrary, we will not be entitled to elect to reduce the monthly regular dividend rate per annum pursuant to clause (ii) of the preceding sentence unless, at the time we provide the notice referred to in such clause, all accumulated regular dividends, if any, on the STRC Stock then outstanding for all prior completed regular dividend periods, if any, have been paid in full (or have been declared in full and consideration in kind and amount that is sufficient, in accordance with the STRC Stock Certificate of Designations, to pay such accumulated regular dividends, is set aside for the benefit of the preferred stockholders entitled thereto). For the avoidance of doubt, for purposes of the preceding sentence, if such notice is sent on the last day of a regular dividend period, then such regular dividend period will not be considered to be “completed.” Notwithstanding anything to the contrary, the notice referred to in the preceding definition must set forth the applicable monthly regular dividend rate per annum and the regular dividend period to which it applies, and such notice will be deemed to have been duly sent if either (i) it is sent in compliance with the provisions described above under the caption “-Notices”; or (ii) the information required to be included in such notice is (x) set forth in a press release issued through such national newswire service as we then use or (y) published through such other widely disseminated public medium as we then use, including our website.

“Monthly SOFR per annum” means, as of any business day, a rate per annum equal to the one month term SOFR, as reflected on the related website of the administrator for term SOFR (which is https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html) (“one-month term SOFR”); provided, however, that if the one-month term SOFR ceases to be administered and published as determined by us in our sole discretion, then we will, in good faith and in a commercially reasonable manner, identify a similar successor rate used in the market for floating rate securities, together, if applicable, with any adjustment thereto.
“Number of incremental diluted shares” means the increase in the number of diluted shares of the applicable class or series of junior stock (determined in accordance with generally accepted accounting principles in the United States, as the same is in effect on July 29, 2025, and assuming net income is positive) that would result from the grant, vesting or exercise of equity-based compensation to directors, employees, contractors and agents (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to such class or series of junior stock).
“Permitted party” means any “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that consists of, or includes, Michael J. Saylor, the heirs of Michael J. Saylor, or any Affiliates of Michael J. Saylor or the heirs of Michael J. Saylor.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”

“Preferred stockholder,” or “holder” of any STRC Stock, means any person in whose name any share of STRC Stock is registered on the registrar’s books.
“Regular dividend payment date” means the last calendar day of each calendar month.
“Regular dividend period” means each period from, and including, the calendar day after a regular dividend payment date to, and including, the next regular dividend payment date.
“Regular dividends” has the meaning set forth above under the caption “-Regular Dividends-Generally.”
“Regular record date” means, with respect to any regular dividend payment date, the 15th calendar day of the month in which such regular dividend payment date occurs.
“Stated amount” means $100 per share of STRC Stock.
“SOFR” means secured overnight financing rate.
“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

A “tax event” will be deemed to occur if we have received an opinion of counsel experienced in such matters to the effect that, as a result of:
•any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;
•an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;
•any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or
•a threatened challenge asserted in writing in connection with a tax audit of us or any of our subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the STRC Stock, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after July 24, 2025, there is more than an insubstantial risk that any of the outstanding STRC Stock is treated as “fast-pay stock” within the meaning of Treasury Regulation Section 1.7701(l)-3(b)(2) (or becomes subject to substantially similar successor provision).

“Trading day” means, with respect to the STRC Stock, any day on which (i) trading in the STRC Stock generally occurs on the principal U.S. national or regional securities exchange on which the STRC Stock is then listed or, if the STRC Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the STRC Stock is then traded; and (ii) there is no market disruption event. If the STRC Stock is not so listed or traded, then “trading day” with respect to the STRC Stock means a business day.
“Voting parity stock” means, with respect to any matter as to which preferred stockholders are entitled to vote pursuant to the provisions described above under the caption “-Voting Rights-Voting and Consent Rights with Respect to Specified Matters,” each class or series of outstanding dividend parity stock or liquidation parity stock, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter. For the avoidance of doubt, voting parity stock will not include any securities of our subsidiaries.
“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.
Book Entry, Settlement and Clearance
Global Certificates
The STRC Stock was initially issued in the form of one or more certificates (the “global certificates”) registered in the name of Cede & Co., as nominee of DTC, and will be deposited with the transfer agent as custodian for DTC.

Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global certificate. We expect that, under procedures established by DTC:

•	upon deposit of a global certificate with DTC’s custodian, DTC will credit the shares of STRC Stock represented by such global certificate to the accounts of the DTC participants designated by the underwriters for the applicable offering; and

•	ownership of beneficial interests in a global certificate will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global certificate).
Book-Entry Procedures for Global Certificates
All interests in a global certificate will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to the STRC Stock. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the transfer agent or any of the underwriters of any offering of the STRF Stock will be responsible for those operations or procedures.
DTC has advised us that it is:
•a limited purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of the New York State Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of STRC Stock who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC or its nominee is the registered owner of a global certificate, DTC or that nominee will be considered the sole owner or holder of the STRC Stock represented by that global certificate for all purposes under the STRC Stock Certificate of Designations. Except as provided below, owners of beneficial interests in a global certificate:
•will not be entitled to have STRC Stock represented by the global certificate registered in their names;
•will not receive or be entitled to receive physical, certificated STRC Stock registered in their respective names (“physical certificates”); and
•will not be considered the owners or holders of the STRC Stock under the STRC Stock Certificate of Designations for any purpose.
As a result, each investor who owns a beneficial interest in a global certificate must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a preferred stockholder under the STRC Stock Certificate of Designations.

Payments on any global certificates will be made to DTC’s nominee as the registered holder of the global certificate. None of us, the transfer agent or the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global certificate, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global certificate will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Physical Certificates
A global certificate will be exchanged, pursuant to customary procedures, for one or more physical certificates only if:
•DTC notifies us or the transfer agent that it is unwilling or unable to continue as depositary for such global certificate or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation; or
•we, in our sole discretion, permit the exchange of any beneficial interest in such global certificate for one or more physical certificates at the request of the owner of such beneficial interest.

* * * * *

8.00% Series A Perpetual Strike Preferred Stock

Generally

Without the consent of any holder, the Company may, by resolution of the Board of Directors, increase the total number of authorized shares of STRK Stock, except that in no event will such increase be by an amount that exceeds the total number of authorized and undesignated shares of the Company’s preferred stock. In addition, without the consent of any holder of STRK Stock, the Company may issue additional STRK Stock with the same terms as the outstanding STRK Stock (except for certain differences, such as the date as of which regular dividends begin to accumulate on, the first regular dividend record date and the first regular dividend payment date for, and transfer restrictions applicable to, such additional STRK Stock). Furthermore, without the consent of any holder, the Company may resell any STRK Stock that it or any of its “subsidiaries” (as defined below under the caption “—Definitions”) has purchased or otherwise acquired. However, such additional or resold STRK Stock must be identified by a separate CUSIP number or by no CUSIP number if they are not fungible, for purposes of federal securities laws or, if applicable, the “depositary procedures” (as defined below under the caption “—Definitions”), with other STRK Stock that is then outstanding. In addition, without the consent of any holder, the Company may create and issue, or increase the authorized or issued number of, any other class or series of stock (including, for the avoidance of doubt, “dividend senior stock” or “liquidation senior stock” (as those terms are defined below under the caption “— Definitions”)), including the STRF Stock, STRC Stock and STRE Stock.

On July 7, 2025, the Company filed a certificate of amendment (the “STRK Amendment”) with the Secretary of State of the State of Delaware to the STRK Stock certificate of designations (such certificate, as amended, restated and supplemented from time to time, the “STRK Stock Certificate of Designations”) so that, together with other conforming changes, the STRK Stock has a liquidation preference that is initially $100 per share; provided, however, that, effective immediately after the close of business on each business day on or after July 7, 2025 (and, on or after July 7, 2025, if applicable, during the course of a business day on which any sale transaction to be settled by the issuance of STRK Stock is executed, from the exact time of the first such sale transaction during such business day until the close of business of such business day), the liquidation preference per share of STRK Stock will be adjusted to be the greatest of (i) the stated amount of $100 per share of STRK Stock (the “stated amount”); (ii) in the case of any business day on or after July 7, 2025 with respect to which the Company has, on such business day or any business day during the ten trading day period preceding such business day, executed any sale transaction to be settled by the issuance of STRK Stock, an amount equal to the “last reported sale price” (as defined below under the caption “—Definitions”) per share of STRK Stock on the trading day immediately before such business day; and (iii) the arithmetic average of the last reported sale prices per share of STRK Stock for each trading day of the ten consecutive trading days immediately preceding such business day; provided that, for purposes of the definition of liquidation preference, the execution of the STRK Amendment will be treated as an execution of a sale transaction settled by the issuance of STRK Stock. Until the Company has received common stockholder ratification of the STRK Amendment, investors should treat the STRK Amendment as being subject to ratification.

Transfer Agent, Registrar, Conversion Agent and Paying Agent

U.S. Bank Trust Company, National Association is the initial transfer agent, registrar, conversion agent and paying agent for the STRK Stock. However, without prior notice to the preferred stockholders, the Company may change the transfer agent, registrar, paying agent and conversion agent and the Company or any of its subsidiaries may choose to act in that capacity as well (except that the transfer agent, registrar, paying agent or conversion agent with respect to any global certificate must at all times be a person that is eligible to act in that capacity under the depositary procedures).

Registered Holders

Absent manifest error, a person in whose name any share of STRK Stock is registered on the registrar’s books will be considered to be the holder of that share for all purposes, and only registered holders (which, in the case of STRK Stock held through DTC, is initially DTC’s nominee, Cede & Co.) will have rights under the Certificate and the STRK Stock Certificate of Designations as holders of the STRK Stock. In this section, the registered holders of the STRK Stock are referred to as “holders” of the STRK Stock or “preferred stockholders.”

The STRK Stock was initially issued in global form, represented by one or more “global certificates” registered in the name of Cede & Co., as nominee of DTC, and DTC will act as the initial depositary for the STRK Stock. In limited circumstances, global certificates will be exchanged for “physical certificates” registered in the name of the applicable preferred stockholders. See “—Book Entry, Settlement and Clearance” for a definition of these terms and a description of certain DTC procedures that are applicable to STRK Stock represented by global certificates.

Transfers and Exchanges

A preferred stockholder may transfer or exchange its STRK Stock at the office of the registrar in accordance with the STRK Stock Certificate of Designations. The Company, the transfer agent and the registrar may require the preferred stockholder to, among other things, deliver appropriate endorsements or transfer instruments as they may reasonably require. In addition, subject to the terms of the STRK Stock Certificate of Designations, the Company, the transfer agent and the registrar may refuse to register the transfer or exchange of any share of STRK Stock that is subject to conversion, redemption or required repurchase.

Payments on the STRK Stock

The Company will pay (or cause a paying agent to pay) all declared cash regular dividends or other cash amounts due on any STRK Stock represented by a global certificate by wire transfer of immediately available funds. The Company will pay (or cause a paying agent to pay) all declared cash regular dividends or other cash amounts due on any STRK Stock represented by a physical certificate as follows:

•if the aggregate “liquidation preference” (as defined below under the caption “—Definitions”) (or, upon ratification of the STRK Amendment, the aggregate “stated amount” (as defined below under the caption “—Definitions”)) of the STRK Stock represented by such physical certificate is at least $5.0 million (or such lower amount as the Company may choose in its sole and absolute discretion) and the holder of such STRK Stock entitled to such cash regular dividend or amount has delivered to the paying agent, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and

•in all other cases, by check mailed to the address of such holder set forth in the register for the STRK Stock.

To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “—Definitions”) on the following date: (i) with respect to the payment of any declared cash regular dividend due on a regular dividend payment date for the STRK Stock, the immediately preceding regular record date; and (ii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.

If the due date for a payment on any STRK Stock is not a “business day” (as defined below under the caption “—Definitions”), then such payment may be made on the immediately following business day with the same force and effect as if such payment were made on that due date, and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”

Ranking

The STRK Stock ranks as follows:

•senior to (i) “dividend junior stock” (as defined below under the caption “—Definitions”) with respect to the payment of dividends; and (ii) “liquidation junior stock” (as defined below under the caption “—Definitions”) with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up;

•equally with (i) “dividend parity stock” (as defined below under the caption “—Definitions”) with respect to the payment of dividends; and (ii) “liquidation parity stock” (as defined below under the caption “—Definitions”) with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up;

•junior to (i) dividend senior stock with respect to the payment of dividends; and (ii) liquidation senior stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up;

•junior to the Company’s existing and future indebtedness; and

•structurally junior to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) capital stock of the Company’s subsidiaries.

The terms of the STRK Stock do not restrict the Company from issuing dividend senior stock or liquidation senior stock.

Regular Dividends

Generally

The STRK Stock accumulates cumulative dividends (referred to herein as “regular dividends”) at a rate per annum equal to 8.00% (such rate per annum, the “regular dividend rate”) on the liquidation preference thereof (or, upon ratification of the STRK Amendment, the stated amount thereof) and, to the extent described in the third immediately following paragraph, on unpaid regular dividends, regardless of whether or not declared or funds are legally available for their payment. Subject to the other provisions described below, such regular dividends will be payable when, as and if declared by the Board of Directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on each “regular dividend payment date” (as defined below under the caption “—Definitions”) to the preferred stockholders of record as of the close of business on the “regular record date” (as defined below under the caption “—Definitions”) immediately preceding the applicable regular dividend payment date.

Regular dividends on the STRK Stock will accumulate from, and including, the last date to which regular dividends have been paid (or, if no regular dividends have been paid, from, and including, February 5, 2025 (the first date the STRK Stock was issued)) to, but excluding, the next regular dividend payment date.

Declared regular dividends on the STRK Stock will be payable, at the Company’s election, in cash, shares of the Class A Stock or a combination of cash and shares of the Class A Stock, in the manner, and subject to the provisions, described below under the caption “—Method of Payment.” References herein to regular dividends “paid” on the STRK Stock, and any other similar language, will be deemed to include regular dividends paid thereon in shares of Class A Stock in compliance with the provisions described in this “—Regular Dividends” section.

If any accumulated regular dividend (or any portion thereof) on the STRK Stock is not paid on the applicable regular dividend payment date (or, if such regular dividend payment date is not a business day, the next business day), then additional regular dividends, which are referred to herein as “compounded dividends,” will accumulate on the amount of such unpaid regular dividend, compounded quarterly at the regular dividend rate, from, and including, such regular dividend payment date to, but excluding, the date the same, including all compounded dividends thereon, is paid in full. Each reference herein to “accumulated” or “unpaid” regular dividends will include any compounded dividends that accumulate thereon pursuant to the provision described in this paragraph.

Each payment of declared regular dividends on the STRK Stock will be applied to the earliest “regular dividend period” (as defined below under the caption “—Definitions”) for which regular dividends have not yet been paid.

Accumulated regular dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Except as described in the next paragraph, the STRK Stock Certificate of Designations does not require the Company to declare regular dividends on the STRK Stock, even if funds are legally available for their payment. Accordingly, the Company may choose not to declare regular dividends on the STRK Stock.

If the Company sells any shares of Class A Stock for cash through a registered public offering (including an at-the-market offering or follow-on offering) during the 90 calendar days preceding a regular record date, then, subject to the terms of any dividend senior stock, the Company will declare and pay the regular dividend due on the regular dividend payment date immediately after such regular record date (including, for the avoidance of doubt, compounded dividends, if any) to the extent the net proceeds to the Company of such sale(s) during such 90 calendar days are sufficient to pay such regular dividend. For the avoidance of doubt, payments of regular dividends will be applied in accordance with the last sentence of the fourth paragraph under this “—Regular Dividends— Generally” section. However, to the extent permitted by the depositary procedures and the terms of any senior dividend stock, and subject to the limitations described under the caption “—Method of Payment— Regular Dividends Paid Partially or Entirely in Shares of Class A Stock” below, to the extent, and only to the extent, funds are not legally available for such payment, and to the extent authorized, unissued and unreserved shares of Class A Stock are available, such payment of regular dividends will be payable in shares of Class A Stock. For these purposes, and for the avoidance of doubt, but without limitation, none of the following will constitute a sale of shares of Class A Stock:

•the issuance or sale of any securities that are convertible into, or exchangeable or exercisable for, Class
A Stock;

•the issuance of any shares of Class A Stock upon the conversion, exchange or exercise of any securities referred to in the preceding bullet point; and

•the issuance or sale of any securities pursuant to a registration statement on Form S-8 (or any successor form).

For the avoidance of doubt, to the extent the Company fails to pay any portion of such regular dividend in cash or shares of Class A Stock due to the limitations described in the preceding paragraph, such portion of such regular dividend will constitute unpaid regular dividends and will accumulate compounded dividends as described under the fourth paragraph under this “—Regular Dividends—Generally” section.

Method of Payment

Generally

Each declared regular dividend on the STRK Stock will be paid in cash unless the Company elects, by sending written notice to each preferred stockholder no later than the business day after the date of declaration of such regular dividend, to pay all or any portion of such regular dividend in shares of Class A Stock. Such written notice must state the total dollar amount of the declared regular dividend per share of STRK Stock and the respective dollar portions thereof that will be paid in cash and in shares of Class A Stock. Any such election made in such written notice, once sent, will be irrevocable (as to the applicable declared regular dividend) and will apply to all shares of STRK Stock then outstanding.

Regular Dividends Paid Partially or Entirely in Shares of Class A Stock

The number of shares of Class A Stock payable in respect of any dollar amount of a declared regular dividend that the Company has duly elected to pay in shares of Class A Stock will be (x) such dollar amount, divided by (y) the “regular dividend stock price” (as defined below under the caption “—Definitions”) for such regular dividend.

However, notwithstanding anything to the contrary, in no event will the total number of shares of Class A Stock issuable per share of STRK Stock as payment for a declared regular dividend exceed an amount equal to (x) the total dollar amount of such declared regular dividend per share of STRK Stock (including, for the avoidance of doubt, the portion thereof that the Company elected to pay in shares of Class A Stock), divided by (y) the “floor price” (as defined below under the caption “—Definitions”) in effect on the third “VWAP trading day” (as defined below under the caption “—Definitions”) preceding the regular dividend payment date for such regular dividend. If the dollar amount of such declared regular dividend per share of STRK Stock that the Company has duly elected to pay in shares of Class A Stock exceeds the product of such regular dividend stock price and the maximum number of shares of Class A Stock deliverable (without regard to the Company’s obligation to pay cash in lieu of any fractional share of Class A Stock) per share of STRK Stock in respect of such regular dividend, then the Company will, to the extent the Company is legally able to do so and not prohibited by the terms of any dividend senior stock, declare and pay, on the relevant regular dividend payment date, such excess amount in cash. For the avoidance of doubt, to the extent the Company fails to so pay such excess amount in cash, such excess amount will constitute unpaid regular dividends and will accumulate compounded dividends as described under the fourth paragraph under “—Regular Dividends—Generally.”

The initial floor price of the STRK Stock is $119.03 per share of Class A Stock. The floor price will be subject to adjustment, as provided in its definition, whenever the “conversion rate” (as defined below under the caption “—Definitions”) is adjusted pursuant to the provisions described below under the caption “—Conversion Rights—Conversion Rate Adjustments.”

Payment of Cash in Lieu of any Fractional Share of Class A Stock

Notwithstanding anything to the contrary in the provisions described above, in lieu of delivering any fractional share of Class A Stock otherwise issuable as payment for all or any portion of a declared regular dividend that the Company has duly elected to pay in shares of Class A Stock, the Company will, to the extent it is legally able to do so and not prohibited by the terms of any dividend senior stock, pay cash based on the “daily VWAP” (as defined below under the caption “—Definitions”) per share of Class A Stock on the third VWAP trading day preceding the regular dividend payment date for such regular dividend. To the extent that the Company is not able to pay such fractional amount in cash under applicable law and in compliance with the Company’s indebtedness and the terms of any dividend senior stock, the Company will instead (regardless of the limitations described in the second immediately preceding paragraph, but subject to the availability of authorized, unissued and unreserved shares of Class A Stock) round up to the nearest whole share for each holder, and the Company will not have any obligation to pay such amount in cash and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of STRK Stock. For the avoidance of doubt, to the extent the Company fails to pay any portion of such declared regular dividend in cash or shares of Class A Stock due to the limitations described in this paragraph, such portion of such regular dividend will constitute unpaid regular dividends and will accumulate compounded dividends as described under the fourth paragraph under “—Regular Dividends—Generally.”

When Preferred Stockholders Become Stockholders of Record of Shares of Class A Stock Issued as Payment for a Declared Regular Dividend

If the Company has duly elected to pay all or any portion of a declared regular dividend on any share of STRK Stock in shares of Class A Stock, then such shares of Class A Stock, when issued, will be registered in the name of the holder of such share of STRK Stock as of the close of business on the related regular record date, and such holder will be deemed to become the holder of record of such shares of Class A Stock as of the close of business on the third VWAP trading day preceding the related regular dividend payment date.

Securities Laws Matters

If, in the Company’s reasonable judgment, the issuance of shares of Class A Stock as payment for any declared regular dividend on the STRK Stock, or the resale of those shares by preferred stockholders or beneficial owners that are not, and have not at any time during the preceding three months been, an affiliate of the Company, requires registration under the Securities Act of 1933, as amended (the “Securities Act”), then the Company will use its commercially reasonable efforts to:

•file and cause there to become effective under the Securities Act a registration statement covering such issuance or covering such resales from time to time, pursuant to Rule 415 under the Securities Act, by such preferred stockholders or beneficial owners, as applicable; and

•in the case of a resale registration statement, keep such registration statement effective under the Securities Act, and provide a prospectus that may be used in connection therewith, until all such shares are resold pursuant to such registration statement or are, or would be, eligible for resale without restriction, pursuant to Rule 144 under the Securities Act (or any successor rule), by preferred stockholders that are not, and have not at any time during the preceding three months been, an affiliate of the Company.

In addition, the Company will use its commercially reasonable efforts to qualify or register such shares under applicable U.S. state securities laws, to the extent required in the Company’s reasonable judgment. However, the Company will not be required to qualify as a foreign corporation in, or consent to general service of process under the laws of, any jurisdiction where the Company is not at such time so qualified or subject to such service of process. To the extent applicable, the Company will also use its commercially reasonable efforts to have such shares of Class A Stock approved for listing on any U.S. national or regional securities exchange on which the Class A Stock is then listed.

Treatment of Dividends Upon Repurchase Upon Fundamental Change, Conversion or Redemption

If the “fundamental change repurchase date” (as defined below under the caption “—Fundamental Change Permits Preferred Stockholders to Require the Company to Repurchase STRK Stock”), “conversion date” (as defined below under the caption “—Definitions”) or redemption date of any share of STRK Stock to be repurchased, converted or redeemed is after a regular record date for a declared regular dividend on the STRK Stock and on or before the next regular dividend payment date, then the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such repurchase, conversion or redemption, as applicable, to receive, on or, at the Company’s election, before such regular dividend payment date, such declared regular dividend on such share. However, in the case of a conversion, the converting preferred stockholder must, in certain circumstances, deliver upon conversion cash in an amount equal to such declared regular dividend, as described under the caption “—Treatment of Dividends Upon Conversion.”

Except as described in the preceding paragraph, regular dividends on any share of STRK Stock will cease to accumulate from and after the fundamental change repurchase date, conversion date or redemption date, as applicable, for such share.

Limitations on the Company’s Ability to Pay Dividends

The Company may not have sufficient cash to pay regular dividends on the STRK Stock in cash. In addition, applicable law (including the DGCL), regulatory authorities and the agreements governing the Company’s indebtedness and the Company’s dividend senior stock may restrict the Company’s ability to pay dividends on the STRK Stock. Similarly, statutory, contractual or other restrictions may limit the Company’s subsidiaries’ ability to pay dividends or make distributions, loans or advances to the Company to enable the Company to pay regular dividends to the extent paid in cash on the STRK Stock.

Priority of Dividends; Limitation on Junior Payments; No Participation Rights

Except as described below under “—Limitation on Dividends on Parity Stock” and “—Limitation on Certain Payments,” the STRK Stock Certificate of Designations does not prohibit or restrict the Company or the Board of Directors from declaring or paying any dividend or distribution (whether in cash, securities or other property, or any combination of the foregoing) on any class or series of the Company’s stock, and, unless such dividend or distribution is declared on the STRK Stock, the STRK Stock will not be entitled to participate in such dividend or distribution.

For purposes of the descriptions below under the captions “—Limitation on Dividends on Parity Stock” and
“—Limitation on Certain Payments,” a regular dividend on the STRK Stock will be deemed to have been paid if such regular dividend is declared and consideration in kind and amount that is sufficient, in accordance with the STRK Stock Certificate of Designations, to pay such regular dividend is set aside for the benefit of the preferred stockholders entitled thereto.

Limitation on Dividends on Parity Stock

If:

•less than all accumulated and unpaid regular dividends on the outstanding STRK Stock have been declared and paid as of any regular dividend payment date; or

•the Board of Directors declares a regular dividend on the STRK Stock that is less than the total amount of unpaid regular dividends on the outstanding STRK Stock that would accumulate to, but excluding, the regular dividend payment date following such declaration, then, until and unless all accumulated and unpaid regular dividends on the outstanding STRK Stock have been paid, no dividends may be declared or paid on any class or series of dividend parity stock unless regular dividends are simultaneously declared on the STRK Stock on a pro rata basis, such that (i) the ratio of (x) the dollar amount of regular dividends so declared per share of STRK Stock to (y) the dollar amount of the total accumulated and unpaid regular dividends per share of STRK Stock immediately before the payment of such regular dividend is no less than (ii) the ratio of (x) the dollar amount of dividends so declared or paid per share of such class or series of dividend parity stock to (y) the dollar amount of the total accumulated and unpaid dividends per share of such class or series of dividend parity stock immediately before the payment of such dividend (which dollar amount in this clause (y) will, if dividends on such class or series of dividend parity stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof).

Limitation on Certain Payments

If any STRK Stock is outstanding, then no dividends or distributions (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on any of the Company’s “junior stock” (as defined below under the caption “—Definitions”), and neither the Company nor any of the Company’s subsidiaries will purchase, redeem or otherwise acquire for value (whether in cash, securities or other property, or any combination of the foregoing) any of the Company’s junior stock or dividend parity stock, in each case unless all accumulated regular dividends, if any, on the STRK Stock then outstanding for all prior completed regular dividend periods, if any, have been paid in full. However, the restrictions described in the preceding sentence will not apply to the following:

•dividends and distributions on junior stock that are payable solely in shares of junior stock, together with cash in lieu of any fractional share;
•the purchase of any junior stock or dividend parity stock solely with the proceeds of a substantially simultaneous sale of other junior stock;
•purchases, redemptions or other acquisitions of junior stock in connection with the administration of any benefit or other incentive plan of the Company’s (including any employment contract) in the ordinary course of business, including (x) the forfeiture of unvested shares of restricted stock, or any withholdings (including withholdings effected by a repurchase or similar transaction), or other surrender, of shares that would otherwise be deliverable upon exercise, delivery or vesting of equity awards under any such plan or contract, in each case whether for payment of applicable taxes or the exercise price, or otherwise; (y) cash paid in connection therewith in lieu of issuing any fractional share; and (z) purchases of junior stock pursuant to a publicly announced repurchase plan to offset the dilution resulting from issuances pursuant to any such plan or contract; provided, however, that repurchases pursuant to this clause (z) will be permitted pursuant to the exception described in this bullet point only to the extent that the number of shares of junior stock so repurchased does not exceed the related “number of incremental diluted shares” (as defined below under the caption “—Definitions”);
•purchases, or other payments in lieu of the issuance, of any fractional share of junior stock in connection with the conversion, exercise or exchange of such junior stock or of any securities convertible into, or exercisable or exchangeable for, junior stock;
•purchases, or other payments in lieu of the issuance, of any fractional share of dividend parity stock in connection with the conversion, exercise or exchange of such dividend parity stock or of any securities convertible into, or exercisable or exchangeable for, dividend parity stock;
•(x) dividends and distributions of junior stock, or rights to acquire junior stock, pursuant to a stockholder rights plan; and (y) the redemption or repurchase of such rights pursuant to such stockholder rights plan;
•purchases of junior stock or dividend parity stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect on the immediately preceding regular dividend payment date and such purchases, if effected immediately before such regular dividend payment date, would not have been prohibited by the provision described in the first sentence under this “—Limitation on Certain Payments” section;
•the settlement of any convertible note hedge transactions, capped call transactions or similar transactions entered into in connection with the issuance, by the Company or any of its subsidiaries, of any debt securities that are convertible into, or exchangeable for, the Company’s common stock (or into or for any combination of cash and the Company’s common stock based on the value of the Company’s common stock), provided such transactions are on customary terms and were entered into either (x) before February 5, 2025 or (y) in compliance with the provision described in the first sentence under this “—Limitation on Certain Payments” section;
•the acquisition, by the Company or any of its subsidiaries, of record ownership of any junior stock or dividend parity stock solely on behalf of persons (other than the Company or any of its subsidiaries) that are the beneficial owners thereof, including as trustee or custodian (or as a result of the Company’s acquisition of another person that was, immediately before such acquisition, the record or beneficial owner of such junior stock or dividend parity stock, as applicable, provided such record or beneficial ownership was not obtained in anticipation of such acquisition);
•the exchange, conversion or reclassification of dividend parity stock solely for or into junior stock or other dividend parity stock, together with the payment, in connection therewith, of cash in lieu of any fractional share; and
•the exchange, conversion or reclassification of junior stock solely for or into other junior stock, together with the payment, in connection therewith, of cash in lieu of any fractional share.

For the avoidance of doubt, the provisions described in this “—Limitation on Certain Payments” section will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any capital stock.

Any dividend senior stock that the Company may issue in the future could contain provisions similar to the one described in this “—Limitation on Certain Payments” section, which could prohibit the Company from paying accumulated dividends on the STRK Stock or purchasing, redeeming or acquiring the STRK Stock until and unless the Company first pays accumulated dividends in full on such dividend senior stock.

Rights Upon the Company’s Liquidation, Dissolution or Winding Up

If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding liquidation senior stock, each share of STRK Stock will entitle the holder thereof to receive payment for the following amount out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any liquidation junior stock:

•the liquidation preference per share of STRK Stock, which was initially equal to $100 per share (or, upon ratification of the STRK Amendment, the liquidation preference per share of STRK Stock as of the business day immediately before the date of such payment); and

•all unpaid regular dividends, if any, that will have accumulated on such share to, but excluding, the date of such payment.

On July 7, 2025, the Company filed the STRK Amendment with the Secretary of State of the State of Delaware to the STRK Stock Certificate of Designations so that, together with other conforming changes, the STRK Stock has a liquidation preference that is initially $100 per share; provided, however, that, effective immediately after the close of business on each business day on or after July 7, 2025 (and, on or after July 7, 2025, if applicable, during the course of a business day on which any sale transaction to be settled by the issuance of STRK Stock is executed, from the exact time of the first such sale transaction during such business day until the close of business of such business day), the liquidation preference per share of STRK Stock will be adjusted to be the greatest of (i) the stated amount; (ii) in the case of any business day on or after July 7, 2025 with respect to which the Company has, on such business day or any business day during the ten trading day period preceding such business day, executed any sale transaction to be settled by the issuance of STRK Stock, an amount equal to the “last reported sale price” (as defined below under the caption “—Definitions”) per share of STRK Stock on the trading day immediately before such business day; and (iii) the arithmetic average of the last reported sale prices per share of STRK Stock for each trading day of the ten consecutive trading days immediately preceding such business day; provided that, for purposes of the definition of liquidation preference, the execution of the STRK Amendment will be treated as an execution of a sale transaction settled by the issuance of STRK Stock. Until the Company has received common stockholder ratification of the STRK Amendment, investors should treat the STRK Amendment as being subject to ratification.

Upon payment of such amount in full on the outstanding STRK Stock, holders of the STRK Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of STRK Stock and the corresponding amounts payable in respect of all outstanding shares of liquidation parity stock, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding liquidation senior stock, such assets or funds will be distributed ratably on the outstanding shares of STRK Stock and liquidation parity stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

For purposes of the provisions described above in this “—Rights Upon the Company’s Liquidation, Dissolution or Winding Up” section, the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of its assets (other than a sale, lease or other transfer in connection with its liquidation, dissolution or winding up) to, another person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the STRK Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

The STRK Stock Certificate of Designations does not contain any provision requiring funds to be set aside to protect the liquidation preference of the STRK Stock, even though it is substantially in excess of the par value thereof. As such, the Company may have no assets or funds available for payment on the STRK Stock upon its liquidation, dissolution or winding up.

Voting Rights

The STRK Stock has no voting rights except as described below or as provided in the Certificate or required by the DGCL.

Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events

Generally

If a “regular dividend non-payment event” (as defined below under the caption “—Definitions”) occurs, then, subject to the other provisions described below, the authorized number of the Company’s directors will automatically increase by one (or the Company will vacate the offices of one director) and the preferred stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, will have the right to elect one director to fill such directorship at the Company’s next annual meeting of stockholders (or, if earlier, at a special meeting of the Company’s stockholders called for such purpose) and at each following annual meeting of the Company’s stockholders until such regular dividend non-payment event has been cured, at which time such right will terminate with respect to the STRK Stock until and unless a subsequent regular dividend non-payment event occurs. However, as a condition to the election of any such director, whom is referred to herein as a “preferred stock director,” such election must not cause the Company to violate any rule of any securities exchange or other trading facility on which any of the Company’s securities are then listed or qualified for trading requiring that a majority of the Company’s directors be independent. This condition is referred to herein as the “director qualification requirement.” In addition, notwithstanding anything to the contrary, the Board of Directors will at no time include more than two preferred stock directors, regardless of how many classes of voting parity stock (which term, solely for purposes of this sentence, includes the STRK Stock) have rights that are then exercisable to elect any number of preferred stock directors. Upon the termination of such right with respect to the STRK Stock and all other outstanding voting parity stock, if any, the term of office of any person then serving as a preferred stock director will immediately and automatically terminate (and, if the authorized number of the Company’s directors was increased by one or two, as applicable, in connection with such regular dividend non-payment event(s), then the authorized number of the Company’s directors will automatically decrease by one or two, as applicable).

A preferred stock director will hold office until the Company’s next annual meeting of stockholders or, if earlier, upon his or her death, resignation or removal or the termination of the term of such office as described above. However, if:

•a class or series of voting parity stock with similar voting rights regarding the election of directors upon a failure to pay dividends is outstanding;

•such voting rights become exercisable at a time when a preferred stock director holds office with respect to the STRK Stock; and

•a special meeting of the Company’s stockholders is called for the purpose of electing a director pursuant to such voting rights,

then (x) holders of the STRK Stock will be entitled to vote, as a single class with the holders of such class or series of voting parity stock, at such special meeting in respect of such election of such new director(s); and (y) the office of any such preferred stock director of the STRK Stock will terminate upon the election, at such special meeting, of the new director(s).

For the avoidance of doubt, the compensation, if any, payable to any preferred stock director will be at the Company’s sole and absolute discretion.

Removal and Vacancies of a Preferred Stock Director

At any time, a preferred stock director may be removed either (i) with cause in accordance with applicable law;
or (ii) with or without cause by the affirmative vote of the preferred stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing a majority of the combined voting power of the STRK Stock and such voting parity stock.

During the continuance of a regular dividend non-payment event, a vacancy in the office of a preferred stock director (other than a vacancy before the initial election of the preferred stock director in connection with such regular dividend non-payment event) may be filled, subject to the director qualification requirement, by the affirmative vote of the preferred stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing a majority of the combined voting power of the STRK Stock and such voting parity stock.

The Right to Call a Special Meeting to Elect a Preferred Stock Director

During the continuance of a regular dividend non-payment event, the preferred stockholders, and holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing at least 25% of the combined voting power of the STRK Stock and such voting parity stock will have the right to call a special meeting of stockholders for the election of a preferred stock director (including an election to fill any vacancy in the office of a preferred stock director). Such right may be exercised by written notice, executed by such preferred stockholders and holders, as applicable, delivered to the Company at its principal executive offices (except that, in the case of any global certificate representing the STRK Stock or such voting parity stock, such notice must instead comply with the applicable depositary procedures). However, if the Company’s next annual or special meeting of stockholders is scheduled to occur within 90 days after such right is exercised, and the Company is otherwise permitted to conduct such election at such next annual or special meeting, then such election will instead be included in the agenda for, and conducted at, such next annual or special meeting.

Voting and Consent Rights with Respect to Specified Matters

Subject to the other provisions described below, while any STRK Stock is outstanding, each of the following events will require, and cannot be effected without, the affirmative vote or consent of preferred stockholders, and holders of each class or series of voting parity stock, if any, with similar voting or consent rights with respect to such event, representing at least a majority of the combined outstanding voting power of the STRK Stock and such voting parity stock, if any:

(1)    any amendment, modification or repeal of any provision of the Certificate or the STRK Stock Certificate of Designations that materially adversely affects the special rights, preferences or voting powers of the STRK Stock (other than an amendment, modification or repeal permitted by the provisions described below under the caption “—Certain Amendments Permitted Without Consent”); or

(2)    the Company’s consolidation or combination with, or merger with or into, another person, or any binding or statutory share exchange or reclassification involving the STRK Stock, in each case unless:

(a)the STRK Stock either (i) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (ii) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;

(b)the STRK Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable (as determined by the Board of Directors in good faith) to the holders thereof than the rights, preferences and voting powers, taken as a whole, of the STRK Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and

(c)the issuer of the STRK Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not the Company, will succeed to the Company under the STRK Stock Certificate of Designations and the STRK Stock.

However, a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (a), (b) and (c) of paragraph (2) above will not require any vote or consent pursuant to paragraph
(1) above. In addition, each of the following will be deemed not to materially adversely affect the rights, preferences or voting powers of the STRK Stock (or cause any of the rights, preferences or voting powers of any such preference securities to be materially less favorable as described above) and will not require any vote or consent pursuant to either of the preceding clauses (1) or (2):

•any increase in the number of the authorized but unissued shares of the Company’s undesignated preferred stock;
•any increase in the number of authorized or issued shares of STRK Stock;
•the creation and issuance, or increase in the authorized or issued number, of any class or series of stock (including, for the avoidance of doubt, dividend senior stock or liquidation senior stock); and
•the application of the provisions described below under the caption “—Conversion Rights—Effect of Class A Stock Change Event,” including the execution and delivery of any supplemental instruments described under such caption solely to give effect to such provisions.

If any event described in paragraphs (1) or (2) above would materially adversely affect the rights, preferences or voting powers of one or more, but not all, classes or series of voting parity stock (which term, solely for these purposes, includes the STRK Stock), then those classes or series whose rights, preferences or voting powers would not be materially adversely affected will be deemed not to have voting or consent rights with respect to such event. Furthermore, an amendment, modification or repeal described in paragraph (1) above that materially adversely affects the special rights, preferences or voting powers of the STRK Stock cannot be effected without the affirmative vote or consent of preferred stockholders, voting separately as a class, of at least a majority of the STRK Stock then outstanding.

Certain Amendments Permitted Without Consent

Notwithstanding anything to the contrary described in paragraph (1) above under the caption “—Voting and Consent Rights with Respect to Specified Matters,” the Company may amend, modify or repeal any of the terms of the STRK Stock without the vote or consent of any preferred stockholder to:

•cure any ambiguity or correct any omission, defect or inconsistency in the STRK Stock Certificate of Designations or the certificates representing the STRK Stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the DGCL in connection therewith;

•conform the provisions of the STRK Stock Certificate of Designations or the certificates representing the STRK Stock to the “Description of Perpetual Strike Preferred Stock” section of the preliminary prospectus supplement dated January 27, 2025, as supplemented by the related pricing term sheet dated January 30, 2025;

•provide for or confirm the issuance of additional STRK Stock pursuant to the STRK Stock Certificate of Designations;

•provide for any transfer restrictions that apply to any shares of STRK Stock (other than the shares of STRK Stock issued in the initial offering of STRK Stock or in any subsequent offerings and any shares of STRK Stock issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act; or

•make any other change to the Certificate, the STRK Stock Certificate of Designations or the certificates representing the STRK Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any preferred stockholder (other than preferred stockholders that have consented to such change), as such, in any material respect (as determined by the Board of Directors in good faith).

Procedures for Voting and Consents

If any vote or consent of the preferred stockholders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions described in this section. Such rules and procedures may include fixing a record date to determine the preferred stockholders (and, if applicable, holders of voting parity stock) that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by preferred stockholders (and, if applicable, holders of voting parity stock), of preferred stock directors for election. Without limiting the foregoing, the persons calling any special meeting of stockholders pursuant to the provisions described above under “—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events—The Right to Call a Special Meeting to Elect a Preferred Stock Director” will, at their election, be entitled to specify one or more preferred stock director nominees in the notice referred to in such section, if such special meeting is scheduled to include the election of any preferred stock director (including an election to fill any vacancy in the office of any preferred stock director).

Each share of STRK Stock will be entitled to one vote on each matter on which the holders of the STRK Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock. The respective voting powers of the STRK Stock and all classes or series of voting parity stock entitled to vote on any matter together as a single class will be determined (including for purposes of determining whether a plurality, majority or other applicable portion of votes has been obtained) in proportion to their respective liquidation amounts. Solely for these purposes, the liquidation amount of the STRK Stock or any such class or series of voting parity stock will be the maximum amount payable in respect of the STRK Stock or such class or series, as applicable, assuming the Company is liquidated on the record date for the applicable vote or consent (or, if there is no record date, on the date of such vote or consent).

At any meeting in which the STRK Stock (and, if applicable, any class or series of voting parity stock) is entitled to elect any preferred stock director (including to fill any vacancy in the office of any preferred stock director), the presence, in person or by proxy, of holders of STRK Stock (and, if applicable, holders of each such class or series) representing a majority of the outstanding voting power of the STRK Stock (and, if applicable, each such class or series) will constitute a quorum. The affirmative vote of a majority of the outstanding voting power of the STRK Stock (and, if applicable, each such class or series) cast at such a meeting at which a quorum is present will be sufficient to elect a preferred stock director.

A consent or affirmative vote of the preferred stockholders pursuant to the provisions described above under the caption “—Voting and Consent Rights with Respect to Specified Matters” may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

Redemption at the Company’s Option

The STRK Stock is not redeemable at the Company’s option except pursuant to an optional redemption or a tax redemption, as described below.

Optional Redemption

Subject to the terms of the STRK Stock Certificate of Designations, the Company has the right, at its election, to redeem all, and not less than all, of the STRK Stock, at any time, for cash if the total aggregate initial liquidation preference (or, upon ratification of the STRK Amendment, the stated amount) of all STRK Stock then outstanding is less than $182,500,000 (which is equal to 25% of the aggregate initial liquidation preference (or, upon ratification of the STRK Amendment, the aggregate initial stated amount) of the STRK Stock issued on February 5, 2025). A redemption pursuant to the provision described in this paragraph is referred to herein as an “optional redemption.”

Tax Redemption

Subject to the terms of the STRK Stock Certificate of Designations, the Company has the right, at its election, to redeem all, and not less than all, of the STRK Stock, at any time, for cash if a “tax event” (as defined below under the caption “—Definitions”) occurs. A redemption pursuant to this provision described in this paragraph is referred to herein as a “tax redemption.”
Redemption Date

The redemption date will be a business day of the Company’s choosing that is no more than 60, nor less than 15, calendar days after the date the Company send the related redemption notice, as described below.

Redemption Price

The redemption price for a share of STRK Stock called for optional redemption will be an amount equal to (i) the liquidation preference (or, upon ratification of the STRK Amendment, the liquidation preference as of the business day immediately before the date the Company sends the related redemption notice) of such share, plus (ii) accumulated and unpaid regular dividends on such share to, but excluding, the redemption date. However, if the redemption date is after a regular record date for a declared regular dividend on the STRK Stock and on or before the next regular dividend payment date, then (a) the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at the Company’s election, before such regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be the excess, if any, of (x) the accumulated and unpaid regular dividends on such share to, but excluding, such redemption date over (y) the amount of such declared regular dividend on such share.

The redemption price for a share of STRK Stock called for tax redemption will be an amount equal to (i) the greater of (1) the liquidation preference (or, upon ratification of the STRK Amendment, the liquidation preference as of the business day immediately before the date the Company sends the related redemption notice) of such share and (2) the average of the last reported sale prices per share of STRK Stock for the five consecutive trading days ending on, and including, the trading day immediately before the date on which the Company sends the related redemption notice, plus (ii) accumulated and unpaid regular dividends on such share to, but excluding, the redemption date. However, if the redemption date is after a regular record date for a declared regular dividend on the STRK Stock and on or before the next regular dividend payment date, then (a) the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at the Company’s election, before such regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be the excess, if any, of (x) the accumulated and unpaid regular dividends on such share to, but excluding, such redemption date over (y) the amount of such declared regular dividend on such share.

Redemption Notice

The Company will send to the preferred stockholders notice of the redemption containing certain information set forth in the STRK Stock Certificate of Designations, including the redemption price and the redemption date.

Conversion Rights

Generally

Preferred stockholders have the right to convert some (subject to the limitation described below) or all of their shares of STRK Stock into shares of Class A Stock (together with cash in lieu of any fractional share, if applicable), at an initial conversion rate of 0.1000 shares of Class A Stock per share of STRK Stock (which represents an initial conversion price of $1,000.00 per share of Class A Stock). The conversion rate is subject to adjustment if certain events occur. The “conversion price” (as defined below under the caption “—Definitions”) at any given time will be equal to the liquidation preference thereof (or, upon ratification of the STRK Amendment, the stated amount thereof) divided by the conversion rate in effect at such time. Accordingly, an adjustment to the conversion rate will result in a corresponding, inverse adjustment to the conversion price. Notwithstanding anything to the contrary, in no event will any preferred stockholder be entitled to convert a number of shares of STRK Stock that is not a whole number.

The STRK Stock Certificate of Designations limits the ability of a beneficial owner of STRK Stock to convert less than all of such beneficial owner’s STRK Stock unless the total number of shares of such beneficial owner’s STRK Stock surrendered for conversion with the same conversion date is such that the consideration due upon such conversion includes at least one whole share of Class A Stock. Specifically, the minimum number of shares of a beneficial owner’s STRK Stock that may be surrendered for conversion with the same conversion date is the lesser of (i) all of such beneficial owner’s STRK Stock; and (ii) a number of shares equal to the “minimum STRK Stock conversion denomination” (as defined below under the caption “—Definitions”).

When the STRK Stock May Be Converted

Except as described below, STRK Stock may be surrendered for conversion only after the “open of business” (as defined below under the caption “—Definitions”) and before the close of business on any day that is a business day.

If a preferred stockholder has validly delivered a “fundamental change repurchase notice” (as defined below under the caption “—Fundamental Change Permits Preferred Stockholders to Require the Company to Repurchase STRK Stock”) with respect to any share of STRK Stock, then such share may not be converted, except to the extent (i) such notice is withdrawn in accordance with the procedures described below; or (ii) the Company fails to pay the related fundamental change repurchase price for such share. In addition, if the Company calls the STRK Stock for redemption, then the STRK Stock may not be converted after the close of business on the second business day immediately before the related redemption date (unless the Company fails to pay the redemption price due on such redemption date in full, in which case the STRK Stock may be converted at any time until such time as the Company pays such redemption price in full).

Treatment of Dividends Upon Conversion

The Company will not adjust the conversion rate to account for any accumulated and unpaid dividends on any STRK Stock being converted. Notwithstanding anything to the contrary, if the conversion date of any share of STRK Stock is after a regular record date for a declared regular dividend on the STRK Stock and on or before the next regular dividend payment date, then:
•the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such conversion, to receive, on or, at the Company’s election, before such regular dividend payment date, such declared regular dividend on such share; and
•the holder surrendering such share for conversion must deliver, at the time it surrenders such share for conversion, an amount of cash equal to the amount of such declared regular dividend on such share.

However, such holder need not deliver such cash:

•if the Company has specified a redemption date that is after such regular record date and on or before the second business day immediately after such regular dividend payment date;
•if the Company has specified a fundamental change repurchase date that is after such regular record date and on or before the business day immediately after such regular dividend payment date; or
•to the extent of any accumulated dividend in respect of any regular dividend period before the regular dividend period in which such regular record date occurs.

Conversion Procedures

To convert a beneficial interest in a global certificate, the owner of the beneficial interest must:

•comply with the depositary procedures for converting the beneficial interest (at which time such conversion will become irrevocable);

•if applicable, pay any declared regular dividend payable on the next regular dividend payment date, as described above under the caption “—Treatment of Dividends Upon Conversion”; and
•if applicable, pay any documentary or other taxes as described below under the caption “—Taxes Upon
Issuance of Class A Stock.”
To convert any share of STRK Stock represented by a physical certificate, the holder of such share must:

•complete, manually sign and deliver to the conversion agent the conversion notice attached to such physical certificate or a facsimile of such conversion notice;

•deliver such physical certificate to the conversion agent (at which time such conversion will become irrevocable);

•furnish any endorsements and transfer documents that the Company or the conversion agent may require;

•if applicable, pay any declared regular dividend payable on the next regular dividend payment date, as described above under the caption “—Treatment of Dividends Upon Conversion;” and

•if applicable, pay any documentary or other taxes as described below under the caption “—Taxes Upon Issuance of Class A Stock.”

The first business day on which the requirements described above to convert a share of STRK Stock are satisfied is referred to herein as the “conversion date.”

Settlement Upon Conversion

Consideration Due Upon Conversion

Upon conversion of any STRK Stock, the Company will deliver, for each share of STRK Stock being converted, a number of shares of Class A Stock equal to the conversion rate in effect immediately before the close of business on the conversion date for such conversion. However, in lieu of delivering any fractional share of Class A Stock otherwise due upon conversion, the Company will, to the extent it is legally able to do so, pay cash based on the last reported sale price per share of the Class A Stock on the conversion date for such conversion (or, if such conversion date is not a trading day, the immediately preceding trading day). In the event that the Company cannot pay cash in lieu of a fractional share, the Company will, to the extent authorized, unissued and unreserved shares of Class A Stock are available, instead round up to the nearest whole share for each holder and the Company will not have any obligation to pay such amount in cash. The consideration due upon conversion of any STRK Stock is referred to herein as the “conversion consideration.”

Delivery of the Conversion Consideration

The Company will (subject to the depositary procedures, if such STRK Stock is represented by a global certificate) pay or deliver, as applicable, the conversion consideration due upon conversion of any STRK Stock on or before the second business day immediately after the conversion date for such conversion.

Delivery of Treasury Shares

Each share of Class A Stock delivered upon conversion of the STRK Stock will be a newly issued or treasury share. To the extent the Company delivers shares of Class A Stock held in its treasury in settlement of any obligation under the STRK Stock Certificate of Designations to deliver shares of Class A Stock, each reference herein to the issuance of shares of Class A Stock in connection therewith will be deemed to include such delivery.

When Converting Preferred Stockholders Become Stockholders of Record of the Shares of Class A Stock Issuable Upon Conversion

The person in whose name any share of Class A Stock is issuable upon conversion of any STRK Stock will be deemed to become the holder of record of that share as of the close of business on the conversion date for such conversion.
Taxes Upon Issuance of Class A Stock

The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Class A Stock upon conversion of, or as payment for all or any portion of any declared regular dividends on, the STRK Stock of any preferred stockholder. However, if any tax or duty is due because such preferred stockholder requests those shares to be registered in a name other than such preferred stockholder’s name, then such preferred stockholder must pay such tax or duty. For the avoidance of doubt, the Company or any other withholding agent may collect any required withholding tax at the time of conversion or payment or require alternative arrangements (e.g., a deposit for taxes prior to delivery of conversion consideration) to ensure that the Company or such withholding agent is not out of pocket for any potential withholding tax liability (e.g., for any conversion consideration attributable to previously unpaid and accumulated dividends).

Conversion Rate Adjustments

Generally

The conversion rate will be adjusted for the events described below. However, the Company is not required to adjust the conversion rate for these events (other than a stock split or combination or a tender or exchange offer) if each preferred stockholder participates, at the same time and on the same terms as holders of Class A Stock, and solely by virtue of being a holder of the STRK Stock, in such transaction or event without having to convert such preferred stockholder’s STRK Stock and as if such preferred stockholder held a number of shares of Class A Stock equal to the product of (i) the conversion rate in effect on the related record date; and (ii) the total number of shares of STRK Stock held by such preferred stockholder on such record date.
(1)    Stock Dividends, Splits and Combinations. If the Company issues solely shares of Class A Stock as a dividend or distribution on all or substantially all shares of Class A Stock, or if the Company effects a stock split or a stock combination of the Class A Stock (in each case excluding an issuance solely pursuant to a Class A Stock Change Event, as to which the provisions described below under the caption “—Effect of Class A Stock Change Event” will apply), then the conversion rate will be adjusted based on the following formula:
where:

CR0    =    the conversion rate in effect immediately before the close of business on the “record date” (as defined below under the caption “—Definitions”) for such dividend or distribution, or immediately before the close of business on the effective date of such stock split or stock combination, as applicable;

CR1    =    the conversion rate in effect immediately after the close of business on such record date or effective date, as applicable;

OS0    =    the number of shares of Class A Stock outstanding immediately before the close of business on such record date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1    =    the number of shares of Class A Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this paragraph (1) is declared or announced, but not so paid or made, then the conversion rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the conversion rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.
(2)    Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Class A Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions described below in paragraph (3)(a) and under the caption “—Stockholder

Rights Plans” will apply) entitling such holders, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase shares of Class A Stock at a price per share that is less than the average of the last reported sale prices per share of the Class A Stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced, then the conversion rate will be increased based on the following formula:
where:

CR0    =    the conversion rate in effect immediately before the close of business on such record date;

CR1    =    the conversion rate in effect immediately after the close of business on such record date;

OS    =    the number of shares of Class A Stock outstanding immediately before the close of business on such record date;

X    =    the total number of shares of Class A Stock issuable pursuant to such rights, options or warrants; and
Y    =    a number of shares of Class A Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the last reported sale prices per share of the Class A Stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Class A Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of delivery of only the number of shares of Class A Stock actually delivered upon exercise of such rights, options or warrants.

For purposes of this paragraph (2), in determining whether any rights, options or warrants entitle holders of Class A Stock to subscribe for or purchase shares of Class A Stock at a price per share that is less than the average of the last reported sale prices per share of the Class A Stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Company in good faith and in a commercially reasonable manner.
(3)    Spin-Offs and Other Distributed Property.
(a)    Distributions Other than Spin-Offs. If the Company distributes shares of its “capital stock” (as defined below under the caption “—Definitions”), evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire the Company’s capital stock or other securities, to all or substantially all holders of the Class A Stock, excluding:
•dividends, distributions, rights, options or warrants for which an adjustment to the conversion rate is required (or would be required without regard to the “deferral exception” (as defined below under the caption “—The Deferral Exception”)) pursuant to paragraph (1) or (2) above;
•dividends or distributions paid exclusively in cash for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (4) below;

•rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided below under the caption “—Stockholder Rights Plans;”
•spin-offs for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (3)(b) below;
•a distribution solely pursuant to a tender offer or exchange offer for shares of Class A Stock, as to which the provisions described below in paragraph (5) will apply; and
•a distribution solely pursuant to a Class A Stock Change Event, as to which the provisions described below under the caption “—Effect of Class A Stock Change Event” will apply,

then the conversion rate will be increased based on the following formula:
where:

CR0    =    the conversion rate in effect immediately before the close of business on the record date for such distribution;

CR1    =    the conversion rate in effect immediately after the close of business on such record date;

SP    =    the average of the last reported sale prices per share of the Class A Stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the “ex-dividend date” (as defined below under the caption “—Definitions”) for such distribution; and

FMV    =    the fair market value (as determined by the Company in good faith and in a commercially reasonable manner), as of such record date, of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Class A Stock pursuant to such distribution.

However, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each preferred stockholder will receive, for each share of STRK Stock held by such preferred stockholder on such record date, at the same time and on the same terms as holders of Class A Stock, and without having to convert its STRK Stock, the amount and kind of shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants that such preferred stockholder would have received in such distribution if such preferred stockholder had owned, on such record date, a number of shares of Class A Stock equal to the conversion rate in effect on such record date.

To the extent such distribution is not so paid or made, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.
(b)    Spin-Offs. If the Company distributes or dividends shares of capital stock of any class or series, or similar equity interests, of or relating to an “affiliate” (as defined below under the caption “—Definitions”) or subsidiary or other business unit of the Company to all or substantially all holders of Class A Stock (other than solely pursuant to (x) a Class A Stock Change Event, as to which the provisions described below under the caption “—Effect of Class A Stock Change Event” will apply; or (y) a tender offer or exchange offer for shares of Class A Stock, as to which the provisions described below in paragraph (5) will apply), and such capital stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “spin-off”), then the conversion rate will be increased based on the following formula:

where:

CR0    =    the conversion rate in effect immediately before the close of business on the last trading day of the “spin-off valuation period” (as defined below) for such spin-off;

CR1    =    the conversion rate in effect immediately after the close of business on the last trading day of the spin-off valuation period;

FMV    =    the product of (x) the average of the last reported sale prices per share or unit of the capital stock or equity interests distributed in such spin-off over the 10 consecutive trading day period (the “spin-off valuation period”) beginning on, and including, the ex-dividend date for such spin-off (such average to be determined as if references to Class A Stock in the definitions of “last reported sale price,” “trading day” and “market disruption event” were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or equity interests distributed per share of Class A Stock in such spin-off; and

SP    =    the average of the last reported sale prices per share of Class A Stock for each trading day in the spin-off valuation period.

Notwithstanding anything to the contrary, if the conversion date for any share of STRK Stock to be converted occurs during the spin-off valuation period, then, solely for purposes of determining the consideration due in respect of such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such conversion date.

To the extent any dividend or distribution of the type described above in this paragraph (3)(b) is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
(4)    Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Class A Stock, then the conversion rate will be increased based on the following formula:
where:

CR0    =    the conversion rate in effect immediately before the close of business on the record date for such dividend or distribution;

CR1    =    the conversion rate in effect immediately after the close of business on such record date;

SP    =    the last reported sale price per share of Class A Stock on the trading day immediately before the ex-dividend date for such dividend or distribution; and

D    =    the cash amount distributed per share of Class A Stock in such dividend or distribution.

However, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each preferred stockholder will receive, for each share of STRK Stock held by such preferred stockholder on such record date, at the same time and on the same terms as holders of Class A Stock, and without having to convert its STRK Stock, the amount of cash that such preferred stockholder would have received in such dividend or distribution if such preferred stockholder had owned, on such record date, a number of shares of Class A Stock equal to the conversion rate in effect on such record date. To the extent such dividend or distribution is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
(5)    Tender Offers or Exchange Offers. If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Class A Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the expiration time by the Company in good faith and in a commercially reasonable manner) of the cash and other consideration paid per share of Class A Stock in such tender or exchange offer exceeds the last reported sale price per share of the Class A Stock on the trading day immediately after the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the conversion rate will be increased based on the following formula:
where:

CR0    =    the conversion rate in effect immediately before the close of business on the last trading day of the “tender/exchange offer valuation period” (as defined below) for such tender or exchange offer;

CR1    =    the conversion rate in effect immediately after the close of business on the last trading day of the tender/exchange offer valuation period;

AC    =    the aggregate value (determined as of the time (the “expiration time”) such tender or exchange offer expires by the Company in good faith and in a commercially reasonable manner) of all cash and other consideration paid for shares of Class A Stock purchased or exchanged in such tender or exchange offer;

OS0    =    the number of shares of Class A Stock outstanding immediately before the expiration time (including all shares of Class A Stock accepted for purchase or exchange in such tender or exchange offer);
OS1    =    the number of shares of Class A Stock outstanding immediately after the expiration time (excluding all shares of Class A Stock accepted for purchase or exchange in such tender or exchange offer); and

SP    =    the average of the last reported sale prices per share of the Class A Stock over the 10 consecutive trading day period (the “tender/exchange offer valuation period”) beginning on, and including, the trading day immediately after the expiration date;

provided, however, that the conversion rate will in no event be adjusted down pursuant to the provisions described in this paragraph (5), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary, if the conversion date for any share of STRK Stock to be converted occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the consideration due in respect of such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date to, and including, such conversion date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Class A Stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Class A Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

The Company will not be required to adjust the conversion rate except as described above in this “Conversion Rate Adjustments—Generally” section. Without limiting the foregoing, the Company will not be required to adjust the conversion rate on account of:

•except as described above, the sale of shares of Class A Stock for a purchase price that is less than the market price per share of Class A Stock or less than the conversion price of the STRK Stock;

•the issuance of any shares of Class A Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Class A Stock under any such plan;

•the issuance of any shares of Class A Stock or options or rights to purchase shares of Class A Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its subsidiaries;

•the issuance of any shares of Class A Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company’s outstanding as of February 5, 2025; or

•solely a change in the par value of the Class A Stock.

Notice of Conversion Rate Adjustments

Upon the effectiveness of any adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally,” the Company will, as soon as reasonably practicable and no later than 10 business days after the date of such effectiveness, send notice to the preferred stockholders containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the conversion rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Voluntary Conversion Rate Increases

To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the conversion rate by any amount if (i) the Board of Directors determines that such increase is in the Company’s best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of Class A Stock or rights to purchase Class A Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of the Company’s common stock or any similar event; (ii) such increase is in effect for a period of at least 20 business days; and (iii) such increase is irrevocable during such period.

Tax Considerations

A holder or beneficial owner of the STRK Stock may, in some circumstances, including a cash distribution or dividend on the Class A Stock, be deemed to have received a distribution that is subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate or with respect to any deferred dividend or discount at issuance (or, upon ratification of the STRK Amendment, adjustment of the liquidation preference of the STRK Stock in accordance with its terms). Applicable withholding taxes (including backup withholding) may be withheld from dividends and payments upon conversion of the STRK Stock. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a preferred stockholder, then those withholding taxes may be set off against payments of cash or the delivery of shares of Class A Stock in respect of the STRK Stock (or, in some circumstances, any payments on the Class A Stock) or sales proceeds received by, or other funds or assets of, that preferred stockholder. The Company or any other withholding agent may also require alternative arrangements to collect any withholding tax (e.g., a deposit for taxes prior to delivery of conversion consideration) to ensure that the Company or such withholding agent is not out-of-pocket for any potential withholding tax liability.

The Deferral Exception

If an adjustment to the conversion rate otherwise required by the STRK Stock Certificate of Designations would result in a change of less than 1% to the conversion rate, then the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would, had they not been so deferred and carried forward, result in a change of at least 1% to the conversion rate; (ii) the conversion date of any share of STRK Stock; (iii) the day the Company sends a notice of redemption; and (iv) the date on which a fundamental change occurs. The Company’s ability to defer adjustments as described above is referred to herein as the “deferral exception.”

Stockholder Rights Plans

If any shares of Class A Stock are to be issued upon conversion of any STRK Stock and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the holder of such STRK Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Class A Stock at such time, in which case, and only in such case, the conversion rate will be adjusted pursuant to the provisions described above in paragraph (3)(a) under the caption “—Conversion Rate Adjustments—Generally” on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such paragraph to all holders of the Class A Stock, subject to potential readjustment pursuant to the provisions described in such paragraph.

Effect of Class A Stock Change Event

Generally

If there occurs any:

•recapitalization, reclassification or change of the Class A Stock, other than (x) changes solely resulting from a subdivision or combination of the Class A Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;
•consolidation, merger, combination or binding or statutory share exchange involving the Company;

•sale, lease or other transfer of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person; or
•other similar event,
and, as a result of which, the Class A Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Class A Stock Change Event,” and such other securities, cash or property, the “reference property,” and the amount and kind of reference property that a holder of one share of Class A Stock would be entitled to receive on account of such Class A Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, notwithstanding anything to the contrary,

•from and after the effective time of such Class A Stock Change Event, (i) the consideration due upon conversion of any STRK Stock or regular dividends paid in shares of Class A Stock will be determined in the same manner as if each reference to any number of shares of Class A Stock in the provisions described under this “—Conversion Rights” section or under the caption “—Regular Dividends” above, as applicable, or in any related definitions, were instead a reference to the same number of reference property units; and (ii) for purposes of the definitions of “fundamental change,” “ex-dividend date” and “record date,” (x) references to “Class A Stock” will be deemed to mean the common equity, if any, forming part of such reference property; and (y) references to the Company’s “common equity” will be deemed to mean the common equity, if any, of the issuer of the common equity, if any, forming part of such reference property; and

•for these purposes, (i) the daily VWAP of any reference property unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (ii) the daily VWAP of any reference property unit or portion thereof that does not consist of a class of common equity securities, and the last reported sale price of any reference property unit or portion thereof that does not consist of a class of common equity securities will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the reference property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Class A Stock, by the holders of the Class A Stock. The Company will notify the preferred stockholders of such weighted average as soon as practicable after such determination is made.

The Company will not become a party to any Class A Stock Change Event unless its terms are consistent with the provisions described under this “—Effect of Class A Stock Change Event” caption.

Execution of Supplemental Instruments

On or before the date the Class A Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee person (if not the Company) of such Class A Stock Change Event (the “successor person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (i) provide for subsequent adjustments to the conversion rate (and other related terms of the STRK Stock) in a manner consistent with the provisions described above; and (ii) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the preferred stockholders and to give effect to the provisions described above. If the reference property includes shares of stock or other securities or assets (other than cash) of a person other than the successor person, then such other person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of preferred stockholders.

Notice of Class A Stock Change Event

The Company will provide notice of each Class A Stock Change Event to preferred stockholders no later than the second business day after the effective date of the Class A Stock Change Event.

Exchange in Lieu of Conversion

Notwithstanding anything to the contrary, and subject to the terms of the STRK Stock Certificate of Designations, if any STRK Stock is to be submitted for conversion, the Company may elect to arrange to have such STRK Stock exchanged in lieu of conversion by a financial institution the Company designates. To make such election, the Company must send notice of such election to the holder of such STRK Stock before the close of business on the business day immediately following the conversion date for such STRK Stock, and the Company must arrange for the financial institution to deliver the consideration due upon such conversion in the same manner and at the same time as the Company would have been required to do so. The Company will remain responsible to deliver such consideration if the financial institution fails to timely deliver the same.

Equitable Adjustments to Prices

Whenever the STRK Stock Certificate of Designations requires the Company to calculate the average of the last reported sale prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the conversion rate), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rights—Conversion Rate Adjustments—Generally” that becomes effective, or any event requiring such an adjustment to the conversion rate where the record date, ex-dividend date, effective date or expiration date, as applicable, of such event occurs, at any time during such period.

Fundamental Change Permits Preferred Stockholders to Require the Company to Repurchase STRK Stock

Generally

If a fundamental change occurs, then, except as described below, each preferred stockholder will have the right (the “fundamental change repurchase right”) to require the Company to repurchase some or all of its shares of STRK Stock for cash on a date (the “fundamental change repurchase date”) of the Company’s choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date the Company sends the related fundamental change notice, as described below. A repurchase of any STRK Stock pursuant to the provisions described in this section is referred to herein as a “repurchase upon fundamental change.” Notwithstanding anything to the contrary, in no event will any preferred stockholder be entitled to require the Company to repurchase a number of shares of STRK Stock that is not a whole number.

The repurchase price (the “fundamental change repurchase price”) for a share of STRK Stock tendered for repurchase will be an amount equal to (i) the liquidation preference (or, upon ratification of the STRK Amendment, the stated amount) of such share, plus (ii) accumulated and unpaid regular dividends on such share to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a regular record date for a declared regular dividend on the STRK Stock and on or before the next regular dividend payment date, then (a) the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at the Company’s election, before such regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be the excess, if any, of (x) the accumulated and unpaid regular dividends on such share to, but excluding, such fundamental change repurchase date over (y) the amount of such declared regular dividend on such share.

Notice of Fundamental Change

On or before the 20th calendar day after the effective date of a fundamental change, the Company will send to each preferred stockholder notice of such fundamental change containing certain information set forth in the STRK Stock Certificate of Designations, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures preferred stockholders must follow to tender their STRK Stock for repurchase.

Procedures to Exercise the Fundamental Change Repurchase Right

To exercise its fundamental change repurchase right with respect to any STRK Stock, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).

The fundamental change repurchase notice must contain certain information set forth in the STRK Stock Certificate of Designations, including the certificate number of any physical certificate representing any STRK Stock to be repurchased, or must otherwise comply with the depositary procedures in the case of a global certificate.

A preferred stockholder that has delivered a fundamental change repurchase notice with respect to any STRK Stock may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the STRK Stock Certificate of Designations, including the certificate number of any physical certificate representing any STRK Stock with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global certificate.

STRK Stock to be repurchased must be delivered to the paying agent (in the case of STRK Stock represented by any physical certificate) or the depositary procedures must be complied with (in the case of STRK Stock represented by any global certificate) for the holder of such STRK Stock to be entitled to receive the fundamental change repurchase price.

Compliance with Securities Laws

The Company will comply, in all material respects, with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that the Company’s obligations to offer to repurchase and to repurchase STRK Stock pursuant to the provisions described above conflict with any law or regulation that is applicable to the Company, the Company’s compliance with such law or regulation will not be considered to be a breach of those obligations.

Funds Legally Available for Payment of the Fundamental Change Repurchase Price; Covenant Not to
Take Certain Actions

Notwithstanding anything to the contrary, (i) the Company will not be obligated to pay the fundamental change repurchase price of any shares of STRK Stock to the extent, and only to the extent, the Company does not have sufficient funds legally available to pay the same; and (ii) if the Company does not have sufficient funds legally available to pay the fundamental change repurchase price of all shares of STRK Stock that are otherwise to be repurchased pursuant to a repurchase upon fundamental change, then (a) the Company will pay the maximum amount of such fundamental change repurchase price that can be paid out of funds legally available for payment, which payment will be made pro rata to each preferred stockholder based on the total number of shares of STRK Stock of such preferred stockholder that were otherwise to be repurchased pursuant to such repurchase upon fundamental change; and (b) the Company will cause all such shares as to which the fundamental change repurchase price was not paid to be returned to the holder(s) thereof, and such shares will be deemed to remain outstanding. The Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a fundamental change unless the Company has sufficient funds legally available to fully pay the maximum aggregate fundamental change repurchase price that would be payable in respect of such fundamental change on all shares of STRK Stock then outstanding.

Repurchase by Third Party

Notwithstanding anything to the contrary, the Company will be deemed to satisfy its obligations to repurchase STRK Stock pursuant to a repurchase upon fundamental change if (i) one or more third parties conduct the repurchase offer and repurchase tendered STRK Stock in a manner that would have satisfied the Company’s obligations to do the same if conducted directly by the Company; and (ii) an owner of a beneficial interest in any STRK Stock repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or other similar taxes) than such owner would have received had the Company repurchased such STRK Stock.

No Repurchase Right in Certain Circumstances

Notwithstanding anything to the contrary, the Company will not be required to send a fundamental change notice, or offer to repurchase or repurchase any STRK Stock, as described above, in connection with a Class A Stock Change Event that constitutes a fundamental change pursuant to clause (ii)(2) of the definition thereof (regardless of whether such Class A Stock Change Event also constitutes a fundamental change pursuant to any other clause of such definition), if:

•the reference property of such Class A Stock Change Event consists entirely of cash in U.S. dollars;

•immediately after such fundamental change, the STRK Stock becomes convertible (pursuant to the provisions described above under the caption “—Conversion Rights—Effect of Class A Stock Change Event”) into consideration that consists solely of U.S. dollars in an amount per share of STRK Stock that equals or exceeds the fundamental change repurchase price per share of STRK Stock (calculated (i) assuming that the same includes accumulated and unpaid regular dividends to, but excluding, the latest possible fundamental change repurchase date for such fundamental change; and (ii) without regard to the provision described in the second sentence of the second paragraph under the caption “—Fundamental Change Permits Preferred Stockholders to Require the Company to Repurchase STRK Stock—Generally”); and

•the Company timely sends the notice relating to such Class A Stock Change Event pursuant to the provisions described above under the caption “—Conversion Rights—Effect of Class A Stock Change Event—Notice of Class A Stock Change Event” and includes, in such notice, a statement that it is relying on the provisions described in this “—No Repurchase Right in Certain Circumstances” section.

Any fundamental change with respect to which, in accordance with the provisions described above, the Company does not offer to repurchase any STRK Stock is referred to herein as an “exempted fundamental change.”

No Preemptive Rights

Without limiting the rights of preferred stockholders described above (including in connection with the issuance of Class A Stock or reference property upon conversion of the STRK Stock), the STRK Stock will not have any preemptive rights to subscribe for or purchase any of the Company’s securities.

Calculations

Responsibility; Schedule of Calculations

Except as otherwise provided in the STRK Stock Certificate of Designations, the Company will be responsible for making all calculations called for under the STRK Stock Certificate of Designations or the STRK Stock, including determinations of the conversion rate, the daily VWAP, the regular dividend stock price, the floor price, the last reported sale prices and accumulated regular dividends on the STRK Stock. The Company will make all calculations in good faith, and, absent manifest error, the Company’s calculations will be final and binding on all preferred stockholders. The Company will provide a schedule of these calculations to any preferred stockholder or any beneficial owner of any STRK Stock upon written request.

Calculations Aggregated for Each Preferred Stockholder

The composition of the consideration due upon conversion of, the payment of the fundamental change repurchase price or redemption price for, and the payment on a regular dividend payment date of regular dividends on, the STRK Stock of any preferred stockholder will (in the case of a global certificate, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total number of shares of STRK Stock of such preferred stockholder being converted with the same conversion date (in the case of consideration due upon conversion), to be repurchased (in the case of payment of the fundamental change repurchase price) or redeemed (in the case of payment of the redemption price) or held by such preferred stockholder as of the close of business on the related regular record date (in the case of payment of such regular dividends), as applicable. Any cash amounts due to such preferred stockholder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent.

Notices

The Company will send all notices or communications to preferred stockholders pursuant to the STRK Stock Certificate of Designations in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the preferred stockholders’ respective addresses shown on the register for the STRK Stock. However, in the case of STRK Stock represented by one or more global certificates, the Company is permitted to send notices or communications to preferred stockholders pursuant to the depositary procedures, and notices and communications that the Company sends in this manner will be deemed to have been properly sent to such preferred stockholders in writing.

Definitions

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on February 5, 2025.

“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of
New York is authorized or required by law or executive order to close or be closed.

“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into such equity.

“Class A Stock” means the Company’s class A common stock, $0.001 par value per share, subject to the provisions described above under the caption “-Conversion Rights-Effect of Class A Stock Change Event.”

“Class A Stock Change Event” has the meaning set forth above under the caption “—Conversion
Rights—Effect of Class A Stock Change Event—Generally.”

“Class B Stock” means the Company’s class B common stock, $0.001 par value per share, or any other class of its common equity, if any, into which its Class B Stock is reclassified or converted, or for which its Class B Stock is exchanged, in connection with a transaction akin to a Class A Stock Change Event but with respect to its Class B Stock (excluding, for the avoidance of doubt, the conversion of any of the Company’s Class B Stock into its Class A Stock in accordance with the terms of the Class B Stock).

“Close of business” means 5:00 p.m., New York City time.
“Compounded dividends” has the meaning set forth above under the caption “—Regular Dividends—Generally.” “Conversion date” means, with respect to any share of STRK Stock, the first business day on which the requirements described above under the caption “—Conversion Rights—Conversion Procedures” to convert such share are satisfied.

“Conversion price” means, as of any time, an amount equal to (i) the liquidation preference (or, upon ratification of the STRK Amendment, the stated amount) per share of STRK Stock, divided by (ii) the conversion rate in effect at such time.

“Conversion rate” initially means 0.1000 shares of Class A Stock per share of STRK Stock, which amount is subject to adjustment as described above under the caption “—Conversion Rights—Conversion Rate Adjustments.” Whenever there is reference made herein to the conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the conversion rate immediately before the close of business on such date.

“Daily VWAP” means, for any VWAP trading day, the per share volume-weighted average price of the Class A Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “MSTR <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or, if such volume-weighted average price is unavailable, the market value of one share of Class A Stock on such VWAP trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm the Company selects). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Deferral exception” has the meaning set forth above under the caption “—Conversion Rights—Conversion Rate
Adjustments—The Deferral Exception.”

“Depositary” means The Depository Trust Company or its successor, or any successor depositary for the applicable shares of STRK Stock.

“Depositary procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a global certificate representing any STRK Stock, or any beneficial interest in such certificate, the rules and procedures of the depositary applicable to such conversion, transfer, exchange or transaction.

“Director qualification requirement” has the meaning set forth under the caption “—Voting Rights—Right to
Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events—Generally.”

“Dividend junior stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the STRK Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend junior stock includes the STRD Stock, the Class A Stock and the Class B Stock. For the avoidance of doubt, dividend junior stock will not include any securities of the Company’s subsidiaries.

“Dividend parity stock” means any class or series of the Company’s stock (other than the STRK Stock) whose terms expressly provide that such class or series will rank equally with the STRK Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, dividend parity stock will not include any securities of the Company’s subsidiaries.

“Dividend senior stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the STRK Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend senior stock includes the STRF Stock, STRC Stock and STRE Stock. For the avoidance of doubt, dividend senior stock will not include any securities of the Company’s subsidiaries.

“Ex-dividend date” means, with respect to an issuance, dividend or distribution on the Class A Stock, the first date on which shares of Class A Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Class A Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Expiration date” has the meaning set forth above in paragraph (5) under the caption “—Conversion Rights— Conversion Rate Adjustments—Generally.”

“Expiration time” has the meaning set forth above in paragraph (5) under the caption “—Conversion Rights— Conversion Rate Adjustments—Generally.”

“Floor price” initially means $119.03 per share of Class A Stock. However, the floor price will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion price is adjusted as a result of the operation of the provisions described above under the caption “—Conversion Rights— Conversion Rate Adjustments.” Whenever reference is made in this section to the floor price as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the floor price immediately before the close of business on such date.

“Fundamental change” means any of the following events:

(i) either (a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) the Company; (x) the Company’s “wholly owned subsidiaries” (as defined below); (y) any employee benefit plans of the Company or the Company’s wholly owned subsidiaries; or (z) any “permitted party” (as defined below)), files any report with the U.S. Securities and Exchange Commission indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than 50% of the voting power of all of the Company’s common equity; or (b) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) the Company; (x) the Company’s “wholly owned subsidiaries” (as defined below); or (y) any employee benefit plans of the Company or the Company’s wholly owned subsidiaries), files any report with the U.S. Securities and Exchange Commission indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of Class A Stock representing more than 50% of the voting power of all of the Class A Stock, provided that, solely for purposes of this clause (b), none of the following will constitute beneficial ownership of Class A Stock: (x) beneficial ownership of Class B Stock; and (y) beneficial ownership by any permitted party of any of Class A Stock issued upon conversion of Class B Stock;

(ii) the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person, other than solely to one or more of the Company’s wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Class A Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii); or

(iii) the Class A Stock ceases to be listed on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (i) or (ii) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of Class A Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed (or depositary receipts representing shares of common stock or other corporate common equity interests, which depositary receipts are listed) on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Class A Stock Change Event whose reference property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or
(2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso); and (y) whether a person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

For the avoidance of doubt, references to “Class A Stock” and “common equity” in this definition will be subject to the provision described in the fifth bullet point under the caption “—Conversion Rights— Effect of Class A Stock Change Event—Generally” above.

“Junior stock” means any dividend junior stock or liquidation junior stock.

“Last reported sale price” of the Class A Stock or the STRK Stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Class A Stock or the STRK Stock, as applicable, on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Class A Stock or the STRK Stock, as applicable, is then listed. If the Class A Stock or the STRK Stock, as applicable, is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of the Class A Stock or the STRK Stock, as applicable, on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Class A Stock or the STRK Stock, as applicable, is not so quoted on such trading day, then the last reported sale price will be the mid-point of the last bid price and the last ask price per share of Class A Stock or the STRK Stock, as applicable, on such trading day from a nationally recognized independent investment banking firm the Company selects (or, if no such last bid price or last ask price is available, the fair value of one share of the Class A Stock or the STRK Stock, as applicable, on such trading day determined by a nationally recognized independent investment banking firm the Company selects). However, if the STRK Stock is not so quoted on such trading day, then, in lieu of the calculation referred to in the preceding sentence, the last reported sale price per share of STRK Stock on such trading day will be the product of (a) the conversion rate in effect immediately before the close of business on such trading day; and (b) the last reported sale price per share of the Class A Stock on such trading day (or, if such day is not a trading day with respect to the Class A Stock, the immediately preceding trading day with respect to the Class A Stock);

provided, however, that if, on such trading day, the Class A Stock is not so listed or quoted, and the Company is unable to obtain a last reported sale price for the Class A Stock pursuant to the provision described in the immediately preceding sentence, then the last reported sale price per share of the STRK Stock on such trading day will instead be the last reported sale price per share of the STRK Stock on the immediately preceding trading day.

“Liquidation junior stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the STRK Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation junior stock includes the STRD Stock, Class A Stock and the Class B Stock. For the avoidance of doubt, liquidation junior stock will not include any securities of the Company’s subsidiaries.

“Liquidation parity stock” means any class or series of the Company’s stock (other than the STRK Stock) whose terms expressly provide that such class or series will rank equally with the STRK Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, liquidation parity stock will not include any securities of the Company’s subsidiaries.

“Liquidation preference” means, as of February 19, 2026, $100 per share of STRK Stock; provided, however, that upon ratification of the STRK Amendment, effective immediately after the close of business on each business day on or after July 7, 2025 (and, on or after July 7, 2025, if applicable, during the course of a business day on which any sale transaction to be settled by the issuance of STRK Stock is executed, from the exact time of the first such sale transaction during such business day until the close of business of such business day), the liquidation preference per share of STRK Stock will be adjusted to be the greatest of (i) the stated amount; (ii) in the case of any business day on or after July 7, 2025 with respect to which the Company has, on such business day or any business day during the ten trading day period preceding such business day, executed any sale transaction to be settled by the issuance of STRK Stock, an amount equal to the last reported sale price per share of STRK Stock on the trading day immediately before such business day; and (iii) the arithmetic average of the last reported sale prices per share of STRK Stock for each trading day of the ten consecutive trading days immediately preceding such business day; provided that, for purposes of the definition of liquidation preference, the execution of the STRK Amendment will be treated as an execution of a sale transaction settled by the issuance of STRK Stock. Until the Company has received common stockholder ratification of the STRK Amendment, investors should treat the STRK Amendment as being subject to ratification.

“Liquidation senior stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the STRK Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation senior stock includes the STRF Stock, STRC Stock and STRE Stock. For the avoidance of doubt, liquidation senior stock will not include any securities of the Company’s subsidiaries.

“Market disruption event” means, with respect to the Class A Stock or the STRK Stock, as applicable, and any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Class A Stock or the STRK Stock, as applicable, is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Class A Stock or the STRK Stock, as applicable, or in any options contracts or futures contracts relating to the Class A Stock or the STRK Stock, as applicable.

“Minimum STRK Stock conversion denomination” means, with respect to the conversion of any STRK Stock, a number of shares of STRK Stock equal to the quotient (rounded up to the nearest whole number) obtained by dividing (i) one, by (ii) the conversion rate in effect immediately before the close of business on the conversion date for such conversion.

“Number of incremental diluted shares” means the increase in the number of diluted shares of the applicable class or series of junior stock (determined in accordance with generally accepted accounting principles in the United

States, as the same is in effect on February 5, 2025, and assuming net income is positive) that would result from the grant, vesting or exercise of equity-based compensation to directors, employees, contractors and agents (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to such class or series of junior stock).
“Open of business” means 9:00 a.m., New York City time.

“Permitted party” means any “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that consists of, or includes, Michael J. Saylor, the heirs of Michael J. Saylor, or any affiliates of Michael J. Saylor or the heirs of Michael J. Saylor.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”

“Preferred stock director” means any person elected to serve as a director of the Company in connection with a regular dividend non-payment event pursuant to the provisions described above under the caption “—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events.”

“Preferred stockholder,” or “holder” of any STRK Stock, means any person in whose name any share of STRK Stock is registered on the registrar’s books.

“Record date” means, with respect to any dividend or distribution on, or issuance to holders of, Class A Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the holders of Class A Stock that are entitled to such dividend, distribution or issuance.

A “regular dividend non-payment event” will be deemed to occur upon the occurrence of each of the following events: (i) if less than the full amount of accumulated and unpaid regular dividends (whether in cash or shares of Class A Stock) on the outstanding STRK Stock have been declared and paid in respect of each of four or more consecutive regular dividend payment dates; and (ii) if less than the full amount of accumulated and unpaid regular dividends (whether in cash or shares of Class A Stock) on the outstanding STRK Stock have been declared and paid in respect of each of eight or more consecutive regular dividend payment dates. A regular dividend non-payment event that has occurred will be deemed to continue until such time when all accumulated and unpaid regular dividends on the outstanding STRK Stock have been paid in full, at which time such regular dividend non-payment event will be deemed to be cured and cease to be continuing. For purposes of this definition, a regular dividend on the STRK Stock will be deemed to have been paid if such dividend is declared and cash that is sufficient to pay such dividend is set aside for the benefit of the preferred stockholders entitled thereto. For the avoidance of doubt, the regular dividend non-payment events set forth in clauses (i) and (ii) above are separate regular dividend non-payment events, each providing for a separate right to appoint a preferred stock director pursuant to the provisions described above under the caption “—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events.”

“Regular dividend payment date” means each March 31, June 30, September 30 and December 31 of each year, which began on March 31, 2025.

“Regular dividend period” means each period from, and including, a regular dividend payment date (or, in the case of the first regular dividend period, from, and including, the initial issue date) to, but excluding, the next regular dividend payment date.

“Regular dividend rate” means 8.00% per annum.

“Regular dividend stock price” means, with respect to any declared regular dividend on the STRK Stock, 95% of the daily VWAP per share of Class A Stock on the third VWAP trading day preceding the regular dividend payment date for such regular dividend.

“Regular dividends” has the meaning set forth above under the caption “—Regular Dividends—Generally.”

“Regular record date” has the following meaning: (i) March 15, in the case of a regular dividend payment date occurring on March 31; (ii) June 15, in the case of a regular dividend payment date occurring on June 30; (iii) September 15, in the case of a regular dividend payment date occurring on September 30; and (iv) December 15, in the case of a regular dividend payment date occurring on December 31.

“Reference property” has the meaning set forth above under the caption “—Conversion Rights—Effect of
Class A Stock Change Event—Generally.”

“Reference property unit” has the meaning set forth above under the caption “—Conversion Rights—Effect of
Class A Stock Change Event—Generally.”

“Spin-off” has the meaning set forth above in paragraph (3)(b) under the caption “—Conversion Rights— Conversion Rate Adjustments—Generally.”

“Spin-off valuation period” has the meaning set forth above in paragraph (3)(b) under the caption “—Conversion
Rights—Conversion Rate Adjustments—Generally.”

“Stated amount” means, upon ratification of the STRK Amendment, $100 per share of STRK Stock.

“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor person” has the meaning set forth above under the caption “—Conversion Rights—Conversion Rate
Adjustments—Execution of Supplemental Instruments.”

A “tax event” will be deemed to occur if the Company has received an opinion of counsel experienced in such matters to the effect that, as a result of:

•any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

•an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

•any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

•a threatened challenge asserted in writing in connection with a tax audit of the Company or any of the Company’s subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the STRK Stock, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after January 30, 2025, there is more than an insubstantial risk that any of the outstanding STRK Stock is treated as “fast-pay stock” within the meaning of Treasury Regulation Section 1.7701(l)-3(b)(2) (or becomes subject to substantially similar successor provision).

“Tender/exchange offer valuation period” has the meaning set forth above in paragraph (5) under the caption
“—Conversion Rights—Conversion Rate Adjustments—Generally.”

“Trading day” means, with respect to the Class A Stock or the STRK Stock, as applicable, any day on which (i) trading in the Class A Stock or the STRK Stock, as applicable, generally occurs on the principal U.S. national or regional securities exchange on which the Class A Stock or the STRK Stock, as applicable, is then listed or, if the Class A Stock or the STRK Stock, as applicable, is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Stock or the STRK Stock, as applicable, is then traded; and (ii) there is no “market disruption event” (as defined above in this “—Definitions” section). If the Class A Stock or the STRK Stock, as applicable, is not so listed or traded, then “trading day” with respect to the Class A Stock or the STRK Stock, as applicable, means a business day.

“Voting parity stock” means, with respect to any matter as to which preferred stockholders are entitled to vote pursuant to the provisions described above under the caption “—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events” or “—Voting and Consent Rights with Respect to Specified Matters,” each class or series of outstanding dividend parity stock or liquidation parity stock, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter. For the avoidance of doubt, voting parity stock will not include any securities of the Company’s subsidiaries.

“VWAP market disruption event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which the Class A Stock is then listed, or, if the Class A Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Class A Stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one-half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Class A Stock or in any options contracts or futures contracts relating to the Class A Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP trading day” means a day on which (i) there is no VWAP market disruption event; and (ii) trading in the Class A Stock generally occurs on the principal U.S. national or regional securities exchange on which the Class A Stock is then listed or, if the Class A Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Stock is then traded. If the Class A Stock is not so listed or traded, then “VWAP trading day” means a business day.

“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.

Book Entry, Settlement and Clearance

Global Certificates

The STRK Stock was initially issued in the form of one or more certificates (the “global certificates”) registered in the name of Cede & Co., as nominee of DTC, and was deposited with the transfer agent as custodian for DTC.

Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global certificate. The Company expects that, under procedures established by DTC:

•upon deposit of a global certificate with DTC’s custodian, DTC will credit the shares of STRK Stock represented by such global certificate to the accounts of the DTC participants designated by the underwriters for the applicable offering; and

•ownership of beneficial interests in a global certificate will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global certificate).

Book-Entry Procedures for Global Certificates

All interests in a global certificate will be subject to the operations and procedures of DTC. Accordingly, beneficial owners must allow for sufficient time in order to comply with those operations and procedures if they wish to exercise any of their rights with respect to the STRK Stock. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of the Company, the transfer agent or any of the underwriters of any offering of STRK Stock will be responsible for those operations or procedures.

DTC has advised the Company that it is:

•a limited purpose trust company organized under the laws of the State of New York;

•a “banking organization” within the meaning of the New York State Banking Law;

•a member of the Federal Reserve System;

•a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of STRK Stock who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global certificate, DTC or that nominee will be considered the sole owner or holder of the STRK Stock represented by that global certificate for all purposes under the STRK Stock Certificate of Designations. Except as provided below, owners of beneficial interests in a global certificate:

•will not be entitled to have STRK Stock represented by the global certificate registered in their names;
•will not receive or be entitled to receive physical, certificated STRK Stock registered in their respective names (“physical certificates”); and

•will not be considered the owners or holders of the STRK Stock under the STRK Stock Certificate of Designations for any purpose.

As a result, each investor who owns a beneficial interest in a global certificate must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a preferred stockholder under the STRK Stock Certificate of Designations.

Payments on any global certificates will be made to DTC’s nominee as the registered holder of the global certificate. None of the Company, the transfer agent or the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global certificate, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global certificate will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Physical Certificates

A global certificate will be exchanged, pursuant to customary procedures, for one or more physical certificates only if:

•DTC notifies the Company or the transfer agent that it is unwilling or unable to continue as depositary for such global certificate or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor depositary within 90 days of such notice or cessation; or

•the Company, in its sole discretion, permits the exchange of any beneficial interest in such global certificate for one or more physical certificates at the request of the owner of such beneficial interest.

* * * * *

10.00% Series A Perpetual Stride Preferred Stock

General
References to “we,” “us” and “our” in this section refer to Strategy Inc only and not to any of its subsidiaries.
Without the consent of any holder, we may, by resolution of our board of directors (as defined below under the caption “-Definitions”), increase the total number of authorized shares of STRD Stock, except that in no event will such increase be by an amount that exceeds the total number of authorized and undesignated shares of our preferred stock. In addition, without the consent of any holder of STRD Stock, we may issue additional STRD Stock with the same terms as the STRD Stock we are offering (except for certain differences, such as the date as of which regular dividends begin to accrue on, the first regular dividend record date and first regular dividend payment date for, and transfer restrictions applicable to, such additional STRD Stock). Furthermore, without the consent of any holder, we may resell any STRD Stock that we or any of our “subsidiaries” (as defined below under the caption “-Definitions”) has purchased or otherwise acquired. However, such additional or resold STRD Stock must be identified by a separate CUSIP number or by no CUSIP number if they are not fungible, for purposes of federal securities laws or, if applicable, the “depositary procedures” (as defined below under the caption “-Definitions”), with other STRD Stock that is then outstanding. In addition, without the consent of any holder, we may create and issue, or increase the authorized or issued number of, any other class or series of stock (including, for the avoidance of doubt, “dividend senior stock,” “dividend parity stock,” “liquidation senior stock” or “liquidation parity stock” (as those terms are defined below under the caption “-Definitions”)), including our STRF Stock, our STRC Stock and our STRK Stock.
Transfer Agent, Registrar and Paying Agent
U.S. Bank Trust Company, National Association is the initial transfer agent, registrar and paying agent for the STRD Stock. However, without prior notice to the preferred stockholders, we may change the transfer agent, registrar and paying agent and we or any of our subsidiaries may choose to act in that capacity as well (except that the transfer agent, registrar and paying agent with respect to any global certificate must at all times be a person that is eligible to act in that capacity under the depositary procedures).
Registered Holders
Absent manifest error, a person in whose name any share of STRD Stock is registered on the registrar’s books will be considered to be the holder of that share for all purposes, and only registered holders (which, in the case of STRD Stock held through DTC, is DTC’s nominee, Cede & Co.) will have rights under our Certificate and certificate of designations of the STRD Stock (such certificate, as amended, restated and supplemented from time to time, the “STRD Stock Certificate of Designations”) as holders of the STRD Stock. In this section, we refer to the registered holders of the STRD Stock as “holders” of the STRD Stock or “preferred stockholders.”
The STRD Stock was initially issued in global form, represented by one or more “global certificates” registered in the name of Cede & Co., as nominee of DTC, and DTC will act as the initial depositary for the STRD Stock. In limited circumstances, global certificates will be exchanged for “physical certificates” registered in the name of the applicable preferred stockholders. See “-Book Entry, Settlement and Clearance” for a definition of these terms and a description of certain DTC procedures that will be applicable to STRD Stock represented by global certificates.
Transfers and Exchanges
A preferred stockholder may transfer or exchange its STRD Stock at the office of the registrar in accordance with the STRD Stock Certificate of Designations. We, the transfer agent and the registrar may require the preferred stockholder to, among other things, deliver appropriate endorsements or transfer instruments as we or they may reasonably require. In addition, subject to the terms of the STRD Stock Certificate of Designations, we, the transfer agent and the registrar may refuse to register the transfer or exchange of any share of STRD Stock that is subject to redemption or required repurchase.
Payments on the STRD Stock
We will pay (or cause our paying agent to pay) all declared cash regular dividends or other cash amounts due on any STRD Stock represented by a global certificate by wire transfer of immediately available funds. We will pay (or cause our paying agent to pay) all declared cash regular dividends or other cash amounts due on any STRD Stock represented by a physical certificate as follows:
•if the aggregate “stated amount” (as defined below under the caption “-Definitions”) of the STRD Stock represented by such physical certificate is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such STRD Stock entitled to such cash regular dividend or amount has delivered to the paying agent, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and
•in all other cases, by check mailed to the address of such holder set forth in the register for the STRD Stock.

To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “-Definitions”) on the following date: (i) with respect to the payment of any declared cash regular dividend due on a regular dividend payment date for the STRD Stock, the immediately preceding regular record date; and (ii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.
If the due date for a payment on any STRD Stock is not a “business day” (as defined below under the caption “-Definitions”), then such payment may be made on the immediately following business day with the same force and effect as if such payment were made on that due date, and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”
Ranking
The STRD Stock ranks as follows:
•senior to (i) “dividend junior stock” (as defined below under the caption “-Definitions,” and which includes our Class A Stock and Class B Stock) with respect to the payment of dividends; and (ii) “liquidation junior stock” (as defined below under the caption “-Definitions,” and which includes our Class A Stock and Class B Stock) with respect to the distribution of assets upon our liquidation, dissolution or winding up;
•equally with (i) dividend parity stock with respect to the payment of dividends; and (ii) liquidation parity stock with respect to the distribution of assets upon our liquidation, dissolution or winding up;
•junior to (i) dividend senior stock and liquidation senior stock (each of which includes our STRF Stock, our STRC Stock and our STRK Stock); and (ii) junior to our existing and future indebtedness (including all of our issued and outstanding convertible notes); and
•structurally junior to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) capital stock of our subsidiaries.
The terms of the STRD Stock will not restrict us from issuing dividend senior stock, dividend parity stock, liquidation senior stock or liquidation parity stock.

Our indebtedness, STRF Stock outstanding, STRC Stock outstanding, STRE Stock outstanding and STRK Stock outstanding rank senior to the STRD Stock outstanding.
Regular Dividends
Generally
Holders of the STRD Stock will be entitled to receive non-cumulative dividends (which we refer to as “regular dividends”) at a rate per annum equal to 10.00% (such rate per annum, the “regular dividend rate”) on the “stated amount” (as defined below under the caption “-Definitions”) thereof, out of funds legally available for their payment, and subject to the other provisions described below, only when, as, and if declared by our “board of directors” (as defined below under the caption “-Definitions”). If declared, regular dividends will be payable quarterly in arrears on each “regular dividend payment date” (as defined below under the caption “-Definitions”) to the preferred stockholders of record as of the close of business on the “regular record date” (as defined below under the caption “-Definitions”) immediately preceding the applicable regular dividend payment date. Since regular dividends are not cumulative, we will not have any obligation to pay any regular dividend for any regular dividend period unless we declare such regular dividend prior to the regular dividend payment date for such regular dividend period. No dividend, interest or other amount will accumulate or accrue on any unpaid regular dividends, regardless of whether regular dividends are declared for any future regular dividend period.
Regular dividends on the STRD Stock will accrue from, and including, the last regular dividend payment date (or, in the case of the first regular dividend period, from, and including, June 10, 2025), to, but excluding, the next regular dividend payment date (in each case, regardless of whether regular dividends were declared or paid in respect of any prior regular dividend period).
Declared regular dividends on the STRD Stock will be payable solely in cash in the manner, and subject to the provisions, described below under the caption “-Method of Payment.”
Accrued regular dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months.
The STRD Stock Certificate of Designations does not require us to declare regular dividends on the STRD Stock, even if funds are legally available for their payment. Accordingly, we may choose not to declare regular dividends on the STRD Stock.
Method of Payment
Each declared regular dividend on the STRD Stock will be paid in cash.
Treatment of Dividends Upon Repurchase Upon Fundamental Change or Redemption
If the “fundamental change repurchase date” (as defined below under the caption “-Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase STRD Stock”), or redemption date of any share of STRD Stock to be repurchased or redeemed is after a regular record date for a declared regular dividend on the STRD Stock and on or before the next regular dividend payment date, then the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such repurchase or redemption, as applicable, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share.
Except as described in the preceding paragraph, regular dividends on any share of STRD Stock will cease to accrue from and after the fundamental change repurchase date or redemption date, as applicable, for such share.
Limitations on Our Ability to Pay Dividends
We may not have sufficient cash to pay regular dividends on the STRD Stock in cash. In addition, applicable law (including the DGCL), regulatory authorities, the agreements governing our indebtedness and our dividend senior stock, including our STRK Stock and our STRF Stock, may restrict our ability to pay dividends on the STRD Stock. Similarly, statutory, contractual or other restrictions may limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us to enable us to pay regular dividends on the STRD Stock.
Priority of Dividends; Limitation on Junior Payments; No Participation Rights
Except as described below under “-Limitation on Dividends on Parity Stock” and “-Limitation on Certain Payments,” the STRD Stock Certificate of Designations does not prohibit or restrict us or our board of directors from declaring or paying any dividend or distribution (whether in cash, securities or other property, or any combination of the foregoing) on any class or series of our stock, and, unless such dividend or distribution is declared on the STRD Stock, the STRD Stock will not be entitled to participate in such dividend or distribution.
For purposes of the descriptions below under the captions “-Limitation on Dividends on Parity Stock” and “-Limitation on Certain Payments,” a regular dividend on the STRD Stock will be deemed to have been paid if such regular dividend is declared and consideration in kind and amount that is sufficient, in accordance with the STRD Stock Certificate of Designations, to pay such regular dividend is set aside for the benefit of the preferred stockholders entitled thereto.
Limitation on Dividends on Parity Stock
If less than all accrued and unpaid regular dividends on the outstanding STRD Stock in respect of a regular dividend period have been declared and paid as of the regular dividend payment date immediately following such regular dividend period, then, until and unless all accrued and unpaid regular dividends on the outstanding STRD Stock in respect of one full regular dividend period have been paid, no dividends may be declared or paid on any class or series of dividend parity stock unless regular dividends are simultaneously declared on the STRD Stock on a pro rata basis, such that (i) the ratio of (x) the dollar amount of regular dividends so declared per share of STRD Stock to (y) the dollar amount of the total accrued and unpaid regular dividends, in respect of the most recent regular dividend period, per share of STRD Stock immediately before the payment of such regular dividend is no less than (ii) the ratio of (x) the dollar amount of dividends so declared or paid per share of such class or series of dividend parity stock to (y) the dollar amount of the total accrued and unpaid dividends per share of such class or series of dividend parity stock immediately before the payment of such dividend (which dollar amount in this clause (y) will, if dividends on such class or series of dividend parity stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof).
Limitation on Certain Payments
As long as any STRD Stock is outstanding, then no dividends or distributions (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on any of our “junior stock” (as defined below under the caption “-Definitions”), and neither we nor any of our subsidiaries will purchase, redeem or otherwise acquire for value (whether in cash, securities or other property, or any combination of the foregoing) any of our junior stock or dividend parity stock, in each case unless all accrued regular dividends, if any, on the STRD Stock in respect of the most recently completed regular dividend periods have been declared and paid in full. However, the restrictions described in the preceding sentence will not apply to the following:
•dividends and distributions on junior stock that are payable solely in shares of junior stock, together with cash in lieu of any fractional share;
•the purchase of any junior stock or dividend parity stock solely with the proceeds of a substantially simultaneous sale of other junior stock;
•purchases, redemptions or other acquisitions of junior stock in connection with the administration of any benefit or other incentive plan of ours (including any employment contract) in the ordinary course of business, including (x) the forfeiture of unvested shares of restricted stock, or any withholdings (including withholdings effected by a repurchase or similar transaction), or other surrender, of shares that would otherwise be deliverable upon exercise, delivery or vesting of equity awards under any such plan or contract, in each case whether for payment of applicable taxes or the exercise price, or otherwise; (y) cash paid in connection therewith in lieu of issuing any fractional share; and (z) purchases of junior stock pursuant to a publicly announced repurchase plan to offset the dilution resulting from issuances pursuant to any such plan or contract; provided, however, that repurchases pursuant to this clause (z) will be permitted pursuant to the exception described in this bullet point only to the extent that the number of shares of junior stock so repurchased does not exceed the related “number of incremental diluted shares” (as defined below under the caption “-Definitions”);
•purchases, or other payments in lieu of the issuance, of any fractional share of junior stock in connection with the conversion, exercise or exchange of such junior stock or of any securities convertible into, or exercisable or exchangeable for, junior stock;
•purchases, or other payments in lieu of the issuance, of any fractional share of dividend parity stock in connection with the conversion, exercise or exchange of such dividend parity stock or of any securities convertible into, or exercisable or exchangeable for, dividend parity stock;
•(x) dividends and distributions of junior stock, or rights to acquire junior stock, pursuant to a stockholder rights plan; and (y) the redemption or repurchase of such rights pursuant to such stockholder rights plan;
•purchases of junior stock or dividend parity stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect on the immediately preceding regular dividend payment date and such purchases, if effected immediately before such regular dividend payment date, would not have been prohibited by the provision described in the first sentence under this “-Limitation on Certain Payments” section;
•the settlement of any convertible note hedge transactions, capped call transactions or similar transactions entered into in connection with the issuance, by us or any of our subsidiaries, of any debt securities that are convertible into, or exchangeable for, our common stock (or into or for any combination of cash and our common stock based on the value of our common stock), provided such transactions are on customary terms and were entered into either (x) before June 10, 2025 or (y) in compliance with the provision described in the first sentence under this “-Limitation on Certain Payments” section;
•the acquisition, by us or any of our subsidiaries, of record ownership of any junior stock or dividend parity stock solely on behalf of persons (other than us or any of our subsidiaries) that are the beneficial owners thereof, including as trustee or custodian (or as a result of our acquisition of another person that was, immediately before such acquisition, the record or beneficial owner of such junior stock or dividend parity stock, as applicable, provided such record or beneficial ownership was not obtained in anticipation of such acquisition);
•the exchange, conversion or reclassification of dividend parity stock solely for or into junior stock or other dividend parity stock, together with the payment, in connection therewith, of cash in lieu of any fractional share; and
•the exchange, conversion or reclassification of junior stock solely for or into other junior stock, together with the payment, in connection therewith, of cash in lieu of any fractional share.

For the avoidance of doubt, the provisions described in this “-Limitation on Certain Payments” section will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any capital stock.
Our STRK Stock and our STRF Stock contain, and any dividend senior stock that we may issue in the future could contain, provisions similar to the one described in this “-Limitation on Certain Payments” section. In the case of our STRK Stock and our STRF Stock, we are prohibited, and, in the case of any dividend senior stock that we may issue in the future, we may be prohibited, from paying dividends on the STRD Stock or purchasing, redeeming or acquiring the STRD Stock until and unless we first pay accumulated dividends in full on our STRK Stock, our STRF Stock and such dividend senior stock.
Tax Considerations
A holder or beneficial owner of the STRD Stock may, in some circumstances, be deemed to have received a distribution that is subject to U.S. federal income tax with respect to any increase in the liquidation preference or any discount at issuance. Applicable withholding taxes (including backup withholding) may be withheld from dividends. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a preferred stockholder, then those withholding taxes may be set off against payments of cash in respect of the STRD Stock or sales proceeds received by, or other funds or assets of, that preferred stockholder. We or any other withholding agent may also require alternative arrangements to collect any withholding tax to ensure that we or such withholding agent is not out-of-pocket for any potential withholding tax liability.
Rights Upon Our Liquidation, Dissolution or Winding Up
If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, then, subject to the rights of any of our creditors, each share of STRD Stock will entitle the holder thereof to receive payment for the following amount out of our assets or funds legally available for distribution to our stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any liquidation junior stock:
•the “liquidation preference” (as defined below under the caption “-Definitions”) per share of STRD Stock as of the business day immediately before the date of such payment; and
•all declared and unpaid regular dividends, if any, that will have accrued on such share to, but excluding, the date of such payment.
Upon payment of such amount in full on the outstanding STRD Stock, holders of the STRD Stock will have no rights to our remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of STRD Stock and the corresponding amounts payable in respect of all outstanding shares of liquidation parity stock, if any, then, subject to the rights of any of our creditors or holders of any outstanding liquidation senior stock, such assets or funds will be distributed ratably on the outstanding shares of STRD Stock and liquidation parity stock in proportion to the full respective distributions to which such shares would otherwise be entitled.
For purposes of the provisions described above in this “-Rights Upon Our Liquidation, Dissolution or Winding Up” section, our consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of our assets (other than a sale, lease or other transfer in connection with our liquidation, dissolution or winding up) to, another person will not, in itself, constitute our liquidation, dissolution or winding up, even if, in connection therewith, the STRD Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.
The STRD Stock Certificate of Designations does not contain any provision requiring funds to be set aside to protect the liquidation preference of the STRD Stock, even though it is substantially in excess of the par value thereof. As such, we may have no assets or funds available for payment on the STRD Stock upon our liquidation, dissolution or winding up.

Voting Rights
The STRD Stock has no voting rights except as described below or as provided in our Certificate or required by the DGCL.
Voting and Consent Rights with Respect to Specified Matters
Subject to the other provisions described below, while any STRD Stock is outstanding, each of the following events will require, and cannot be effected without, the affirmative vote or consent of preferred stockholders, and holders of each class or series of voting parity stock, if any, with similar voting or consent rights with respect to such event, representing at least a majority of the combined outstanding voting power of the STRD Stock and such voting parity stock, if any:
(1)any amendment, modification or repeal of any provision of our Certificate or the STRD Stock Certificate of Designations that materially adversely affects the special rights, preferences or voting powers of the STRD Stock

(other than an amendment, modification or repeal permitted by the provisions described below under the caption “-Certain Amendments Permitted Without Consent”); and
(2)our consolidation or combination with, or merger with or into, another person, or any binding or statutory share exchange or reclassification involving the STRD Stock, in each case unless:
(a) the STRD Stock either (i) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (ii) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;
(b) the STRD Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable (as determined by our board of directors in good faith) to the holders thereof than the rights, preferences and voting powers, taken as a whole, of the STRD Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and
(c) the issuer of the STRD Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not us, will succeed to us under the STRD Stock Certificate of Designations and the STRD Stock.
However, a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (a), (b) and (c) of paragraph (2) above will not require any vote or consent pursuant to paragraph (1) above. In addition, each of the following will be deemed not to materially adversely affect the rights, preferences or voting powers of the STRD Stock (or cause any of the rights, preferences or voting powers of any such preference securities to be materially less favorable as described above) and will not require any vote or consent pursuant to any of the preceding clauses (1) or (2):

•	any increase in the number of the authorized but unissued shares of our undesignated preferred stock;

•	any increase in the number of authorized or issued shares of STRD Stock; and

•	the creation and issuance, or increase in the authorized or issued number, of any class or series of stock (including, for the avoidance of doubt, dividend parity stock, liquidation parity stock, dividend senior stock or liquidation senior stock).
If any event described in paragraphs (1) or (2) above would materially adversely affect the rights, preferences or voting powers of one or more, but not all, classes or series of voting parity stock (which term, solely for these purposes, includes the STRD Stock), then those classes or series whose rights, preferences or voting powers would not be materially adversely affected will be deemed not to have voting or consent rights with respect to such event. Furthermore, an amendment, modification or repeal described in paragraph (1) above that materially adversely affects the special rights, preferences or voting powers of the STRD Stock cannot be effected without the affirmative vote or consent of preferred stockholders, voting separately as a class, of at least a majority of the STRD Stock then outstanding.
Certain Amendments Permitted Without Consent
Notwithstanding anything to the contrary described in paragraph (1) above under the caption “-Voting and Consent Rights with Respect to Specified Matters,” we may amend, modify or repeal any of the terms of the STRD Stock without the vote or consent of any preferred stockholder to:

•cure any ambiguity or correct any omission, defect or inconsistency in the STRD Stock Certificate of Designations or the certificates representing the STRD Stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the DGCL in connection therewith;
•conform the provisions of the STRD Stock Certificate of Designations or the certificates representing the STRD Stock to the “Description of STRD Stock ” section of the preliminary prospectus supplement dated June 2, 2025, as supplemented by the related pricing term sheet dated June 5, 2025;
•provide for or confirm the issuance of additional STRD Stock pursuant to the STRD Stock Certificate of Designations;
•provide for any transfer restrictions that apply to any shares of STRD Stock (other than the shares of STRD Stock issued in the initial offering of STRD Stock or in any subsequent offerings and any shares of STRD Stock issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act; or
•make any other change to our Certificate, the STRD Stock Certificate of Designations or the certificates representing the STRD Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any preferred stockholder (other than preferred stockholders that have consented to such change), as such, in any material respect (as determined by our board of directors in good faith).

Procedures for Voting and Consents
If any vote or consent of the preferred stockholders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then our board of directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions described in this section. Such rules and procedures may include fixing a record date to determine the preferred stockholders (and, if applicable, holders of voting parity stock) that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents.
Each share of STRD Stock will be entitled to one vote on each matter on which the holders of the STRD Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock. The respective voting powers of the STRD Stock and all classes or series of voting parity stock entitled to vote on any matter together as a single class will be determined (including for purposes of determining whether a plurality, majority or other applicable portion of votes has been obtained) in proportion to their respective liquidation amounts. Solely for these purposes, the liquidation amount of the STRD Stock or any such class or series of voting parity stock will be the maximum amount payable in respect of the STRD Stock or such class or series, as applicable, assuming we are liquidated on the record date for the applicable vote or consent (or, if there is no record date, on the date of such vote or consent).

A consent or affirmative vote of the preferred stockholders pursuant to the provisions described above under the caption “-Voting and Consent Rights with Respect to Specified Matters” may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.
Redemption at Our Option
The STRD Stock is not redeemable at our option except pursuant to an optional redemption or a tax redemption, as described below.
Optional Redemption

Subject to the terms of the STRD Stock Certificate of Designations, we have the right, at our election, to redeem all, but not less than all, of the outstanding STRD Stock, at any time for cash if the total number of shares of STRD Stock then outstanding is less than 25% of the total number of shares of STRD Stock that have been issued in all offerings we have made of STRD Stock as of such date, taken together. We refer to a redemption pursuant to the provision described above as an “optional redemption.”
Tax Redemption
Subject to the terms of the STRD Stock Certificate of Designations, we have the right, at our election, to redeem all, and not less than all, of the STRD Stock, at any time, for cash if a “tax event” (as defined below under the caption “-Definitions”) occurs. We refer to a redemption pursuant to this provision described in this paragraph as a “tax redemption.”
Redemption Date
The redemption date will be a business day of our choosing that is no more than 60, nor less than 15, calendar days after the date we send the related redemption notice, as described below.
Redemption Price
The redemption price for a share of STRD Stock called for either optional redemption or tax redemption will be an amount equal to (i) the liquidation preference of such share as of the business day before the date we send the related redemption notice, as described below, plus (ii) declared and unpaid regular dividends, if any, on such share that will have accrued to, but excluding, the redemption date. For the avoidance of doubt, the redemption price will not include payment of any undeclared regular dividends. However, if the redemption date is after a regular record date for a declared regular dividend on the STRD Stock and on or before the next regular dividend payment date, then (a) the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be deemed to be zero.
Redemption Notice
We will send to the preferred stockholders notice of the redemption containing certain information set forth in the STRD Stock Certificate of Designations, including the redemption price and the redemption date.
Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase STRD Stock
Generally
If a fundamental change occurs, then, each preferred stockholder will have the right (the “fundamental change repurchase right”) to require us to repurchase some or all of its shares of STRD Stock for cash on a date (the
“fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below. We refer to a repurchase of any STRD Stock pursuant to the provisions described in this section as a “repurchase upon fundamental change.” Notwithstanding anything to the contrary, in no event will any preferred stockholder be entitled to require us to repurchase a number of shares of STRD Stock that is not a whole number.
The repurchase price (the “fundamental change repurchase price”) for a share of STRD Stock tendered for repurchase will be an amount equal to (i) the stated amount of such share, plus (ii) declared and unpaid regular dividends, if any, on such share that will have accrued to, but excluding, the fundamental change repurchase date. For the avoidance of doubt, the fundamental change repurchase price will not include payment of any undeclared regular dividends. However, if the fundamental change repurchase date is after a regular record date for a declared regular dividend on the STRD Stock and on or before the next regular dividend payment date, then (a) the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be deemed to be zero.
Notice of Fundamental Change
On or before the 20th calendar day after the effective date of a fundamental change, we will send to each preferred stockholder notice of such fundamental change containing certain information set forth in the STRD Stock Certificate of Designations, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures preferred stockholders must follow to tender their STRD Stock for repurchase.
Procedures to Exercise the Fundamental Change Repurchase Right
To exercise its fundamental change repurchase right with respect to any STRD Stock, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).
The fundamental change repurchase notice must contain certain information set forth in the STRD Stock Certificate of Designations, including the certificate number of any physical certificate representing any STRD Stock to be repurchased, or must otherwise comply with the depositary procedures in the case of a global certificate.
A holder of STRD Stock that has delivered a fundamental change repurchase notice with respect to any STRD Stock may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the STRD Stock Certificate of Designations, including the certificate number of any physical certificate representing any STRD Stock with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global certificate.
STRD Stock to be repurchased must be delivered to the paying agent (in the case of STRD Stock represented by any physical certificate) or the depositary procedures must be complied with (in the case of STRD Stock represented by any global certificate) for the holder of such STRD Stock to be entitled to receive the fundamental change repurchase price.
Compliance with Securities Laws
We will comply, in all material respects, with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that our obligations to offer to repurchase and to repurchase STRD Stock pursuant to the provisions described above conflict with any law or regulation that is applicable to us, our compliance with such law or regulation will not be considered to be a breach of those obligations.
Funds Legally Available for Payment of the Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions
Notwithstanding anything to the contrary, (i) we will not be obligated to pay the fundamental change repurchase price of any shares of STRD Stock to the extent, and only to the extent, we do not have sufficient funds legally available to pay the same; and (ii) if we do not have sufficient funds legally available to pay the fundamental change repurchase price of all shares of STRD Stock that are otherwise to be repurchased pursuant to a repurchase upon fundamental change, then (a) we will pay the maximum amount of such fundamental change repurchase price that can be paid out of funds legally available for payment, which payment will be made pro rata to each preferred stockholder based on the total number of shares of STRD Stock of such preferred stockholder that were otherwise to be repurchased pursuant to such repurchase upon fundamental change; and (b) we will cause all such shares as to which the fundamental change repurchase price was not paid to be returned to the holder(s) thereof, and such shares will be deemed to remain outstanding. We will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a fundamental change unless we have sufficient funds legally available to fully pay the maximum aggregate fundamental change repurchase price that would be payable in respect of such fundamental change on all shares of STRD Stock then outstanding.
Repurchase by Third Party
Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase STRD Stock pursuant to a repurchase upon fundamental change if (i) one or more third parties conduct the repurchase offer and repurchase tendered STRD Stock in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any STRD Stock repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or other similar taxes) than such owner would have received had we repurchased such STRD Stock.
No Preemptive Rights
Without limiting the rights of preferred stockholders described above, the STRD Stock does not have any preemptive rights to subscribe for or purchase any of our securities.
Calculations
Responsibility; Schedule of Calculations
Except as otherwise provided in the STRD Stock Certificate of Designations, we will be responsible for making all calculations called for under the STRD Stock Certificate of Designations or the STRD Stock, including determinations of the last reported sale prices, liquidation preference, fundamental change repurchase price, redemption price and accrued regular dividends on the STRD Stock. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all preferred stockholders. We will provide a schedule of these calculations to any preferred stockholder or any beneficial owner of any STRD Stock upon written request.
Calculations Aggregated for Each Preferred Stockholder
The composition of the consideration due upon the payment of the fundamental change repurchase price or redemption price for, and the payment on a regular dividend payment date of regular dividends on, the STRD Stock of any preferred stockholder will (in the case of a global certificate, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total number of shares of STRD Stock of such preferred stockholder to be repurchased (in the case of payment of the fundamental change repurchase price) or redeemed (in the case of payment of the redemption price) or held by such preferred stockholder as of the close of business on the related regular record date (in the case of payment of such regular dividends), as applicable. Any cash amounts due to such preferred stockholder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent.
Notices
We will send all notices or communications to preferred stockholders pursuant to the STRD Stock Certificate of Designations in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the preferred stockholders’ respective addresses shown on the register for the STRD Stock. However, in the case of STRD Stock represented by one or more global certificates, we are permitted to send notices or communications to preferred stockholders pursuant to the depositary procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such preferred stockholders in writing.

Definitions
“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on June 10, 2025.
“Board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.
“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into such equity.
“Class A Stock” means our class A common stock, $0.001 par value per share.
“Class B Stock” means our class B common stock, $0.001 par value per share.
“Close of business” means 5:00 p.m., New York City time.
“Depositary” means The Depository Trust Company or its successor, or any successor depositary for the applicable shares of STRD Stock.
“Depositary procedures” means, with respect to any transfer, exchange or other transaction involving a global certificate representing any STRD Stock, or any beneficial interest in such certificate, the rules and procedures of the depositary applicable to such transfer, exchange or transaction.
“Dividend junior stock” means any class or series of our stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the STRD Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend junior stock includes our Class A Stock and our Class B Stock. For the avoidance of doubt, dividend junior stock will not include any securities of our subsidiaries.
“Dividend parity stock” means any class or series of our stock (other than the STRD Stock) whose terms expressly provide that such class or series series will rank equally with the STRD Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, dividend parity stock will not include any securities of our subsidiaries.

“Dividend senior stock” means any class or series of our stock whose terms expressly provide that such class or series will rank senior to the STRD Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend senior stock includes our STRF Stock, our STRC Stock and our STRK Stock. For the avoidance of doubt, dividend senior stock will not include any securities of our subsidiaries.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Fundamental change” means any of the following events:
(i) either (a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) us; (x) our “wholly owned subsidiaries” (as defined below); (y) any employee benefit plans of ours or our wholly owned subsidiaries; or (z) any “permitted party” (as defined below)), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our common equity representing more than 50% of the voting power of all of our common equity; or (b) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) us; (x) our “wholly owned subsidiaries” (as defined below); or (y) any employee benefit plans of ours or our wholly owned subsidiaries), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our Class A Stock representing more than 50% of the voting power of all of our Class A Stock, provided that, solely for purposes of this clause (b), none of the following will constitute beneficial ownership of our Class A Stock: (x) beneficial ownership of our Class B Stock; and (y) beneficial ownership by any permitted party of any of our Class A Stock issued upon conversion of our Class B Stock; or
(ii) the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our Class A Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii).
For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso); and (y) whether a person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.
“Junior stock” means any dividend junior stock or liquidation junior stock.
“Last reported sale price” per share of STRD Stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of STRD Stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the STRD Stock is then listed. If the STRD Stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of STRD Stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the STRD Stock is not so quoted on such trading day, then the last reported sale price will be the mid-point of the last bid price and the last ask price per share of STRD Stock on such trading day from a nationally recognized independent investment banking firm we select (or, if no such last bid price or last ask price is available, the fair value of one share of STRD Stock on such trading day determined by a nationally recognized independent investment banking firm we select).
“Liquidation junior stock” means any class or series of our stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the STRD Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. Liquidation junior stock includes our Class A Stock and our Class B Stock. For the avoidance of doubt, liquidation junior stock will not include any securities of our subsidiaries.
“Liquidation parity stock” means any class or series of our stock (other than the STRD Stock) whose terms expressly provide that such class or series will rank equally with the STRD Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. For the avoidance of doubt, liquidation parity stock will not include any securities of our subsidiaries.
“Liquidation preference” initially means $100 per share of STRD Stock; provided, however, that, effective immediately after the close of business on each business day after June 10, 2025 (and, if applicable, during the course of a business day on which any sale transaction to be settled by the issuance of STRD Stock is executed, from the exact time of the first such sale transaction during such business day until the close of business of such business day), the liquidation preference per share of STRD Stock is adjusted to be the greatest of (i) the stated amount per share of STRD Stock; (ii) in the case of any business day with respect to which we have, on such business day or any business day during the ten (10) trading day period preceding such business day, executed any sale transaction to be settled by the issuance of STRD Stock, an amount equal to the last reported sale price per share of STRD Stock on the trading day immediately before such business day; and (iii) the arithmetic average of the last reported sale prices per share of STRD Stock for each trading day of the ten (10) consecutive trading days immediately preceding such business day, provided, however, that, if applicable, the reference in this clause (iii) to ten (10) will be replaced by such lesser number of trading days as have elapsed during the period from, and including, June 10, 2025 to, but excluding, such business day. Notwithstanding anything to the contrary in the preceding sentence, at all times before the first date on which we execute any sale transaction to be settled by the issuance of STRD Stock (other than the STRD Stock initially issued on June 10, 2025), the liquidation preference per share of STRD Stock will be $100. We refer to the liquidation preference of the STRD Stock herein as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the liquidation preference immediately after the close of business on such date. For purposes of this definition, references to our execution of any sale transaction to be settled by the issuance of STRD Stock includes any resale of any shares of STRD Stock that we or any of our subsidiaries have purchased or otherwise acquired.
“Liquidation senior stock” means any class or series of our stock whose terms expressly provide that such class or series will rank senior to the STRD Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. Liquidation senior stock includes our STRF Stock, our STRC Stock and our STRK Stock. For the avoidance of doubt, liquidation senior stock will not include any securities of our subsidiaries.
“Market disruption event” means, with respect to the STRD Stock, on any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the STRD Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the STRD Stock or in any options contracts or futures contracts relating to the STRD Stock.

“Number of incremental diluted shares” means the increase in the number of diluted shares of the applicable class or series of junior stock (determined in accordance with generally accepted accounting principles in the United States, as the same is in effect on June 10, 2025, and assuming net income is positive) that would result from the grant, vesting or exercise of equity-based compensation to directors, employees, contractors and agents (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to such class or series of junior stock).
“Permitted party” means any “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that consists of, or includes, Michael J. Saylor, the heirs of Michael J. Saylor, or any Affiliates of Michael J. Saylor or the heirs of Michael J. Saylor.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”
“Preferred stockholder,” or “holder” of any STRD Stock, means any person in whose name any share of STRD Stock is registered on the registrar’s books.
“Regular dividend payment date” means each March 31, June 30, September 30 and December 31 of each year.
“Regular dividend period” means each period from, and including, a regular dividend payment date to, but excluding, the next regular dividend payment date.
“Regular dividend rate” means 10.00% per annum.
“Regular dividends” has the meaning set forth above under the caption “-Regular Dividends-Generally.”

“Regular record date” has the following meaning: (i) March 15, in the case of a regular dividend payment date occurring on March 31; (ii) June 15, in the case of a regular dividend payment date occurring on June 30; (iii) September 15, in the case of a regular dividend payment date occurring on September 30; and (iv) December 15, in the case of a regular dividend payment date occurring on December 31.
“Stated amount” means $100 per share of STRD Stock.
“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
A “tax event” will be deemed to occur if we have received an opinion of counsel experienced in such matters to the effect that, as a result of:
•any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;
•an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;
•any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or
•a threatened challenge asserted in writing in connection with a tax audit of us or any of our subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the STRD Stock, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after June 5, 2025, there is more than an insubstantial risk that any of the outstanding STRD Stock is treated as “fast-pay stock” within the meaning of Treasury Regulation Section 1.7701(l)-3(b)(2) (or becomes subject to substantially similar successor provision).
“Trading day” means, with respect to the STRD Stock, any day on which (i) trading in the STRD Stock generally occurs on the principal U.S. national or regional securities exchange on which the STRD Stock is then listed or, if the STRD Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the STRD Stock is then traded; and (ii) there is no market disruption event. If the STRD Stock is not so listed or traded, then “trading day” with respect to the STRD Stock means a business day.

“Voting parity stock” means, with respect to any matter as to which preferred stockholders are entitled to vote pursuant to the provisions described above under the caption “-Voting Rights-Voting and Consent Rights with Respect to Specified Matters,” each class or series of outstanding dividend parity stock or liquidation parity stock, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter. For the avoidance of doubt, voting parity stock will not include any securities of our subsidiaries.
“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.
Book Entry, Settlement and Clearance
Global Certificates
The STRD Stock was initially issued in the form of one or more certificates (the “global certificates”) registered in the name of Cede & Co., as nominee of DTC, and will be deposited with the transfer agent as custodian for DTC.
Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global certificate. We expect that, under procedures established by DTC:
•upon deposit of a global certificate with DTC’s custodian, DTC will credit the shares of STRD Stock represented by such global certificate to the accounts of the DTC participants designated by the underwriters for the applicable offering; and
•ownership of beneficial interests in a global certificate will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global certificate).
Book-Entry Procedures for Global Certificates
All interests in a global certificate will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to the STRD Stock. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the transfer agent or any of the underwriters of any offering of the STRD Stock will be responsible for those operations or procedures.
DTC has advised us that it is:
•a limited purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of the New York State Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of STRD Stock who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global certificate, DTC or that nominee will be considered the sole owner or holder of the STRD Stock represented by that global certificate for all purposes under the STRD Stock Certificate of Designations. Except as provided below, owners of beneficial interests in a global certificate:
•will not be entitled to have STRD Stock represented by the global certificate registered in their names;
•will not receive or be entitled to receive physical, certificated STRD Stock registered in their respective names (“physical certificates”); and
•will not be considered the owners or holders of the STRD Stock under the STRD Stock Certificate of Designations for any purpose.
As a result, each investor who owns a beneficial interest in a global certificate must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a preferred stockholder under the STRD Stock Certificate of Designations.
Payments on any global certificates will be made to DTC’s nominee as the registered holder of the global certificate. None of us, the transfer agent or the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global certificate, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global certificate will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Physical Certificates
A global certificate will be exchanged, pursuant to customary procedures, for one or more physical certificates only if:
•DTC notifies us or the transfer agent that it is unwilling or unable to continue as depositary for such global certificate or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation; or
•we, in our sole discretion, permit the exchange of any beneficial interest in such global certificate for one or more physical certificates at the request of the owner of such beneficial interest.